As filed with the Securities and Exchange Commission on August 20, 1997
                                             Registration No. 333-______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        THE HOME-STAKE OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

           Oklahoma                                 1311                            73-0288030
(State or other jurisdiction of         (Primary Standard Industrial              (IRS Employer
incorporation or organization)          Classification Code Number)          Identification Number)

                         15 East 5th Street, Suite 2800
                             Tulsa, Oklahoma 74103
                                 (918) 583-0178
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Robert C. Simpson
          Chairman of the Board, Chief Executive Officer and President
                        The Home-Stake Oil & Gas Company
                         15 East 5th Street, Suite 2800
                             Tulsa, Oklahoma 74103
                                 (918) 583-0178
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                          Lynnwood R. Moore, Jr., Esq.
                               Conner & Winters,
                           A Professional Corporation
                             2400 First Place Tower
                               15 East 5th Street
                             Tulsa, Oklahoma 74103

          Approximate date of commencement of proposed sale to the public: At the Effective Time of the Merger as provided in the Agreement of Merger described herein.

          If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                              Proposed             Proposed
       Title of each class of          Amount to be       maximum offering     maximum aggregate       Amount of
    securities to be registered         registered         price per unit        offering price     registration fee
------------------------------------------------------------------------------------------------------------------------
   Common Stock, $.01 par value     2,742,500 shares(1)      $ 3.528(2)          $ 9,676,565(2)         $ 2,933
========================================================================================================================

(1) A maximum of 2,742,500 shares of Common Stock, par value $0.01 per share, of the Registrant are to be offered in exchange for 56,352 shares of Common Stock, par value $40.00 per share, of The Home-Stake Royalty Corporation ("HSRC").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. Pursuant to such rule, the maximum aggregate offering price has been determined on the basis of the book value at June 30, 1997, of the issued and outstanding shares of Common Stock of HSRC (other than outstanding shares of Common Stock of HSRC currently owned by the Registrant).


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

[To be mailed to stockholders of The Home-Stake Oil & Gas Company only]



                               [HSOG LETTERHEAD]

                                                                October 13, 1997
To the Stockholders of The Home-Stake Oil & Gas Company:

     Enclosed are a Notice of a Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for the Special Meeting of Stockholders (the "Special Meeting") of The Home-Stake Oil & Gas Company ("HSOG") to be held on November 20, 1997, at 9:00 a.m., in the offices of HSOG at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma.

     At the Special Meeting you will be asked to consider and vote on a proposal to approve and adopt a Merger Agreement between The Home-Stake Royalty Corporation ("HSRC") and HSOG (the "Merger Agreement"), pursuant to which HSRC will be merged with and into HSOG (the "Merger") and the Common Stock of HSOG will be split on a 30-for-1 basis (the common stock resulting from such stock split is hereinafter referred to as "New HSOG Common Stock"). The terms of the Merger Agreement provide that holders of HSRC Common Stock (other than HSOG and holders who have perfected their appraisal rights under Oklahoma law) will receive 48.66 shares of New HSOG Common Stock for each share of HSRC Common Stock owned as of the effective time of the Merger, and that holders of Common Stock of HSOG will receive 30 shares of New HSOG Common Stock for each share of Common Stock of HSOG owned as of the effective time of the Merger. The terms of the Merger Agreement also provide that HSOG's Certificate of Incorporation will be amended to increase the number of authorized shares of HSOG capital stock in order to accomplish the Merger. Details of the proposal are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

     At the meeting, you will also be asked to approve certain changes to HSOG's Certificate of Incorporation set forth in the accompanying Joint Proxy Statement and Prospectus and to approve the HSOG 1997 Incentive Stock Plan.

     After careful consideration, the Board of Directors of HSOG has determined that the proposed Merger is fair to and in the best interests of HSOG and its stockholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that all stockholders vote for its approval. The Board of Directors has also determined that the proposed changes to HSOG's Certificate of Incorporation and adoption of the HSOG 1997 Incentive Stock Plan are in the best interests of HSOG and its stockholders and unanimously recommends that all stockholders vote for the approval of such proposals.

     In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy. All stockholders are cordially invited to attend the Special Meeting in person.

                    Sincerely,



                    Robert C. Simpson
                    Chairman of the Board, Chief Executive Officer and President

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                       The Home-Stake Oil & Gas Company
                        15 East 5th Street, Suite 2800
                             Tulsa, Oklahoma 74103

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1997

To the Stockholders of The Home-Stake Oil & Gas Company:

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of The Home-Stake Oil & Gas Company ("HSOG") will be held on
November 20, 1997, at 9:00 a.m., in the offices of HSOG at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt an Agreement of Merger dated as of August 14, 1997, (the "Merger Agreement"), between HSOG and The Home-Stake Royalty Corporation ("HSRC"), pursuant to which, among other things:

                (a) HSRC will be merged with and into HSOG (the "Merger") with HSOG to be the surviving corporation in the Merger;

                (b) the Common Stock of HSOG will be split on a 30-for-1 basis (the common stock resulting from such stock split is hereinafter referred to as "New HSOG Common Stock");

                (c) each stockholder of HSRC (other than HSOG and HSRC stockholders who have perfected their appraisal rights under Oklahoma law) will receive 48.66 shares of New HSOG Common Stock for each share of HSRC Common Stock owned as of the effective time of the Merger (which represents approximately 1.62 shares of HSOG Common Stock prior to the stock split for each share of HSRC Common Stock); and

                (d) each stockholder of HSOG (other than HSRC and HSOG stockholders who have perfected their appraisal rights under Oklahoma law) will receive 30 shares of New HSOG Common Stock for each share of Common Stock of HSOG owned as of the effective time of the Merger.

         A copy of the Merger Agreement is attached as Appendix A to the Joint Proxy Statement and Prospectus. The terms of the Merger Agreement also provide for the amendment of HSOG's Certificate of Incorporation to increase the authorized capital stock in order to effect and facilitate the Merger and stock split.

     2. To consider and vote upon certain proposals to amend the HSOG Certificate of Incorporation which are discussed in the accompanying Joint Proxy Statement and Prospectus.

     3. To consider and vote on a proposal to approve and adopt the HSOG 1997 Incentive Stock Plan.

     4. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 30, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of HSOG stockholders entitled to vote at the Special Meeting will be available for examination, for any purpose germane to the Special Meeting, during ordinary business hours, at the offices of HSOG for ten days prior to the Special Meeting and at the time and place of the Special Meeting. HSOG stockholders who follow the procedures specified in Section 1091 of the Oklahoma General Corporation Act have the right to dissent from the Merger and will be entitled to file a petition in an Oklahoma district court to have their shares of HSOG Common Stock appraised by such court and receive payment of the amount of "fair value" of such shares as determined by such court. It is a condition to the consummation of the Merger (unless waived by HSOG), that holders of not more than 12% of the outstanding shares of Common Stock of HSOG or HSRC shall have exercised their appraisal rights.

     In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. You are cordially invited to attend the Special Meeting in person. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, a Proxy may be revoked at any time before it is voted.

                              By Order of the Board of Directors,



Tulsa, Oklahoma               Chris K. Corcoran
October 13, 1997              Executive Vice President, Chief Financial Officer,
                               and Secretary

[To be mailed to stockholders of The Home-Stake Royalty Corporation only]



                               [HSRC LETTERHEAD]


                                                                October 13, 1997

To the Stockholders of The Home-Stake Royalty Corporation:

     Enclosed are a Notice of a Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus, and a Proxy for the Special Meeting of Stockholders (the "Special Meeting") of The Home-Stake Royalty Corporation ("HSRC") to be held on November 20, 1997, at 9:00 a.m., in the offices of HSRC at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma.

     At the Special Meeting you will be asked to consider and vote on a proposal to approve and adopt a Merger Agreement between The Home-Stake Oil & Gas Company ("HSOG") and HSRC (the "Merger Agreement"), pursuant to which, among other things, HSRC will be merged with and into HSOG (the "Merger"). The terms of the Merger Agreement provide that holders of HSRC Common Stock (other than HSOG and holders who have perfected their appraisal rights under Oklahoma law) will receive 48.66 shares of New HSOG Common Stock for each share of HSRC Common Stock owned as of the effective time of the Merger. Details of the proposal are set forth in the accompanying Joint Proxy Statement and Prospectus, which you should read carefully.

     After careful consideration, the Board of Directors of HSRC has determined that the proposed Merger is fair to and in the best interests of HSRC and its stockholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and recommends that all stockholders vote for its approval.

     In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy. All stockholders are cordially invited to attend the Special Meeting in person.

                    Sincerely,



                    Robert C. Simpson
                    Chairman of the Board, Chief Executive Officer and President

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                       The Home-Stake Royalty Corporation
                         15 East 5th Street, Suite 2800
                             Tulsa, Oklahoma 74103

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1997

To the Stockholders of The Home-Stake Royalty Corporation:

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of The Home-Stake Royalty Corporation ("HSRC") will be held on November 20, 1997, at 9:00 a.m., in the offices of HSRC at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, for the following purposes:

     1. To consider and vote on a proposal to approve and adopt an Agreement of Merger dated as of August 14, 1997, (the "Merger Agreement"), between The Home-Stake Oil & Gas Company ("HSOG") and HSRC, pursuant to which, among other things:

                 (a) HSRC will be merged with and into HSOG (the "Merger") with HSOG to be the surviving corporation; and

                 (b) each stockholder of HSRC (other than HSOG and HSRC stockholders who have perfected their appraisal rights under Oklahoma law) will receive 48.66 shares of New HSOG Common Stock (HSOG Common Stock will be split on a 30-for-1 basis upon effectiveness of the Merger) for each share of HSRC Common Stock owned as of the effective time of the Merger (which represents approximately 1.62 shares of HSOG Common Stock prior to the stock split for each share of HSRC Common Stock).

         A copy of the Merger Agreement is attached as Appendix A to the Joint Proxy Statement and Prospectus.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 30, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. A list of HSRC stockholders entitled to vote at the Special Meeting will be available for examination, for any purpose germane to the Special Meeting, during ordinary business hours, at the offices of HSRC for ten days prior to the Special Meeting and at the time and place of the Special Meeting. HSRC stockholders who follow the procedures specified in Section 1091 of the Oklahoma General Corporation Act have the right to dissent from the Merger and will be entitled to file a petition in an Oklahoma district court to have their shares of HSRC Common Stock appraised by such court and receive payment of the amount of "fair value" of such shares as determined by such court. It is a condition to the consummation of the Merger (unless waived by HSOG), that holders of not more than 12% of the outstanding shares of Common Stock of HSOG or HSRC shall have exercised their appraisal rights.

     In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. You are cordially invited to attend the Special Meeting in person. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, a Proxy may be revoked at any time before it is voted.

                               By Order of the Board of Directors,



Tulsa, Oklahoma                Chris K. Corcoran
October 13, 1997               Executive Vice President, Chief Financial Officer
                               and Secretary

                  SUBJECT TO COMPLETION, DATED AUGUST 20, 1997
                        THE HOME-STAKE OIL & GAS COMPANY
                                      AND
                       THE HOME-STAKE ROYALTY CORPORATION

                             JOINT PROXY STATEMENT
                    FOR THE SPECIAL MEETINGS OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 20, 1997

                              --------------------

                        THE HOME-STAKE OIL & GAS COMPANY
                                   PROSPECTUS

                              --------------------

     This Joint Proxy Statement and Prospectus (this "Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Boards of Directors of The Home-Stake Oil & Gas Company, an Oklahoma corporation ("HSOG"), and The Home-Stake Royalty Corporation, an Oklahoma corporation ("HSRC"), for use in connection with the Special Meeting of Stockholders of HSOG (the "HSOG Meeting") and the Special Meeting of Stockholders of HSRC (the "HSRC Meeting"), respectively, each of which is to be held on November 20, 1997, or any adjournment or postponement thereof. At such meetings, the stockholders of each of HSOG and HSRC will consider and vote upon a proposal to approve and adopt an Agreement of Merger dated as of August 14, 1997 (the "Merger Agreement"), between HSOG and HSRC, pursuant to which, among other things, (i) HSRC will be merged with and into HSOG (the "Merger") and
(ii) the shares of Common Stock, $20.00 par value per share, of HSOG ("HSOG Common Stock") will be split on a 30-for-1 basis (the common stock resulting from such stock split is hereinafter referred to as "New HSOG Common Stock"). As a result of the Merger, each of the then outstanding shares of Common Stock, $40.00 par value per share, of HSRC ("HSRC Common Stock") (other than shares held by HSOG which will be cancelled) will be converted into the right to receive 48.66 shares of New HSOG Common Stock (representing approximately 1.62 shares of HSOG Common Stock prior to the 30-for-1 stock split for each share of HSRC Common Stock) (subject to appraisal rights for dissenting HSRC stockholders) and each of the then outstanding shares of HSOG Common Stock (other than shares held by HSRC which will be cancelled) will be converted into the right to receive 30 shares of New HSOG Common Stock (subject to appraisal rights for dissenting HSOG stockholders).

     Also, the stockholders of HSOG will consider and vote upon proposals to approve certain amendments to the HSOG Certificate of Incorporation and the HSOG 1997 Incentive Stock Plan, and the stockholders of both HSOG and HSRC will transact such other business as may properly come before the meetings or any adjournment or postponement thereof.

     This Proxy Statement/Prospectus also constitutes a prospectus of HSOG with respect to up to approximately 2,742,203 shares of New HSOG Common Stock to be issued to the stockholders of HSRC pursuant to the Merger.

     The securities offered hereby involve a high degree of risk inherent to the oil and gas industry. See "Risk Factors" commencing on page 12 for a discussion of certain factors which should be considered in evaluating the Merger.

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of HSOG and HSRC on or about October 13, 1997.

                              --------------------

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

 The date of this Joint Proxy Statement and Prospectus is _____________, 1997.

                             AVAILABLE INFORMATION

     Each of HSOG and HSRC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by HSOG and HSRC with the Commission which can be accessed over the Internet at http://www.sec.gov.

     HSOG has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of New HSOG Common Stock to be issued to the stockholders of HSRC in connection with the Merger. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to HSOG and the New HSOG Common Stock, reference is made to the Registration Statement, including the exhibits filed as a part thereof. Statements contained in this Proxy Statement/Prospectus regarding the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by such reference. The Registration Statement and the exhibits filed as a part thereof are available for inspection and copying as set forth above.

                              --------------------

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy from a person, in any jurisdiction in which it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of HSOG or HSRC since the date of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................................   2
SUMMARY.....................................................................   4
RISK FACTORS................................................................  12
THE SPECIAL MEETINGS........................................................  18
       Matters to Be Considered at the Special Meetings.....................  18
       Date, Place and Time.................................................  18
       Votes Required.......................................................  19
       Voting of Proxies....................................................  19
       Revocability of Proxies..............................................  20
       Record Date; Shares Entitled to Vote; Quorum.........................  20
       Solicitation of Proxies..............................................  20
       Submission of Proposals for 1998 Annual Meeting......................  20
THE MERGER..................................................................  21
       General..............................................................  21
       Background of and Reasons for the Merger.............................  21
       Determination of Exchange Ratio......................................  23
       Opinion of Financial Advisor.........................................  24
       Conduct of the Business of HSOG After the Merger.....................  26
       Accounting Treatment.................................................  26
       Federal Income Tax Consequences......................................  26
       Interests of Certain Persons in the Merger...........................  27
       Appraisal Rights.....................................................  28
       Restrictions on Resales by Affiliates of HSRC........................  30
       Depletion Deductions.................................................  30
THE MERGER AGREEMENT........................................................  31
       The Merger...........................................................  31
       The Stock Split......................................................  31
       Exchange Procedures..................................................  31
       Conditions...........................................................  33
       Amendment and Termination............................................  33
MARKET FOR HSOG COMMON STOCK AND HSRC COMMON STOCK AND
  RELATED STOCKHOLDER MATTERS...............................................  33
       HSOG.................................................................  33
       HSRC.................................................................  34
DESCRIPTION OF HSOG CAPITAL STOCK...........................................  35
       HSOG Common Stock and New HSOG Common Stock..........................  35
       HSOG Preferred Stock.................................................  36
       Certain Provisions and Arrangements That May Have an Anti-Takeover
         Effect.............................................................  36
COMPARATIVE RIGHTS OF STOCKHOLDERS..........................................  39
       General..............................................................  39
       Number of Directors; Removal of Directors; Filling Vacancies;
         Qualifications.....................................................  40
       Duration; Purposes...................................................  41
       Stockholder Action by Written Consent; Special Meetings..............  41
       Amendments of the Certificate of Incorporation and Bylaws............  41
       "Blank Check" Preferred Stock........................................  42
       Business Combinations................................................  43
       Control Shares.......................................................  43
       Appraisal Rights.....................................................  44
       Limitation of Liability of Directors.................................  44
       Indemnification; Advancement of Expenses.............................  45
       Rights Agreement.....................................................  45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.............................................................  46
       Management's Discussion and Analysis of Financial Condition and
         Results of Operations of HSOG......................................  46
       Management's Discussion and Analysis of Financial Condition and
         Results of Operations of HSRC......................................  49
DESCRIPTION OF THE BUSINESS OF THE HOME-STAKE COMPANIES.....................  53
       General..............................................................  53
       Partnerships.........................................................  53
       Competition..........................................................  54
       Marketing............................................................  54
       Seasonality..........................................................  54
       Regulation...........................................................  55
       Environmental Matters................................................  56
       Properties of The Home-Stake Companies...............................  57
       Drilling Activity....................................................  58
       HSRC Operating Activities............................................  59
       Producing Wells......................................................  60
       Acreage..............................................................  60
       Proved Reserves......................................................  61
       Oil and Gas Production, Sales Prices and Production Costs............  63
       Employees............................................................  64
       Litigation...........................................................  64
AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF HSOG......................  65
APPROVAL OF THE HSOG 1997 INCENTIVE STOCK PLAN..............................  72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS; COMPENSATION AND
  OTHER INFORMATION CONCERNING OFFICERS AND DIRECTORS.......................  75
       Security Ownership of Certain Beneficial Owners of HSRC and HSOG.....  75
       Executive Officers of HSOG and HSRC..................................  77
       Executive Compensation...............................................  78
       Certain Relationships and Related Transactions.......................  80
OTHER MATTERS...............................................................  80
LEGAL MATTERS...............................................................  80
EXPERTS.....................................................................  80
DEFINITION OF CERTAIN TERMS.................................................  82
INDEX TO FINANCIAL INFORMATION.............................................. F-1
APPENDIX A--AGREEMENT OF MERGER............................................. A-1
APPENDIX B--FAIRNESS OPINIONS OF PRINCIPAL FINANCIAL SECURITIES, INC. ...... B-1
APPENDIX C--TEXT OF SECTION 1091 OF THE OKLAHOMA GENERAL CORPORATION ACT
  CONCERNING APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS.................... C-1
APPENDIX D--CERTIFICATE OF MERGER........................................... D-1
APPENDIX E--PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF
  HSOG...................................................................... E-1
APPENDIX F--HSOG 1997 INCENTIVE STOCK PLAN.................................. F-1
APPENDIX G--TEXT OF SECTIONS 1.159 AND 1.160 OF THE OKLAHOMA BUSINESS
  CORPORATION ACT........................................................... G-1

                                    SUMMARY

          The following is a summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus (this "Proxy Statement/Prospectus"). This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. Stockholders are urged to review carefully this Proxy Statement/Prospectus, the Merger Agreement attached as Appendix A and the other appendices attached hereto. Terms used herein with their initial letters capitalized are defined herein, which definitions are summarized under "Definition of Certain Terms."

     HSRC

          The Home-Stake Royalty Corporation, an Oklahoma corporation, was formed in 1929 and, together with HSOG, is actively engaged in the acquisition, exploration, development and production of oil and gas properties. HSRC serves as operator of certain producing properties owned by HSRC and HSOG. HSRC's principal executive offices are located at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma 74103, and its telephone number at such offices is (918) 583-0178.

     HSOG

          The Home-Stake Oil & Gas Company, an Oklahoma corporation, was formed in 1917 and, together with HSRC, is actively engaged in the acquisition, exploration, development and production of oil and gas properties. HSOG's principal executive offices are located at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma 74103, and its telephone number is (918) 583-0178.

     Special Meetings

          This Proxy Statement/Prospectus relates to the Special Meeting of Stockholders of HSOG (the "HSOG Meeting") and the Special Meeting of Stockholders of HSRC (the "HSRC Meeting"). At the meetings, the stockholders of each of HSOG and HSRC will consider and vote upon proposals to approve and adopt the Merger Agreement between HSOG and HSRC, pursuant to which, among other things, HSRC will be merged with and into HSOG (the "Merger") and the Common Stock of HSOG will be split on a 30-for-1 basis (the "Stock Split"). With respect to the HSOG Meeting only, HSOG stockholders will consider and vote upon eight proposed amendments to the HSOG Certificate of Incorporation and upon a proposal to approve the HSOG 1997 Incentive Stock Plan. See "Summary--Amendments to the HSOG Certificate of Incorporation" below for a complete list of the proposed amendments to HSOG's Certificate of Incorporation.

          The HSOG Meeting will be held on November 20, 1997, at 9:00 a.m., Tulsa, in the offices of HSOG at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma. The record date for stockholders of HSOG entitled to notice of and to vote at the HSOG Meeting is as of the close of business on September 30, 1997.

          Voting rights for HSOG are vested in the holders of the Common Stock, $20.00 par value per share, of HSOG ("HSOG Common Stock"), with each share of HSOG Common Stock entitled to one vote on each matter coming before the stockholders. As of July 31, 1997, there were 89,509 shares of HSOG Common Stock outstanding, held by approximately 200 holders of record.

          The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSOG Common Stock is required for the approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock is required for the approval and adoption of Proposed Amendments Nos. 1, 2 and 5 through 8 (described in this Summary below under "Amendments to the HSOG Certificate of Incorporation") to the HSOG Certificate of Incorporation and the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSOG Common Stock is required for the approval and adoption of Proposed Amendments Nos. 3 and 4 (below) to the HSOG Certificate of Incorporation. See "Amendments to the HSOG Certificate of Incorporation." In addition, the affirmative vote of the holders of a majority of the shares of HSOG Common Stock present or represented by proxy at the HSOG Meeting is required for approval of the HSOG 1997 Incentive Stock Plan. HSRC, which owns approximately 33.9 percent of the outstanding shares of HSOG Common Stock, intends to vote all such shares of Common Stock in favor of the Merger, the amendments to the HSOG Certificate of Incorporation and the approval of the HSOG 1997 Incentive Stock Plan. As of July 31, 1997, directors and executive officers of HSOG and their affiliates were beneficial owners of approximately 11.5 percent of the outstanding shares of HSOG Common Stock. All such directors and executive officers have indicated that they will vote in favor of the Merger, the amendments to the HSOG Certificate of Incorporation and the adoption of the HSOG 1997 Incentive Stock Plan.

          The HSRC Meeting will be held on November 20, 1997, at 9:00 a.m., in the offices of HSRC at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma. The record date for stockholders of HSRC entitled to notice of and to vote at the HSRC Meeting is as of the close of business on September 30, 1997.

          Voting rights for HSRC are vested in the holders of the Common Stock, $40.00 par value per share, of HSRC ("HSRC Common Stock"), with each share entitled to one vote on each matter coming before the stockholders. As of July 31, 1997, there were 69,808 shares of HSRC Common Stock outstanding held by approximately 300 holders of record.

          The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSRC Common Stock is required for the approval and adoption of the Merger Agreement. HSOG, which owns approximately 19.3 percent of the outstanding shares of HSRC Common Stock, intends to vote all such shares of Common Stock in favor of the Merger. As of July 31, 1997, directors and executive officers of HSRC and their affiliates were beneficial owners of approximately 20.7 percent of the outstanding shares of HSRC Common Stock. All such directors and executive officers have indicated that they will vote in favor of the Merger.

     The Merger

          Conversion of HSRC Common Stock. Upon consummation of the transactions contemplated by the Merger Agreement:

          . HSRC will be merged with and into HSOG (the "Merger"), and

          . Each issued and outstanding share of HSRC Common Stock (other than shares held by HSOG, which will be cancelled, and by holders exercising their dissenters' appraisal rights) will be converted into the right to receive 48.66 shares of New HSOG Common Stock.

     The conversion of each share of HSRC Common Stock into the right to receive
     48.66 shares of New HSOG Common Stock upon consummation of the Merger (the "Exchange Ratio") represents approximately 1.62 shares of HSOG Common Stock prior to the Stock Split for each share of HSRC Common Stock. Fractional shares of New HSOG Common Stock will not be issued in connection with the Merger. Any HSRC stockholder otherwise entitled to a fractional share will receive a whole share of New HSOG Common Stock in lieu of such fractional share.

          Split of HSOG Common Stock. The Merger Agreement provides for the split of the shares of HSOG Common Stock on a 30-for-1 basis (the common stock resulting from such split is referred to herein as "New HSOG Common Stock") as of the effective time of the Merger. At such effective time, each issued and outstanding share of HSOG Common Stock (other than shares held by HSRC, which will be cancelled, and any holders exercising their dissenters' appraisal rights) will be converted into the right to receive 30 shares of New HSOG Common Stock.

          Increase in Authorized Shares of HSOG Capital Stock. Approval of the Merger Agreement will also constitute approval of an amendment to the HSOG Certificate of Incorporation (the "HSOG Certificate" and, as amended, the "Amended HSOG Certificate") set forth in the Certificate of Merger (see Appendix D to this Proxy Statement/Prospectus). The Certificate of Merger contains provisions to (i) increase the number of authorized shares of HSOG's capital stock to 14,000,000 shares, consisting of 12,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $1.00 per share, and (ii) effect the Stock Split. See "Risk Factors--Possible Effect of Authorized Shares of HSOG Capital Stock" and "Description of HSOG Capital Stock."

          Reasons for the Merger. The Boards of Directors of HSOG and HSRC believe that the Merger is advisable and in the best interests of the stockholders of their respective companies. The principal reasons for the Merger are to (i) consolidate HSRC's assets with the assets of HSOG to create a larger and more financially secure entity, (ii) utilize the cash flow and borrowing capacity generated by the consolidated assets for the further development of existing properties and the acquisition of additional properties, (iii) create a single entity that can access public capital markets to raise additional capital for HSOG's business, and (iv) provide possibly greater liquidity to the holders of HSOG Common Stock and HSRC Common Stock.

          Recommendations of the Boards of Directors. The Boards of Directors of HSOG and HSRC believe that the terms of the Merger are fair to and in the best interests of their respective stockholders and each has, by unanimous vote, approved the Merger Agreement and each unanimously recommends that its stockholders vote FOR approval of the Merger Agreement. For a discussion of the factors considered by the Boards of Directors in reaching their respective decisions, see "The Merger--Background of and Reasons for the Merger."

          Exchange Ratio. The Exchange Ratio was established by Principal Financial Securities, Inc. ("Principal") based upon the relative estimated values of the companies. The Boards of Directors believe that the Exchange Ratio represents a fair allocation of the ownership of the surviving company among the current stockholders of both companies. See "Risk Factors--Determination of Exchange Ratio," "The Merger--Determination of Exchange Ratio" and "The Merger--Opinion of Financial Advisor."

          Opinion of Financial Advisor. Principal has delivered its written opinion to the Boards of Directors of HSOG and HSRC to the effect that, based upon and subject to considerations and assumptions set forth therein and based upon such other matters as Principal considered relevant, the consideration to be received in the Merger by the stockholders of HSRC was, as of the date of its opinion, fair to the disinterested stockholders of HSRC and HSOG (i.e. stockholders who are not directors, officers or employees of HSRC or HSOG or greater than 15% owners of HSRC Common Stock or HSOG Common Stock) from a financial point of view. A copy of the full text of the written opinion of Principal, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached to this Proxy Statement/Prospectus as Appendix B, and should be read carefully in its entirety. See "The Merger--Opinion of Financial Advisor."

          Interests of Certain Persons in the Merger. In considering the recommendations of the Boards of Directors of HSOG and HSRC with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of HSOG and HSRC and the Boards of Directors of HSOG and HSRC have certain interests in the Merger that are in addition to the interests of stockholders of HSOG and HSRC generally. See "The Merger--Interests of Certain Persons in the Merger."

          Conditions to the Merger. The obligations of HSOG and HSRC to consummate the Merger are subject to obtaining requisite stockholder approvals and the satisfaction or waiver of certain conditions, including
     (i) the absence of any injunction prohibiting consummation of the Merger,
     (ii) holders of not more than 12% of the outstanding shares of HSOG Common Stock or HSRC Common Stock shall have exercised their appraisal rights under Oklahoma law, and (iii) the receipt of an opinion of counsel with respect to the tax consequences of the Merger. See "The Merger Agreement-- Conditions."

          Effective Time of the Merger. The Merger will become effective at 5:00 o'clock p.m., Central Standard Time, on December 31, 1997 (the "Effective Time"), in the event the requisite stockholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived.

          Exchange of HSRC Certificates. Upon consummation of the Merger, each holder (other than HSOG and stockholders who have exercised their dissenter's appraisal rights under Oklahoma law) of a certificate or certificates representing shares of HSRC Common Stock outstanding immediately prior to the Merger will be entitled to receive 48.66 shares of New HSOG Common Stock for each share of HSRC Common Stock. As soon as practicable after the Effective Time, HSOG will cause to be mailed to each record holder of HSRC Common Stock as of the Effective Time a letter of transmittal (the "HSRC Letter of Transmittal") to be used to effect the exchange of certificates representing HSRC Common Stock for certificates representing New HSOG Common Stock. If the Merger is approved and consummated, each HSRC stockholder (other than those exercising their appraisal rights) must surrender the certificate or certificates representing such HSRC Common Stock, along with a properly completed and executed HSRC Letter of Transmittal and any other required documents. Only then will such HSRC stockholder be entitled to receive a certificate representing the whole number of shares of New HSOG Common Stock to which such stockholder is entitled. HSRC stockholders should not surrender their stock certificates until the HSRC Letter of Transmittal is received and then should surrender their stock certificates only accompanied by a properly completed and executed HSRC Letter of Transmittal. See "The Merger Agreement--Exchange Procedures."

          Exchange of HSOG Certificates. Upon consummation of the Merger and as a result of the Stock Split, each holder (other than HSRC and stockholders who have exercised their dissenter's appraisal rights under Oklahoma law) of a certificate or certificates representing shares of HSOG Common Stock outstanding immediately prior to the Merger will be entitled to receive 30 shares of New HSOG Common Stock for each share of HSOG Common Stock. As soon as practicable after the Effective Time, HSOG will cause to be mailed to each record holder of HSOG Common Stock as of the Effective Time a letter of transmittal (the "HSOG Letter of Transmittal") to be used to effect the exchange of certificates representing HSOG Common Stock for certificates representing New HSOG Common Stock. If the Merger is approved and consummated, each HSOG stockholder (other than those exercising their appraisal rights) must surrender the certificate or certificates representing such HSOG Common Stock, along with a properly completed and executed HSOG Letter of Transmittal and any other required documents. Only then will such HSOG stockholder be entitled to receive a certificate representing the whole number of shares of New HSOG Common Stock to which such stockholder is entitled. HSOG stockholders should not surrender their stock certificates until the HSOG Letter of Transmittal is received and then should surrender their stock certificates only accompanied by a properly completed and executed HSOG Letter of Transmittal. See "The Merger Agreement--Exchange Procedures."

          Appraisal Rights. Holders of HSOG Common Stock and HSRC Common Stock are entitled to appraisal rights in connection with the Merger. It is a condition to the consummation of the Merger (which condition may be waived by HSOG), that holders of not more than 12% of the outstanding shares of either HSOG Common Stock or HSRC Common Stock shall have exercised their appraisal rights. See "The Merger--Appraisal Rights" and "The Merger Agreement--Conditions."

          Federal Income Tax Consequences. The Merger and Stock Split are intended to qualify as reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Merger and Stock Split qualify for reorganization treatment, a HSOG or HSRC stockholder who receives New HSOG Common Stock pursuant to the Merger and/or Stock Split will generally not be subject to federal income taxation with respect thereto as described under "The Merger--Federal Income Tax Consequences." The federal income tax consequences described herein are for general information only. HSOG and HSRC stockholders should consult their own tax advisors as to the particular consequences of the Merger and Stock Split to them, including the application of federal, state, local and foreign income and other tax laws. See "The Merger--Federal Income Tax Consequences."

          Accounting Treatment. The Merger will be accounted for in a manner similar to a pooling of interests for accounting and financial reporting purposes. See "The Merger--Accounting Treatment."

          Resale Restrictions. All shares of New HSOG Common Stock received by HSRC stockholders will be freely transferable, except shares received by persons who are deemed to be "affiliates" or "underwriters" (as such term is defined under the Securities Act) of HSRC prior to the Merger may be resold by them only in certain permitted circumstances. An "affiliate" generally includes individuals or entities that control, are controlled by or are under common control with, another party and may include certain officers, directors and principal stockholders of such party. See "The Merger--Restrictions on Resales by Affiliates of HSRC."

          Comparison of Rights of Security Holders. See "Comparative Rights of Stockholders" for a discussion of the comparative rights of holders of HSOG Common Stock, New HSOG Common Stock and HSRC Common Stock.

          NASDAQ Listing. It is anticipated that the shares of New HSOG Common Stock to be issued in the transactions contemplated by the Merger will be listed on the NASDAQ National Market upon or shortly after the consummation of the Merger. See "Risk Factors--No Assurance of Public Market."

          Comparative Per Share Data. The following table sets forth certain comparative historical, unaudited pro forma and equivalent pro forma data with respect to the book value per share, net income per share and cash dividends per share for HSOG Common Stock and HSRC Common Stock, at the dates and for the periods indicated. The "Prior to Merger" information for both HSOG and HSRC is historical information of the companies. The "Assuming Merger" information as of December 31, 1996 and for the years ended December 31, 1996 and 1995 is pro forma pooled information giving effect to the Merger and the Stock Split presented (i) on a per share basis based on the shares of New HSOG Common Stock to be outstanding ("Pro Forma") and (ii) on the basis of the number of shares of New HSOG Common Stock into which each share of HSRC Common Stock will be converted, assuming an Exchange Ratio of 48.66 ("Per Equivalent HSRC Share"). The Pro Forma and Per Equivalent HSRC Share data have been included for comparative purposes only and do not purport to be indicative of the financial results had the Merger occurred on January 1, 1995.



                                   Prior to Merger        Assuming Merger(1)
                              -------------------------  ---------------------
                                  HSOG          HSRC      Pro   Per Equivalent
                              Historical(2)  Historical  Forma    HSRC Share
                              -------------  ----------  -----  --------------
Book value(3):
   As of June 30, 1997               $3.11      $171.72  $3.07         $149.39
   As of December 31, 1996            2.80       157.88    N/A             N/A

Net income:
   Six months ended
       June 30, 1997                  0.35        15.63   0.36           17.52
   Six months ended
       June 30, 1996                  0.19        10.95   0.22           10.71
   Year ended December 31,
       1996                           0.54        26.42   0.58           28.22
   Year ended December 31,
       1995                           0.16         8.89   0.20            9.73

Cash dividends:
   Six months ended
       June 30, 1997                  0.03         1.80   0.04            1.95
   Six months ended
       June 30, 1996                  0.05         2.70   0.05            2.43
   Year ended December 31,
       1996                           0.08         4.50   0.09            4.38
   Year ended December 31,
       1995                           0.12         5.70   0.12            5.84

-------------

     (1) Assumes that HSOG will issue 2,742,203 shares of New HSOG Common Stock for all the outstanding shares of HSRC Common Stock (other than shares held by HSOG which will be eliminated in the Merger) (i.e., 48.66 shares of New HSOG Common Stock for each such share of HSRC Common Stock). For purposes of calculating per share data, the Merger is assumed to be effective on January 1, 1995 for purposes of income statement data and as of the date presented for the purposes of the book value data.

     (2) Adjusted to reflect the Stock Split (30-for-1) to be effected in connection with the consummation of the Merger.

     (3) Book value amounts are computed based upon the number of common shares outstanding (or assumed to be outstanding for information giving effect to the consummation of the Merger) at the end of the respective period presented.

     Risk Factors

          See "Risk Factors" with respect to factors which should be considered in evaluating the Merger.

     Amendments to the HSOG Certificate of Incorporation

          HSOG stockholders will consider and vote upon the following eight proposals to amend the HSOG Certificate. If approved by HSOG stockholders, the proposed amendments will only become effective if the Merger is consummated. See "Amendments to the Certificate of Incorporation of HSOG" for a more complete discussion of the proposed amendments.

          Proposed Amendment No. 1. The HSOG Certificate currently provides that HSOG's corporate existence will terminate on March 12, 2007. The proposed amendment to the HSOG Certificate provides that HSOG will have perpetual existence.

          Proposed Amendment No. 2. The HSOG Certificate currently limits the scope of HSOG's business to the oil, gas and mineral business and related activities. The proposed amendment to the HSOG Certificate provides that HSOG may engage in any lawful activities for which corporations may be organized under the Oklahoma General Corporation Act.

          Proposed Amendment No. 3. The HSOG Certificate currently provides that the HSOG Board of Directors shall consist of seven directors. The proposed amendment to the HSOG Certificate provides that the HSOG Board shall consist of not less than three nor more than 15 directors, the exact number within such limits to be determined by a majority vote of the directors.

          The proposed amendment could be used by the HSOG Board as a measure to deter or postpone an attempt to gain control of HSOG. In addition, the provisions of the proposed amendment could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise gaining control of HSOG even though such transaction could be beneficial to HSOG and its stockholders. See "Amendments to the Certificate of Incorporation of HSOG."

          Proposed Amendment No. 4. The HSOG Certificate currently provides that any merger, consolidation or sale of a substantial portion of the assets of HSOG, or any change in the number of directors of HSOG set forth in the HSOG Certificate, must be approved by the holders of at least 66 2/3 percent of the outstanding shares of HSOG voting stock. The proposed amendment would eliminate the provisions requiring the approval of the holders of at least 66 2/3 percent of the outstanding shares of voting stock of HSOG to effect any such transaction or change in number of directors. If the proposed amendment is approved by HSOG stockholders, any transaction involving a merger, consolidation or sale of a substantial part of the assets of HSOG, or any change to the HSOG Certificate effecting the number of directors, will require the affirmative vote of the holders of at least a majority of the outstanding shares of HSOG voting stock unless the Business Combination Statute of the Oklahoma General Corporation Act (discussed under "Description of HSOG Capital Stock--Certain Provisions and Arrangements That May Have an Anti-Takeover Effect") is applicable to such transaction.

          Proposed Amendment No. 5. The proposed amendment to the HSOG Certificate would limit personal liability of HSOG directors to HSOG or its stockholders for monetary damages for certain acts or omissions in their capacities as directors as allowed under Oklahoma law. The HSOG Certificate currently contains no such provision.

          Proposed Amendment No. 6. Currently, any changes to the HSOG Bylaws must be approved by a vote of the stockholders of HSOG. The proposed amendment to the HSOG Certificate would grant the power to the HSOG Board to adopt, repeal or amend the Bylaws of HSOG. As provided by the Oklahoma General Corporation Act, even if the proposed amendment to the HSOG Certificate is approved by HSOG stockholders, HSOG stockholders will also retain the power to adopt, amend or repeal the Bylaws of HSOG.

          Proposed Amendment No. 7. The HSOG Certificate is currently silent on the subject of indemnification of HSOG's directors, officers, employees and agents. The proposed amendment to the HSOG Certificate provides that the HSOG Board may indemnify and advance certain expenses to a director, officer, employee or agent of HSOG to the maximum extent provided under the Oklahoma General Corporation Act.

          Proposed Amendment No. 8. There currently exists some uncertainty under Oklahoma law as to the continued effectiveness of certain provisions of the Oklahoma Business Corporation Act with respect to Oklahoma corporations like HSOG which were incorporated prior to the enactment of the Oklahoma General Corporation Act in 1986. The Oklahoma Business Corporation Act was repealed by the enactment of the Oklahoma General Corporation Act. The proposed amendment would clarify that HSOG shall be governed solely by the provisions of the Oklahoma General Corporation Act.

     Approval of the HSOG 1997 Incentive Stock Plan

               HSOG's stockholders will consider and vote on a proposal to approve the HSOG 1997 Incentive Stock Plan. The plan authorizes the grant of stock options and shares of restricted stock to key employees, officers, directors and consultants of HSOG. A total of 451,736 shares of New HSOG Common Stock has initially been reserved for issuance under the plan. The number of shares of New HSOG Common Stock reserved for issuance under the HSOG 1997 Incentive Stock Plan will increase to an amount equal to 10% of the outstanding shares of New HSOG Common Stock upon the issuance of any additional shares of such stock by HSOG subsequent to the Merger (other than shares issued pursuant to the HSOG 1997 Incentive Stock Plan). See "Approval of the HSOG 1997 Incentive Stock Plan."

                                 RISK FACTORS


          The following factors should be considered carefully by the stockholders of HSOG and HSRC in connection with voting upon the Merger.

     Effects of the Merger

          Management and the Board of Directors of both HSOG and HSRC believe that the Merger will be in the best interests of stockholders of each company for the reasons discussed under "The Merger--Background of and Reasons for the Merger." However, there may be consequences of the Merger which could adversely affect all or some of the stockholders of either company. These consequences include the following:

          . Reduction in Total Amount of Percentage Depletion Deductions. The surviving company will not be entitled to claim the same amount of deductions for statutory percentage depletion with respect to its oil and gas production after the Merger as the individual companies combined are currently entitled to claim. See "The Merger-- Depletion Deductions" for a discussion of the possible consequences of the loss of depletion deductions in connection with the Merger.


          . Adverse Impact of Merger on Working Capital of HSRC. On a pro forma basis, at June 30, 1997, assuming the consummation of the Merger, HSOG, as the surviving company, would have had a working capital deficit of approximately $137,000. At June 30, 1997, HSRC had positive working capital of approximately $794,000. The working capital deficit of the surviving company after the Merger could adversely affect its ability to fund its current operations and meet other obligations. However, management of the companies believes that HSOG will be able to adequately provide for its working capital needs out of its cash flow and available borrowings under its credit facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of HSOG-- Financial Condition and Liquidity."

     Management of the companies does not believe that the foregoing consequences will result in any materially adverse effect on the stockholders of the companies by virtue of the Merger, but there can be no assurance that either these or other presently unforeseen consequences of the Merger will not have a materially adverse effect on the investments of the stockholders in the companies.

     Limitations of the Opinion of Financial Advisor

          In considering the opinion of Principal rendered on the fairness of the consideration to be received by the stockholders of HSRC from a financial point of view to the disinterested stockholders of HSOG and HSRC, stockholders of HSOG and HSRC should carefully consider the following limitations on the scope of such opinion:

          . There is an inherent conflict of interest in Principal's evaluation of the fairness, from a financial point of view, of the consideration to be received in the Merger by HSRC stockholders on behalf of the disinterested stockholders of both HSOG and HSRC.

          . In rendering its fairness opinion, Principal relied on the accuracy and completeness of certain financial and other information provided by HSOG and HSRC with only limited independent verification of the accuracy of such information. Any significant inaccuracies in such information could have a material effect on the results of the analyses performed by Principal in connection with its opinion and its conclusions on the fairness of the Merger. See "The Merger--Opinion of Financial Advisor."

          . The fairness opinion of Principal is as of August 14, 1997, and Principal is not obligated to update its opinion as of the date of this Proxy Statement/Prospectus or at any time prior to consummation of the Merger.

     Conflict of Interests of Special Committees to the HSOG and HSRC Boards

          Each member of the special committees of the Boards of Directors of HSOG and HSRC appointed to consider the Merger proposal serves as a director of both companies and owns shares of both HSOG Common Stock and HSRC Common Stock. As a result, it could be construed that each member could have a conflict of interest with respect to the stockholders of one company when considering the fairness of the Merger to the stockholders of the other company. In addition, such members could also be viewed as having a conflict of interest in the selection of Principal as the financial advisor to the Boards of both companies with respect to the proposed Merger. The Boards of Directors of HSOG and HSRC elected to engage a single financial advisor to render a fairness opinion on behalf of both Boards of Directors of HSOG and HSRC because of the similarities in the operations and assets of the companies and the increased costs which would be incurred by engaging two separate firms. Had a separate firm been engaged to render an opinion on behalf of each company with respect to the Merger, it is possible that one or both of such firms could have reached different conclusions than that of Principal with respect to the fairness of the Merger from a financial point of view to the disinterested stockholders of such company.


     Determination of Exchange Ratio

          In determining the appropriate Exchange Ratio for use in converting the outstanding shares of HSRC Common Stock into New HSOG Common Stock in connection with the Merger, Principal, the financial advisor, attempted to determine a fair allocation of the post-Merger ownership of HSOG among the current stockholders of HSOG and HSRC. This was done by estimating the approximate value of each company and the contribution of its assets and operations to the combined company. Management and the Boards of each company believe that the Exchange Ratio has been established on a fair and equitable basis. Although the assets and operations of the companies are very similar, HSOG has outstanding indebtedness and a working capital deficit while HSRC has no outstanding indebtedness and positive working capital. Because of the differences in the companies, any change in the methodology or assumptions used to value the respective companies for purposes of determining the Exchange Ratio could have had a material effect on the Exchange Ratio which could, in turn, have a material effect upon the value of the post-Merger investment in HSOG by the stockholders. See "The Merger--Determination of Exchange Ratio."


     Risks Inherent in Oil and Gas Industry

          The nature and extent of the principal business and activities of HSOG and HSRC are not expected to significantly change as a result of the Merger. Nevertheless, stockholders of each company should be aware of the types of risks expected to be encountered by HSOG as the surviving corporation in connection with its oil and gas exploration, production, operating and marketing activities. The more significant of these risks are summarized below:

     . Volatility of Oil and Gas Prices. HSOG's revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas, oil and condensate. Historically, natural gas and oil prices and markets have been volatile, and they are likely to continue to be volatile in the future. Prices for oil and natural gas are subject to wide fluctuations in response to market uncertainty, changes in supply and demand and a variety of additional factors, all of which are beyond HSOG's control. These factors may include political conditions in oil producing regions, including the Middle East, the domestic and foreign supply of oil and natural gas, the level of consumer demand, overall economic conditions, weather conditions and the price and availability of alternative fuels. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on HSOG's financial position, results of operations, quantities of oil and gas reserves that may be economically produced and access to capital. In addition, the marketability of HSOG's production depends upon a number of factors beyond HSOG's control, including the availability and capacity of gathering, transportation and processing facilities, the effect of federal and state regulation of production and transportation, general economic conditions, changes in supply due to drilling by other producers and changes in demand. See "Description of the Business of The Home-Stake Companies--Marketing."

     . Acquisition Risks. HSOG has in the past acquired and intends to continue to acquire producing oil and gas properties. Although HSOG performs a review of the properties it acquires that it believes is consistent with industry practice, such reviews are inherently incomplete. Even an in-depth review of all properties and records may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies, liabilities and capabilities. Inspections may not always be performed on every well, and potential environmental problems are not necessarily observable even when an inspection is undertaken.

     . Risk of Oil and Gas Operations. HSOG's operations are subject to all the risks typically associated with the operation and development of oil and gas properties and the drilling of oil and gas wells.
          Drilling activities carry the risk that no commercial production will be obtained. The cost of drilling, completing and operating wells is often uncertain, and drilling and/or production may be curtailed, delayed or cancelled as a result of many factors. HSOG's operations are also subject to a number of additional risks, including, but not limited to, uncontrollable flows of oil, natural gas, brine or well fluids into the environment (including groundwater contamination), fires, explosions, and other risks, any of which could result in substantial losses to HSOG. HSOG's business is also subject to environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases, which could expose HSOG to substantial liability due to pollution and other environmental damage. In accordance with customary industry practice, HSOG maintains insurance against some, but not all, potential risks. There can be no assurance that such insurance will be adequate to cover any loss or exposure for liability, or that such insurance will continue to be available on terms acceptable to HSOG.

     . Environmental Concerns and Government Regulation. HSOG's business is subject to a variety of federal, state and local government regulations, including regulations concerning the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, the clean-up of well sites, and various other matters, including taxes. Such laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning oil and gas wells and other facilities. Moreover, the laws and regulations protecting the environment have become more stringent in recent years and such trend is likely to continue. In some circumstances such environmental laws and regulations may impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, HSOG may be exposed to liability for the conduct of operations or conditions caused by others or for its acts which were in compliance with all applicable laws at the time such acts were performed. There is no assurance that laws and regulations enacted in the future will not adversely affect HSOG's operations.
          See "Description of the Business of The Home-Stake Companies-- Regulation."

     .    Reliance on Estimates of Proved Reserves; Depletion of Reserves.
          There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data set forth in this Proxy Statement/Prospectus represent only estimates of HSOG's and HSRC's engineers. Oil and gas reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates by other engineers might differ from those included herein. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The estimates of future net revenues from proved reserves of HSOG and HSRC are based upon various assumptions, including those prescribed by the Securities and Exchange Commission. Actual future production, oil and gas prices, revenues, taxes, capital expenditures and operating expenses may vary substantially from those assumed in making the estimates, and HSOG's and HSRC's reserves may be subject to upward or downward revision.

          HSOG's future performance is dependent upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. Unless HSOG successfully replaces the reserves that it produces, HSOG's reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations.

     . Business Risks. HSOG must continually acquire and explore for and develop new oil and gas reserves to replace those being depleted by production. Without the successful acquisition or drilling of reserves, HSOG's assets, properties and revenues will decline. Oil and gas exploration and development activities are subject to numerous risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. The cost of drilling, completing and operating wells may exceed initial estimates. HSOG's operations may be curtailed, delayed or cancelled as a result of the lack of adequate capital resources and other factors, some of which are not within HSOG's control, such as title problems, weather conditions, compliance with governmental requirements, mechanical difficulties and shortages or delays in the delivery of equipment. New gas wells may be shut-in for lack of a market until a gas pipeline or gathering system with available capacity is extended into the area. In addition, HSOG's properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties.

     . Competition. HSOG operates in a highly competitive environment. In seeking to acquire desirable oil and gas properties and in marketing its oil and gas production, HSOG faces intense competition from both major and independent oil and gas companies, as well as from numerous individuals and marketers. Many of these competitors have financial and other resources substantially in excess of those available to HSOG. See "Description of the Business of The Home-Stake Companies-- Competition."

     No Assurance of Public Market

          HSOG Common Stock has historically traded only sporadically and there has been no public trading market for such shares. Although HSOG currently intends to apply for listing of the New HSOG

     Common Stock on the Nasdaq National Market, there can be no assurance that such inclusion will occur or that an adequate trading market for New HSOG Common Stock will develop or be sustained after such inclusion. On March 3, 1997, Nasdaq filed proposed new listing standards with the Commission for initial listing which must be satisfied by companies applying for listing on the Nasdaq National Market after such date. HSOG, as the surviving corporation after the Merger, must meet the Nasdaq National Market listing criteria, including: (i) net tangible assets of at least $6 million; (ii) pretax income in the latest fiscal year, or in two of the last three fiscal years, of at least $1,000,000; (iii) at least 400 public holders of New HSOG Common Stock; (iv) at least 1,100,000 publicly held shares of New HSOG Common Stock; (v) a market value of publicly held shares of at least $8 million; (vi) a minimum bid price of $5 per share; and
     (vii) three registered and active market makers for its securities. Furthermore, HSOG will be required to meet certain standards for continued listing on the Nasdaq National Market. There is no assurance that HSOG will meet these continued listing requirements in the future. If New HSOG Common Stock fails to be maintained on the Nasdaq National Market, such failure would have an adverse effect on the liquidity of the New HSOG Common Stock and, as a result, on the market price thereof.

     Possible Effect of Authorized Shares of HSOG Capital Stock

          Upon consummation of the Merger, there will be approximately 7,500,000 shares of authorized but unissued shares of New HSOG Common Stock and 2,000,000 shares of Preferred Stock having such designations, rights and preferences as may be determined from time to time by the Board of Directors of HSOG. The Board of Directors is empowered to issue Preferred Stock, without stockholder approval, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of New HSOG Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of HSOG. The shares of authorized but unissued New HSOG Common Stock and Preferred Stock might also be considered as having the effect of discouraging an attempt by another person, through the acquisition of a substantial number of outstanding shares of New HSOG Common Stock or Preferred Stock, to acquire control of HSOG with a view of imposing a merger, sale of all or any part of HSOG's assets or a similar transaction, since the issuance of additional shares could be used to dilute the stock ownership and voting power held by such person. Any transaction which may be so discouraged or avoided could be a transaction that HSOG's stockholders might consider to be in their best interests, although it should be noted that the Board of Directors of HSOG has a fiduciary duty to act in the best interests of HSOG's stockholders. See "Description of HSOG Capital Stock--Certain Provisions and Arrangements That May Have an Anti-Takeover Effect."

          The authorized but unissued shares of New HSOG Common Stock and Preferred Stock would be available for issuance by the Board of Directors without further stockholder approval (subject to Oklahoma law) to take advantage of future opportunities for the issuance of common stock or preferred stock to improve HSOG's capital structure, in connection with possible acquisitions, in connection with employee benefit plans and for other corporate purposes. See "Description of HSOG Capital Stock--HSOG Common Stock and New HSOG Common Stock" and "--HSOG Preferred Stock."

     Forward-Looking Statements

          There are a number of statements in this Proxy Statement/Prospectus which address activities, events or developments which HSOG expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), wells to be drilled, the effects of natural gas and oil regulation, acquisitions of assets, production of natural gas and oil reserves, expansion and growth of HSOG's businesses and operations and other such matters. These statements are based on certain assumptions and analyses made by HSOG in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. However, whether actual results and developments will conform with HSOG's expectations and predictions is subject to a number of risks and uncertainties, including the risk factors discussed in this section; general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by HSOG; changes in laws or regulations and other factors, most of which are beyond the control of HSOG. Consequently, all of the forward-looking statements made in this Proxy Statement/Prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by HSOG will be realized or, even if substantially realized, that they will have the expected consequences to or effects on HSOG or its business or operations. HSOG does not undertake to update, revise or correct forward looking statements.

                              THE SPECIAL MEETINGS

     Matters to be Considered at the Special Meetings

          HSOG Special Meeting. At the HSOG Meeting, holders of HSOG Common Stock will consider and vote upon the following proposals:

               (1) To approve and adopt the Merger Agreement between HSOG and HSRC, pursuant to which, among other things, (a) HSRC will be merged with and into HSOG with HSOG to be the surviving corporation in the Merger, (b) the Common Stock of HSOG will be split on a 30-for-1 basis, (c) each stockholder of HSRC (other than HSOG and stockholders who have exercised their appraisal rights) will receive 48.66 shares of New HSOG Common Stock for each share of HSRC Common Stock owned as of the effective time of the Merger, and (d) each stockholder of HSOG (other than HSRC and stockholders who have exercised their appraisal rights) will receive 30 shares of New HSOG Common Stock for each share of HSOG Common Stock owned as of the effective time of the Merger. In addition, the terms of the Merger Agreement also provide for the amendment of HSOG's certificate of incorporation to increase the authorized capital stock of HSOG in order to effect the Merger and the Stock Split.

               (2) To approve eight proposed amendments to the HSOG Certificate of Incorporation. See "Amendments to the Certificate of Incorporation of HSOG" for a discussion of each of the proposed amendments to the Certificate of Incorporation of HSOG.

               (3) To approve the HSOG 1997 Incentive Stock Plan.

     HSOG stockholders will also transact any other business as may properly be brought before the HSOG Meeting or any adjournment or postponement thereof.

          HSRC Special Meeting. At the HSRC Meeting, holders of HSRC Common Stock will consider and vote upon the proposal to approve and adopt the Merger Agreement between HSOG and HSRC, pursuant to which, among other things, (a) HSRC will be merged with and into HSOG with HSOG to be the surviving corporation in the Merger, (b) the Common Stock of HSOG will be split on a 30-for-1 basis, (c) each stockholder of HSRC (other than HSOG and stockholders who have exercised their appraisal rights) will receive
     48.66 shares of New HSOG Common Stock for each share of HSRC Common Stock owned as of the effective time of the Merger, and (d) each stockholder of HSOG (other than HSRC and stockholders who have exercised their appraisal rights) will receive 30 shares of New HSOG Common Stock for each share of HSOG Common Stock owned as of the effective time of the Merger.

     HSRC stockholders will also transact any other business as may properly be brought before the HSRC Meeting or any adjournment or postponement thereof.

          Each of the Boards of Directors of HSOG and HSRC unanimously approved the Merger Agreement and recommends that its stockholders vote FOR the approval and adoption of the Merger Agreement and the Merger. See "The Merger--Background of and Reasons for the Merger." The Board of Directors of HSOG further recommends that its stockholders approve all of the amendments to the HSOG Certificate.

     Date, Place and Time

          The HSOG Meeting is to be held in the offices of HSOG at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, at 9:00 a.m., Tulsa, Oklahoma time, on November 20, 1997, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders being delivered to HSOG stockholders. The HSRC Meeting is to be held in the offices of

     HSRC at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma at 9:00 a.m., Tulsa time, on November 20, 1997, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders being delivered to HSRC Stockholders.

     Votes Required

          The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSOG Common Stock is required for the approval and adoption of the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock is required for the approval and adoption of Proposed Amendments Nos. 1, 2 and 5 through 8 to the HSOG Certificate of Incorporation and the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSOG Common Stock is required for the approval and adoption of Proposed Amendments Nos. 3 and 4 to the HSOG Certificate of Incorporation. See "Amendments to the HSOG Certificate of Incorporation." In addition, the holders of a majority of the shares of HSOG Common Stock present or represented by proxy at the HSOG Meeting is required to approve the HSOG 1997 Incentive Stock Plan. HSRC, which owns approximately 33.9 percent of the outstanding shares of HSOG Common Stock, intends to vote all such shares of Common Stock in favor of approval of the Merger Agreement and the amendments to the HSOG Certificate. As of July 31, 1997, directors and executive officers of HSOG and their affiliates beneficially owned approximately 11.5 percent of the outstanding shares of HSOG Common Stock. The directors and executive officers of HSOG have indicated that they intend to vote their shares of HSOG Common Stock in favor of approval of the Merger Agreement and the amendments to the HSOG Certificate.

          The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSRC Common Stock is required for the approval and adoption of the Merger Agreement. HSOG, which owns approximately 19.3 percent of the outstanding shares of HSRC Common Stock, intends to vote all such shares of Common Stock in favor of approval of the Merger Agreement. As of July 31, 1997, directors and executive officers of HSRC and their affiliates beneficially owned approximately 20.7 percent of the outstanding shares of HSRC Common Stock. The directors and executive officers of HSRC have indicated that they intend to vote their shares of HSRC Common Stock in favor of approval of the Merger Agreement.

     Voting of Proxies

          Shares of HSOG Common Stock or HSRC Common Stock, as the case may be, represented by properly executed proxies received at or prior to the HSOG and HSRC Meetings, will be voted at the appropriate Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR approval and adoption of the Merger Agreement and, with respect to HSOG stockholders only, FOR approval of the amendments to the HSOG Certificate and approval of the HSOG 1997 Incentive Stock Plan. Abstentions from voting and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the HSOG Meeting and HSRC Meeting. Abstentions from voting will be included in the determination of whether the required number of affirmative votes are received on each of the proposals submitted to the stockholders for a vote and, therefore, will have the same effect as a vote against the proposal. Broker non-votes as to a particular proposal will not be considered as present and entitled to vote with respect to such proposal. As a result, a broker non-vote will have no effect on the approval of the HSOG 1997 Incentive Stock Plan, but will have the same effect as a vote against the Merger and against the amendments to the HSOG Certificate.

          If any other matters are properly presented at either the HSOG Meeting or the HSRC Meeting for consideration, the person or persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. Neither HSOG nor HSRC has any knowledge of any matters to be presented at the HSOG Meeting or the HSRC Meeting, as the case may be, other than those matters referred to and described herein.

Revocability of Proxies

     The grant of a proxy on the enclosed HSOG or HSRC form of proxy does not preclude a stockholder from voting in person or otherwise revoking a proxy. Attendance at the relevant meeting will not in and of itself constitute revocation of a proxy. A stockholder may revoke a proxy at any time prior to its exercise by delivering to Chris K. Corcoran, Executive Vice President, Chief Financial Officer and Secretary of HSOG and HSRC, 15 East 5th Street, Suite 2800, Tulsa, Oklahoma 74103, a duly executed revocation or a proxy bearing a later date or by voting in person at the appropriate meeting.

Record Date; Shares Entitled to Vote; Quorum

     Only holders of record of HSOG Common Stock at the close of business on September 30, 1997, will be entitled to receive notice of and to vote at the HSOG Meeting. At July 31, 1997, HSOG had outstanding 89,509 shares of HSOG Common Stock. Each share of HSOG Common Stock is entitled to one vote on each matter on which the respective holders of such shares are entitled to vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of HSOG Common Stock will constitute a quorum for the HSOG Meeting.

     Only holders of record of HSRC Common Stock at the close of business on September 30, 1997, will be entitled to receive notice of and to vote at the HSRC Meeting. At July 31, 1997, HSRC had outstanding 69,808 shares of HSRC Common Stock. Each share of HSRC Common Stock is entitled to one vote on each matter on which the respective holders of such shares are entitled to vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of HSRC Common Stock will constitute a quorum for the HSRC Meeting.

Solicitation of Proxies

     Each of HSOG and HSRC will bear the cost of the solicitation of proxies from its own stockholders, except that HSOG and HSRC will share equally the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each company may solicit proxies from stockholders of such company by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians, for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and HSOG and HSRC will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

Submission of Proposals for 1998 Annual Meeting

     Any stockholder proposal to be presented at the 1998 Annual Meeting of Stockholders of HSOG should be directed to The Home-Stake Oil & Gas Company, 15
E. 5th Street, Suite 2800, Tulsa, Oklahoma 74103, Attention: Chris K. Corcoran, Corporate Secretary, and must be received by HSOG on or before December 18, 1997. All such proposals must comply with Rule 14a-8 promulgated by the Commission under the Exchange Act.

     Should the Merger of HSRC with and into HSOG not be consummated, then any HSRC stockholder desiring to submit a proposal to be considered at the 1998 Annual Meeting of Stockholders of HSRC should direct such proposal to The Home-Stake Royalty Corporation, 15 E. 5th Street, Suite 2800, Tulsa, Oklahoma 74103,
Attention: Chris K. Corcoran, Corporate Secretary, and such proposal must be received by HSRC on or before December 18, 1997. All such proposals must comply with Rule 14a-8 promulgated by the Commission under the Exchange Act.

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS

                                   THE MERGER

     General

          The Merger Agreement provides for a business combination between HSOG and HSRC in which HSRC will be merged with and into HSOG and the holders of HSRC Common Stock will be issued shares of New HSOG Common Stock, in a transaction treated in a manner similar to a pooling of interests for accounting purposes and as a reorganization for federal income tax purposes. The discussion in this Proxy Statement/Prospectus of the Merger and the description of the Merger's principal terms are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and which is incorporated herein by reference.

     Background of and Reasons for the Merger

          Background. Over the past 40 years, HSOG and HSRC have been operated as essentially a single company. See "Description of Businesses of The Home-Stake Companies--General." For most of this period, the companies have split administrative costs evenly and have generally participated jointly in acquisition and exploration activities on an equal basis; however, as discussed below, the differences in the financial condition and liquidity of the two companies resulted in a change in the participation arrangement between the companies effective January 1, 1996, whereby HSRC's participation interest in new drilling ventures, acquisitions and other investments is 60% and HSOG's participation interest therein is 40%. The companies share the same employees and the same persons comprise the Board of Directors of each company. There are approximately 200 record holders of HSOG Common Stock and approximately 300 record holders of HSRC Common Stock, with approximately 90 persons owning shares in both companies.

          The Boards of Directors of HSOG and HSRC have considered a merger of the companies a number of times over the past years, beginning in 1969. In 1969, and again in each of 1984, 1989 and 1991, the Boards concluded that the costs of the transaction would outweigh the potential benefits that would be received. Of particular concern in each case was the effect of the loss of statutory depletion deductions for federal income tax purposes. Currently, each company is able to claim statutory depletion deductions with respect to its crude oil production of up to 1,000 barrels per day (or up to an aggregate of 2,000 barrels per day for both companies combined).
     A merger would result in the combined company being able to claim such deductions with respect to only 1,000 barrels per day. See "The Merger-- Depletion Deductions."

          In late 1994, the Boards of Directors of HSOG and HSRC again considered the advisability of a merger of the companies. Based primarily on the same reasons that the Boards of HSOG and HSRC are currently proposing the approval of the Merger (see "-- Reasons for the Merger" below), in early 1995 the Boards approved a proposed merger of HSRC with and into HSOG pursuant to which HSRC stockholders would receive, in effect,
     1.65 shares of HSOG Common Stock for each share of HSRC Common Stock they held. The merger proposal was presented to and approved by the stockholders of each company; however, stockholders holding approximately 20% and 15% of the outstanding shares of HSOG Common Stock and HSRC Common Stock, respectively, exercised their dissenters' appraisal rights with respect to the merger proposal. The percentage of dissenting shares exceeded one of the conditions to the proposed merger and the Boards of Directors of the companies decided not to waive this condition because each company would have had to incur a substantial amount of additional indebtedness to purchase the shares of those stockholders perfecting their dissenters' appraisal rights. At such time, each company had recently financed a significant acquisition of oil and gas properties and it was believed that incurring the additional indebtedness required to effect the purchase of the dissenting stockholders' shares was not in the best interests of the companies as it could limit each company's ability to participate in future acquisitions or other business opportunities. Accordingly, the proposed Merger was never consummated.

          For the reasons discussed below, in May 1997, the Boards of Directors of HSOG and HSRC decided to again consider the advisability of merging the companies. At a joint meeting held May 19, 1997, officers of the companies were instructed to solicit bids from potential financial advisors. Subsequently, at a joint meeting held on June 23, 1997, each of the Boards appointed a special committee of its members to consider and report to the Board regarding the Merger proposal. The special committee appointed by the HSOG Board is comprised of Messrs. Simpson, McCain and Grindstaff, while the HSRC special committee is comprised of Messrs. Allegood, Gutman and Morris. At this joint meeting, the special committees agreed that Principal would be engaged as a financial advisor to review the Merger proposal, assist in developing the Exchange Ratio and report on the fairness of the Merger to the stockholders of both companies.

          Principal presented its report to the special committees on August 14, 1997, and met with each of the committees. See "--Opinion of Financial Advisor" below. The Boards then met jointly after such presentation, at which time each committee recommended to its Board that the Merger be approved on the terms proposed. The report and fairness opinion of Principal was also presented to the Boards at that meeting. Based on the recommendations of their respective special committees and the opinion of Principal, the Boards unanimously approved the Merger proposal and directed that the proposal be presented to their respective stockholders at the Special Meetings of HSOG and HSRC with the recommendation that they vote FOR the proposal.

          Reasons for the Merger

          Notwithstanding HSOG's and HSRC's joint operations, HSOG has historically had higher outstanding indebtedness and debt to equity ratio than HSRC. The greater resultant cash flow experienced by HSRC generally has created an increasing imbalance between the respective debt to equity ratios of the companies, often making it more difficult for HSOG to fund its share of new drilling ventures and property acquisitions. As a result of the imbalance in the financial conditions of the companies, effective January 1, 1996, HSOG's participation interest in joint activities with HSRC was reduced by the Boards of Directors of the companies from 50% to 40%. As the companies attempt to increase their business activity in the near future, management of the companies expects that HSOG's difficulties in "keeping up" with HSRC could force the Boards to further change the participation arrangement regarding the joint activities of the companies in order not to hold HSRC back from the opportunities that are expected to be presented to it in the future. The Boards of Directors of the companies believe that the Merger would alleviate this awkward situation because a single entity would allow management to be substantially more focused on the types and magnitudes of the prospects that are considered, since each prospect would no longer have to be reviewed from the perspective of two separate and somewhat different companies from the standpoint of their respective financial conditions and capabilities.

          As the oil and gas industry continues its consolidation, management of HSOG and HSRC expects that its experience and the history and tradition of the companies will result in an increasing number and variety of potential acquisition and operational opportunities. In order to take maximum advantage of these opportunities, the companies will probably require increased financing capabilities. Management believes that by combining the assets and operations of the companies and effecting an increased public float of its equity securities, the surviving company will have greater access to the capital markets, thus improving its prospects of obtaining the financing it may desire or require to carry out its business plan to the fullest extent possible.

          The common stock of each of the companies has been registered under the Exchange Act, and, as a consequence, the companies are required to submit periodic reports to the Securities and Exchange Commission and otherwise operate within the requirements and restrictions that are applicable to "public" companies. Nevertheless, due to the relatively low number of stockholders and, in particular, low number of outstanding shares of each company, there has been no established public trading market and very little trading in the common stock of either company. Management of the companies has received numerous inquiries in recent years from stockholders regarding the prospects of increasing the liquidity of the stock. It is believed by the Boards that the increased stockholder base and number of outstanding shares that will result from the Merger, as well as the expected trading of the stock on the Nasdaq National Market, will result in a significant increase in the liquidity of the stock, although there can be no assurance that there will be sufficient public float or trading activity to ensure that the market value of the stock will be comparable to the values of the stock of other publicly traded oil and gas companies which are comparable to the surviving company from the standpoint of assets base and/or cash flow.

          In addition to the foregoing reasons for the Merger, the Boards and the special committees also took into account the transactional costs of the Merger and the ongoing costs, specifically the decrease in the total amount of the statutory depletion allowance deductions the surviving company will be able to claim for federal income tax purposes compared to the total amount claimed by the companies previously. See "The Merger-- Depletion Deductions." Each of the Boards has determined that even considering these immediate and ongoing costs, the potential benefits of the Merger outweigh those costs and the Merger is in the best interests of the stockholders of both companies. The Merger proposal was approved unanimously by the Board of each company and each Board recommends that its stockholders vote in favor of the Merger.

     Determination of Exchange Ratio

          The assets of HSOG and HSRC consist primarily of working interests in producing oil and gas leases, although each company does own mineral or royalty interests, certain of which are producing and others of which are undeveloped. In addition, each company owns a portion of the outstanding stock of the other company. The principal difference between the companies is that the HSOG has outstanding indebtedness, while HSRC is debt free.
     The objective in determining the Exchange Ratio was to assure the stockholders of each company received a fair percentage of the outstanding shares of the surviving company after the Merger is consummated.

          The Exchange Ratio was based upon a recommendation by Principal of a fair ratio of the relative values of the companies and presented to the special committee of each Board. The Exchange Ratio was then calculated utilizing Principal's relative value recommendation and accounting for the cancellation of cross-owned shares. The Exchange Ratio was then approved and adopted by the Board of Directors of each Company upon recommendation of the respective special committee. For purposes of establishing the Exchange Ratio in order to determine the proportional ownership of HSOG upon consummation of the Merger by the respective stockholders of HSOG and HSRC, an estimated value for each company was calculated utilizing consistent procedures which took into consideration the assets and liabilities of each company, as well as the value of the cross-owned shares of common stock held by each company in the other company. A primary factor utilized to value the companies was the relative estimated values of each company's oil and gas reserves. The estimated values of the oil and gas reserves were based on an analysis of the future cash flows to be generated from those reserves and of recent acquisitions of oil and gas reserves. The estimated value of the oil and gas reserves of the companies was then determined based upon consideration of all relevant factors applied consistently to each company.

          After establishing a value for each company's oil and gas reserves, the following additional adjustments were made for purposes of establishing the relative estimated values of each company:

               (a) the estimated value for each company was adjusted by its respective working capital balances and reduced for any outstanding long-term debt as of June 30, 1997; and

               (b) the estimated value for each company was increased by the estimated value of each company's respective ownership interests in certain non-producing mineral interests as of June 30, 1997, based on an appraisal (discussed below) prepared on behalf of the Boards of Directors of both companies.

          After the preceding adjustments were made, further adjustments were made to the estimated values to reflect the cross-ownership of common stock of each company by the other company. The estimated value of each company was increased by such company's ownership percentage of the other company and then reduced by the other company's ownership percentage of the subject company. Since the adjustments are inter-dependent, the calculation was repeated numerous times to arrive at a static value for the adjustment.

          Based on the valuation analysis of the companies as indicated above, it was determined that ownership of HSOG upon consummation of the Merger should be allocated approximately 60.7% to the stockholders of HSRC and approximately 39.3% to the stockholders of HSOG. This allocation resulted in an

     Exchange Ratio of 1.622 shares of HSOG Common Stock (or 48.66 shares of New HSOG Common Stock after the effect of the 30-for-1 stock split) for each share of HSRC Common Stock.

          In July 1997, the Boards of Directors of both companies engaged Harry Tucei, a certified petroleum geologist and former officer of the companies, to perform an appraisal of each company's non-producing mineral interests. Mr. Tucei had previously performed such appraisals from time to time during his employment with the companies from 1956 through 1993 and as a special consultant in 1994. No limitations were placed on the scope of Mr. Tucei's appraisal. Mr. Tucei appraised the mineral interests of both companies by multiplying an estimated lease bonus value per acre times the number of non-producing acres in which each company owned a mineral interest. In determining the estimated lease bonus values utilized in the appraisal, Mr. Tucei reviewed and analyzed (i) the lease bonuses per acre which had recently been paid in the localities of the companies' mineral interests;
     (ii) the geological basins underlying the companies' mineral acreage (including the depths and productiveness of such geologic formations); and
     (iii) the amount of leasing and drilling activity (including the results of such drilling activity) in the areas surrounding the mineral acreage.
     Based on his review and analysis of the above factors, Mr. Tucei then utilized his professional judgment to determine an estimated lease bonus per acre on a state-by-state basis. In the determination of the estimated lease bonus values utilized in the appraisal, Mr. Tucei necessarily made qualitative judgments as to the significance and relevance of each of the above factors and analysis performed. Pursuant to Mr. Tucei's appraisal, HSOG's non-producing mineral interests were appraised at approximately $1,786,800 as of June 30, 1997, and HSRC's nonproducing mineral interests were appraised at approximately $2,379,700 as of June 30, 1997. Mr. Tucei received a consulting fee of approximately $2,500 for his services. Mr. Tucei owns 70 shares of HSOG Common Stock and 112 shares of HSRC Common Stock. The appraised values were utilized solely for the purpose of estimating the relative values of the companies with respect to each other in the determination of the Exchange Ratio.

     Opinion of Financial Advisor

          On August 14, 1997, Principal delivered orally and in writing its opinion that, as of such date, the consideration to be received in the Merger by the stockholders of HSRC was fair to the disinterested stockholders of HSRC and HSOG from a financial point of view. For purposes of the opinion, the term "disinterested stockholders" means holders of each of HSRC's and HSOG's one class of publicly traded common stock other than
     (1) directors, officers and employees of HSRC and HSOG and (2) any holder of 15% or more of the outstanding shares of common stock of either HSRC and HSOG. The full text of Principal's written opinion, which contains a description of the assumptions made, the matters considered by Principal and the limits of its review, is attached to this Proxy Statement/Prospectus as Appendix B. Stockholders of HSRC and HSOG are urged to read the opinion carefully in its entirety, especially with regard to the assumptions made and matters considered by Principal. Principal is representing both HSRC and HSOG in the Merger. The following is a summary of selected analyses performed by Principal (the "Principal Report") in connection with its opinion.

          In connection with its opinion, Principal, among other things, (i) analyzed certain publicly available financial statements and reports regarding HSRC and HSOG; (ii) analyzed certain internal financial statements and other financial and operating data (including 1997 and 1998 financial budgets) concerning HSRC and HSOG prepared by management; (iii) reviewed certain reserve information provided by HSRC and HSOG relating to their respective oil and gas properties; (iv) reviewed the trading activity and the prices for sales for which information was available with respect to a limited number of trades of the common stock of HSRC and HSOG; (v) compared the historical and projected financial performance of HSRC and HSOG; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable oil and gas transactions; (vii) reviewed the draft of the Merger Agreement and related documents; (viii) discussed with management of HSRC and HSOG the operations of and future business prospects for HSOG after the Merger and the anticipated financial consequences of the Merger to HSRC and HSOG; and (ix) performed such other analyses and provided such other services as it deemed appropriate.

          Principal relied on the accuracy and completeness of the information and financial data provided to it by HSRC and HSOG, and its opinion is based upon such information. Principal inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that it rendered only an informed opinion and not an appraisal or certification of value. With respect to the financial budgets and reserve information prepared by management of HSRC and HSOG, Principal assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial operations of HSRC and HSOG. Because Principal relied on the accuracy and completeness of the information and financial data provided by HSRC and HSOG with only limited independent verification thereof in rendering its opinion, any significant inaccuracies in the information or data provided could have a material effect on the results of the analyses performed by Principal in connection with its opinion and the conclusions thereof.

          In connection with its opinion, Principal arrived at relative values for HSRC and HSOG using three methodologies: a comparable reserve acquisitions analysis, a discounted cash flow analysis and a relative contribution analysis. These methodologies are discussed below.

          Comparable Reserve Acquisitions Analysis. In calculating the relative values of The Home-Stake Companies' oil and gas reserves, Principal examined comparable oil and gas reserve acquisition transactions that occurred during 1994, 1995, 1996 and the first quarter of 1997 in the mid-continent, on-shore Gulf Coast and Rocky Mountain regions of the United States as reported by John S. Herold, Inc., an independent petroleum research company that tracks such data. There were 147 such transactions that occurred during the aforementioned periods with a mean purchase price of $4.78 per barrel of oil equivalent reserves. Principal then specifically examined the transactions that occurred during 1996 and the first quarter of 1997. There were 64 transactions during such period with a mean purchase price of $4.85 per barrel of oil equivalent. Principal applied a multiple of $4.85 per barrel of oil equivalent to the companies' proved reserves which were provided to Principal by the companies. Principal then adjusted the resulting values to account for certain assets and liabilities of the companies that were not included as part of such analysis and then adjusted the resulting values for cross-ownership between the companies.

          Discounted Cash Flow Analysis. Principal performed a discounted cash flow ("DCF") analysis utilizing the present value of the future cash flows of The Home-Stake Companies' proved reserves as of June 30, 1997, based on reserve reports provided to Principal by management. In addition, representatives of Principal met with management to discuss the companies' current and projected operations. In developing its DCF analysis, Principal took the pre-tax cash flow (defined as pre-tax income plus non-cash expenses less required capital expenditures) that the companies were expected to generate throughout the life of the reserves (as presented to Principal in the reserve reports provided by management) and discounted the cash flows to a present value using a 10% discount rate. Principal then adjusted the resulting values to account for certain assets and liabilities of the companies that were not included as part of such analysis and then adjusted the resulting values for cross-ownership between the companies.

          Relative Contribution Analysis. Principal and management projected 1998 financial results for HSOG and HSRC utilizing engineering reports and certain assumptions provided by management. Principal then compared the projected results of the two companies and adjusted for cross-ownership between the companies. Principal then examined the relative contribution of the projected revenues, operating cash flow, net income and after tax cash flow of each company.

          The summary of the Principal Report set forth above does not purport to be a complete description of the main elements of Principal's presentation to the Special Committee of the Board of Directors of HSRC or to the Special Committee of the Board of Directors of HSOG on August 14, 1997. Nor does it purport to be a complete description of the analysis performed, or the matters considered, by in rendering its opinion dated August 14, 1997. Principal believes that its analyses must be considered as a whole and that selecting portions of such analyses, without considering all analyses, would create an incomplete view of the processes underlying the analyses set forth in the Principal Report and its fairness opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

          In rendering its fairness opinion, Principal applied its judgment to a variety of complex analyses and assumptions. Principal may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The assumptions made, and the judgments applied, by Principal in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the fairness opinion itself.

          In developing its view of the consideration to be received in the Merger, Principal assumed that, because of common practices used in the oil and gas industry to evaluate assets, the methodologies described above provided a reasonable and consistent basis for determining the relative values for HSRC and HSOG.

          The engagement letters between each of HSRC and HSOG and Principal provide that Principal is to receive a fee in the amount of $37,500 from each company (an aggregate of $75,000), 50% of which was paid upon execution of the letter and the remaining 50% of which was paid upon delivery of the written fairness opinion. HSRC and HSOG also have agreed to reimburse Principal for its reasonable out-of-pocket expenses, including fees and expenses of counsel, and to indemnify Principal and its affiliates against certain claims, losses, liabilities and expenses in connection with its services as financial advisor, including those arising under the federal securities laws.

          Principal, an investment banking firm headquartered in Dallas, Texas, engages in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buy-outs, negotiated underwritings, private placements of debt and equity and for corporate and estate purposes. The predecessor of Principal has acted as an investment advisor to the Board of Directors of each of HSOG and HSRC with respect to an unsolicited tender offer for the companies' outstanding securities in 1993.

     Conduct of the Business of HSOG After the Merger

          It is anticipated that after the Merger, HSOG will conduct its business in the same manner as HSOG and HSRC jointly conducted their business prior to the Merger. See "Description of the Business of The Home-Stake Companies."

     Accounting Treatment

          The Merger will be accounted for in a manner similar to a pooling of interests for accounting and financial reporting purposes. The assets and liabilities of HSOG and HSRC will be carried forward at their historical book values. The reported income of HSOG and HSRC for prior periods will be combined and restated as income for the combined company. As a result, all of the companies' financial statements will be presented as one company on both a prospective and historical basis.

     Federal Income Tax Consequences

          The following summary is a general discussion, based on current law, of the material federal income tax consequences applicable to holders of HSRC Common Stock and HSOG Common Stock who receive New HSOG Common Stock pursuant to either the Merger or the Stock Split. This summary discusses only certain federal income tax consequences to citizens or residents of the United States and domestic corporations and partnerships which hold HSRC Common Stock or HSOG Common Stock as a capital asset. It does not discuss the tax consequences that might be relevant to holders of HSRC Common Stock or HSOG Common Stock entitled to special treatment under federal income tax laws (such as individual retirement accounts and other tax deferred accounts, life insurance companies, and tax exempt organizations).

          Both HSOG and HSRC contemplate that the Merger and the Stock Split will qualify as reorganizations under Section 368(a) of the Code ("Reorganizations"). No ruling from the Internal Revenue Service has been or will be sought as to such qualification. Instead, HSOG and HSRC will rely upon an opinion of counsel to the effect that the Merger and the Stock Split will qualify as Reorganizations. Conner & Winters, A Professional Corporation, counsel to HSOG and HSRC, will render an opinion to HSOG and HSRC at the Effective Time of the Merger to the effect that the Merger and the Stock Split, if consummated in accordance with the Merger Agreement, will constitute Reorganizations under currently applicable law. A preliminary version of such opinion is an exhibit to the Registration Statement.

          If the Merger and the Stock Split qualify as Reorganizations, a HSRC or HSOG stockholder whose HSRC Common Stock or HSOG Common Stock is converted into the right to receive solely New HSOG Common Stock pursuant to the Merger or Stock Split will not be subject to federal income tax by reason of the Merger or the Stock Split and that stockholder's tax basis in the New HSOG Common Stock received will be the same as such stockholder's tax basis in the HSRC Common Stock or HSOG Common Stock exchanged therefor.

          In general, HSRC or HSOG stockholders who exercise their appraisal rights will be treated as having received their payment of cash in redemption of their stock. Each such stockholder will realize gain or loss equal to the amount his or her redemption proceeds exceeds or is exceeded by his or her adjusted federal income tax basis in the shares of HSRC Common Stock or HSOG Common Stock redeemed. Such gain or loss will be a capital gain or loss if the shares redeemed are held by such stockholder as a capital asset.

          Treasury Regulations require that each HSRC and HSOG stockholder who receives shares of New HSOG Common Stock (or cash in the event of an exercise of appraisal rights) in connection with the Merger or the Stock Split must incorporate into his or her income tax return for the taxable year in which the Merger and the Stock Split take place a statement of all facts pertinent thereto, including (i) a statement of the cost or other basis of his or her HSRC or HSOG Common Stock and (ii) a statement of the amount of New HSOG Common Stock or cash received. Treasury Regulations further require that HSRC and HSOG stockholders maintain permanent records with respect to the Merger or the Stock Split, as appropriate.

          Neither HSRC nor HSOG will recognize any gain or loss by reason of the Merger or the Stock Split if the Merger and the Stock Split qualify as Reorganizations.

          THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE STOCK SPLIT TO HSRC AND HSOG STOCKHOLDERS UNDER CURRENT LAW, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH HSRC OR HSOG STOCKHOLDER'S TAX SITUATION AND STATUS. ACCORDINGLY, ALL HSRC AND HSOG STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER AND THE STOCK SPLIT.

     Interests of Certain Persons in the Merger

          In considering the recommendation of the Boards of Directors of HSOG and HSRC with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of HSOG and HSRC and the Boards of Directors of HSOG and HSRC have certain interests in the Merger that are in addition to the interests of stockholders of HSOG and HSRC generally.

          The Board of Directors of HSOG has adopted the HSOG 1997 Incentive Stock Plan, subject to the approval of HSOG stockholders and consummation of the Merger. If the Stock Plan is approved and the Merger is consummated, HSOG's directors and executive officers will be eligible under the plan to receive awards of options to purchase shares of New HSOG Common Stock or shares of restricted stock. See "Approval of the HSOG 1997 Incentive Stock Plan."

     Appraisal Rights

          Under Section 1091 of the Oklahoma General Corporation Act ("Section 1091"), holders of shares of either HSOG Common Stock or HSRC Common Stock ("Shares") may demand an appraisal of the fair value of their Shares and payment in cash in lieu of accepting the shares of New HSOG Common Stock issuable to them in connection with the Merger. Section 1091 is reprinted in its entirety as Appendix C to this Proxy Statement/Prospectus. All references to a "stockholder" in Section 1091 and this summary thereof are to the record holder of Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker or nominee and who desires to exercise appraisal rights, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect the appraisal rights the beneficial owner may have.

          HSOG and HSRC must each notify their respective stockholders, not less than 20 days prior to their respective Special Meeting, that appraisal rights are available and provide each such stockholder a copy of Section 1091 (this Proxy Statement/Prospectus constitutes such notice). Stockholders of record who desire to exercise their appraisal rights must:
     (i) hold Shares on the date of making a demand for appraisal, (ii) continuously hold Shares through the Effective Time, (iii) deliver, prior to the Special Meeting, a written demand for appraisal to HSOG or HSRC, as appropriate, at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma 74103,
     Attention: Chris K. Corcoran, Executive Vice President, Chief Financial Officer and Secretary, and (iv) otherwise satisfy all of the following conditions. Although a stockholder must not have voted in favor of the Merger, Section 1091 does not require that a stockholder vote against the Merger in order to preserve his or her appraisal rights.

          If the Merger is approved by the respective stockholders of both HSOG and HSRC, HSOG must, within 10 days after the Effective Time of the Merger, notify each dissenting stockholder who has provided written demand to the respective company as noted above and has not voted in favor of or consented to the Merger that the Merger has become effective.

          Within 120 days after the Effective Time, HSOG or any stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 1091 may file a petition in an Oklahoma district court with proper venue ("Oklahoma District Court") demanding a determination of the value of Shares. HSOG does not intend to file a petition or initiate any negotiations with respect to the fair value of these Shares. Accordingly, stockholders who wish to properly exercise appraisal rights should regard it as their obligation to initiate all necessary action with respect to the perfection of their appraisal rights within the time periods prescribed in Section 1091.

          Only a holder of record of Shares is entitled to assert appraisal rights for Shares registered in that holder's name. The demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as authorized agent for the record owner.

          A record holder, such as a broker, who holds Shares as nominee for the beneficial owner thereof may exercise the holder's right of appraisal with respect to Shares held for all or less than all of those beneficial owners. In that case, the written demand should set forth the number of Shares covered by it. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of the applicable record owner.

          Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from HSOG a statement setting forth the aggregate number of Shares with respect to which demands for appraisal have been made and the aggregate number of holders of those Shares. This statement must be mailed within 10 days after the written request therefore has been received by HSOG, or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

          If a petition for appraisal is timely filed, after a hearing on the petition, the Oklahoma District Court will determine the stockholders entitled to appraisal rights and will appraise Shares owned by those stockholders, determining "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Simple or compound interest may be paid. The judicial determination of the "fair value" of Shares is required to be based on all relevant factors involving the value of a company, including market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the Merger which aid in determining the value of such corporation. The presiding Oklahoma District Court shall direct payment of the fair value of Shares by HSOG to stockholders entitled thereto.

          Stockholders considering exercising their rights of appraisal should bear in mind that the fair value of their Shares determined under Section 1091 could be more than, the same as or less than the value of the shares of New HSOG Common Stock they would receive if they did not seek appraisal of their Shares. The costs of the appraisal proceeding may be determined by the Oklahoma District Court and taxed against the parties as the Oklahoma District Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Oklahoma District Court may order all or a portion of the expenses of experts incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of such experts, be charged pro rata against the value of all Shares entitled to appraisal.

          Any stockholder who has duly demanded appraisal in compliance with
     Section 1091 will not, after the Effective Time, be entitled to vote Shares subject to such demand for any purpose or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

          If any stockholder who demands appraisal of his or her Shares under
     Section 1091 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, the Shares of that holder will be converted into the right to receive shares of New HSOG Common Stock in accordance with the terms of the Merger Agreement, without any interest thereon. A stockholder will fail to perfect, and will effectively lose his or her right to appraisal, if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to HSOG a written withdrawal of his or her demand for an appraisal, except that any attempt to withdraw made more than 60 days after the Effective Time requires the written approval of HSOG. Furthermore, no appraisal proceeding in the Oklahoma District Court will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned upon terms that the Court deems just.

          Dissenting stockholders who elect to exercise appraisal rights and receive cash for their Shares may be subject to federal and/or state income tax on any gain resulting from the transaction. See "The Merger--Federal Income Tax Consequences" above. It is a condition to the consummation of the Merger (unless waived by HSOG), that holders of no more than 12% of the outstanding shares of HSOG or HSRC Common Stock exercise appraisal rights pursuant to Section 1091. See "The Merger Agreement--Conditions."

          Reference is made to Appendix C to this Proxy Statement/Prospectus for the complete text of the provisions of Section 1091 relating to the appraisal rights of dissenting HSOG and HSRC stockholders. The statements made in this summary are qualified in their entirety by reference to such Appendix C. THE PROVISIONS OF SECTION 1091 ARE TECHNICAL IN NATURE AND COMPLEX. IT IS SUGGESTED THAT ANY STOCKHOLDER WHO DESIRES TO AVAIL HIMSELF OR HERSELF OF HIS OR HER RIGHT TO DISSENT CONSULT INDEPENDENT LEGAL COUNSEL BECAUSE FAILURE TO COMPLY STRICTLY

     WITH THE PROVISIONS OF SECTION 1091 MAY PRECLUDE THE EXERCISE OF HIS OR HER APPRAISAL RIGHTS.

     Restrictions on Resales by Affiliates of HSRC

          All shares of New HSOG Common Stock received by HSRC stockholders in the Merger will be freely transferable, except that shares of New HSOG Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of HSRC prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of HSOG) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of HSRC or HSOG generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     Depletion Deductions

          Under the Code, independent producers are allowed a deduction for federal income tax purposes for statutory depletion on eligible production of up to 1,000 "barrels of oil equivalent per day" (hereinafter, "BOEPD"). This deduction is generally calculated to be 15 percent of gross revenues from each qualified property, subject to several limitations, and may be taken in amounts that exceed the tax basis of the related property. During the first six months of 1997, HSOG and HSRC had approximately 2,100 BOEPD of combined qualified production.

          In the event the Merger is consummated, HSOG, as the surviving corporation, will be limited to the statutory depletion deductions on the first 1,000 BOEPD of eligible production and lose the otherwise allowable statutory depletion deduction on approximately 1,000 BOEPD qualifying production which resulted from having the two separate corporations (i.e., the 1,000 BOEPD attributable to HSRC will be lost). If HSOG and HSRC had been merged effective January 1, 1996, there would have been approximately a $178,000 increase in the amount of income taxes paid by HSOG and HSRC. In addition, there would have been a decrease in the amount of allowable statutory depletion carryforwards available to offset future income tax. The exact annual income tax effect of this lost depletion deduction is difficult to quantify due to the complexities of the Code related to statutory depletion and the interaction of this deduction and other provisions of the Code, such as the alternative minimum tax. Assuming no available statutory depletion carryforwards or other offsets, a price of $19 per barrel of oil and a 34 percent effective statutory corporate tax rate, the annual income tax effect of a loss of 1,000 BOEPD of qualifying production for purposes of the statutory depletion deduction would be approximately $354,000.

                              THE MERGER AGREEMENT

               The following is a brief summary of all material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement.

     The Merger

               Pursuant to the Merger Agreement, at the Effective Time, HSRC will be merged with and into HSOG. Upon consummation of the Merger, the separate existence of HSRC will cease and HSOG, as the surviving corporation in the Merger, will continue its corporate existence under the laws of the State of Oklahoma. The Amended HSOG Certificate will become the Certificate of Incorporation of HSOG. See "Comparative Rights of Stockholders." The directors and officers of HSOG at the Effective Time of the Merger will remain as the directors and officers of HSOG after the Merger.

               Upon the satisfaction or waiver of all conditions to the Merger, and provided that the Merger Agreement has not been terminated or abandoned, HSOG and HSRC will cause a Certificate of Merger, a copy of which is attached as Appendix D to this Proxy Statement/Prospectus, to be executed, acknowledged and filed with the Secretary of State of the State of Oklahoma as provided in Section 1081 of the Oklahoma General Corporation Act. The time at which the Merger becomes effective is referred to as the "Effective Time" or the "Effective Time of the Merger."

     The Stock Split

               Pursuant to the amendment of the HSOG Certificate called for by the Merger Agreement, at the Effective Time the authorized shares of HSOG Common Stock will be increased from 100,000 shares to 12,000,000 shares, par value $.01 per share, and the outstanding shares of HSOG Common Stock (other than those held by HSRC or in the treasury of HSOG) will be split on a 30-for-1 basis (the "Stock Split"). The HSOG common stock issued pursuant to the Stock Split is herein referred to as "New HSOG Common Stock."

     Exchange Procedures

               Exchange of HSRC Certificates. As promptly as practicable after the Effective Time of the Merger, HSOG shall cause its transfer agent or such other agent, acting in the capacity of exchange agent (the "Exchange Agent"), to mail to each holder of record of HSRC Common Stock at the Effective Time of the Merger a letter of transmittal, together with instructions and a return envelope (collectively, the "HSRC Letter of Transmittal") to facilitate the exchange of such holder's certificates, formerly representing shares of HSRC Common Stock, for a certificate representing the shares of New HSOG Common Stock such holder is entitled to receive in the Merger. HSRC stockholders should not send in their certificates until they receive a HSRC Letter of Transmittal.

               Upon receipt of the HSRC Letter of Transmittal, the holder of record of HSRC Common Stock should complete the HSRC Letter of Transmittal in accordance with the instructions provided and deliver the HSRC Letter of Transmittal, together with all stock certificates formerly representing shares of HSRC Common Stock to the Exchange Agent in the return envelope provided. Provided the Exchange Agent shall have received the certificates and related documentation completed in proper form, as soon as practicable after the Effective Time of the Merger, the Exchange Agent will mail to the holder of such HSRC Common Stock a certificate for the shares of New HSOG Common Stock to which the holder is entitled. No certificates for New HSOG Common Stock will be delivered to a holder of record of HSRC Common Stock unless and until such holder shall have delivered to the Exchange Agent in accordance with the HSRC Letter of Transmittal, all certificates formerly representing the shares of HSRC Common Stock held by such holder or, if applicable, such documentation and security in respect of lost, stolen or destroyed certificates as is required by the Exchange Agent or HSOG. No fractional shares of New HSOG Common Stock will be issued in connection with the Merger. In lieu of any fractional shares, any holder of HSRC Common Stock who would otherwise be entitled to a fractional share of New HSOG Common Stock will, upon surrender of his or her HSRC certificate, receive a whole share of New HSOG Common Stock.

               After the Effective Time of the Merger, there will be no further transfers on HSRC's stock transfer books of the shares of HSRC Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. If certificates representing shares of HSRC Common Stock should be presented to HSRC after the Effective Time of the Merger, they will be cancelled and exchanged as described above. If a holder of HSRC Common Stock has transferred ownership of such HSRC Common Stock but the transfer is not registered in the stock transfer records of HSRC as of the Effective Time of the Merger, a certificate representing the number of shares of New HSOG Common Stock may be issued to the transferee if the HSRC certificate, when presented for exchange, is accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

               If a certificate formerly representing HSRC Common Stock shall have been lost, stolen or destroyed, the Exchange Agent will deliver a certificate representing the shares of New HSOG Common Stock issuable pursuant to the Merger with respect to such lost, stolen or destroyed certificate only upon receipt of an affidavit as to such loss, theft or destruction, appropriate evidence as to ownership of such certificate by the claimant and, if required by HSOG, the posting of a bond in such reasonable amount as HSOG may direct as indemnity against any claim that may be subsequently made against HSOG with respect to such lost, stolen or destroyed certificate.

               No dividends or other distributions with respect to New HSOG Common Stock issued with respect to shares of HSRC Common Stock in the Merger will be made until the holder of HSRC Common Stock entitled thereto surrenders his or her HSRC certificate for exchange as described above. Upon such surrender, such surrendering holder (i) will be paid dividends or other distributions having a record date after the Effective Time of the Merger but on or prior to the date of surrender and a payment date on or prior to such date of surrender with respect to the shares of New HSOG Common Stock such holder is entitled to receive (less, if applicable, any withholding taxes that may be required with respect thereto) and (ii) will be entitled to receive, on the payment date, any dividends or other distributions having a record date after the Effective Time of the Merger but on or prior to the date of such surrender and a payment date after such date of surrender which are payable with respect to the shares of New HSOG Common Stock such holder is entitled to receive (less, if applicable, any withholding taxes that may be required with respect thereto).

               Exchange of HSOG Certificates. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent will mail to each holder of record of HSOG Common Stock at the Effective Time of the Merger a letter of transmittal, together with instructions and a return envelope (collectively, the "HSOG Letter of Transmittal") to facilitate the exchange of such holder's certificates, formerly representing shares of HSOG Common Stock, for a certificate representing the shares of New HSOG Common Stock such holder is entitled as a result of the Stock Split. HSOG stockholders should not send in their certificates until they receive a HSOG Letter of Transmittal.

               Upon receipt of the HSOG Letter of Transmittal, the holder of record of HSOG Common Stock should complete the HSOG Letter of Transmittal in accordance with the instructions provided and deliver the HSOG Letter of Transmittal, together with all stock certificates formerly representing shares of HSOG Common Stock to the Exchange Agent in the return envelope provided. Provided the Exchange Agent shall have received the certificates and related documentation completed in proper form, as soon as practicable after the Effective Time of the Merger, the Exchange Agent will mail to the holder of such HSOG Common Stock a certificate for the shares of New HSOG Common Stock to which the holder is entitled. No certificates for New HSOG Common Stock will be delivered to a holder of record of HSOG Common Stock unless and until such holder shall have delivered to the Exchange Agent in accordance with the HSOG Letter of Transmittal, all certificates formerly representing the shares of HSOG Common Stock held by such holder or, if applicable, such documentation and security in respect of lost, stolen or destroyed certificates as is required by the Exchange Agent or HSOG.

               If a certificate formerly representing HSOG Common Stock shall have been lost, stolen or destroyed, the Exchange Agent will deliver a certificate representing the shares of New HSOG Common Stock issuable pursuant to the Stock Split with respect to such lost, stolen or destroyed certificate only upon receipt of an affidavit as to such loss, theft or destruction, appropriate evidence as to ownership of such certificate by the claimant and, if required by HSOG, the posting of a bond in such reasonable amount as HSOG may direct as indemnity against any claim that may be subsequently made against HSOG with respect to such lost, stolen or destroyed certificate.

     Conditions

               The respective obligations of HSOG and HSRC to consummate the Merger are subject to the approval and adoption of the Merger Agreement by the holders of 66 2/3 percent of the outstanding shares of each of HSOG Common Stock and HSRC Common Stock and the satisfaction of the following conditions (unless waived, in certain circumstances, by such parties): (i) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger; (ii) holders of not more than 12% of the outstanding shares of HSOG Common Stock or HSRC Common Stock shall have exercised their appraisal rights in accordance with
     Section 1091 of the Oklahoma General Corporation Act; (iii) HSOG and HSRC shall each have received a written opinion from Principal that the Merger is fair, from a financial point of view, to the stockholders of HSOG and HSRC, respectively, and such opinion shall not have been withdrawn; and
     (iv) HSOG and HSRC shall have each received a written opinion of Conner & Winters, A Professional Corporation, to the effect that the Merger will be treated as a reorganization under Section 368(a) of the Code and the regulations thereunder.

     Amendment and Termination

               Notwithstanding approval by the stockholders of HSOG and HSRC, the Boards of Directors of HSOG and HSRC may amend the Merger Agreement at any time prior to the filing of the Certificate of Merger so long as any such amendment does not alter (i) the amount of New HSOG Common Stock to be received by a HSOG or HSRC stockholder, (ii) the amendments to the HSOG Certificate set forth in the Certificate of Merger or (iii) any term or condition of the Merger Agreement, the alteration of which would adversely affect HSOG or HSRC stockholders. Further, notwithstanding such approval, the Boards of Directors of either HSOG or HSRC may terminate the Merger Agreement at any time prior to such filing.

               MARKET FOR HSOG COMMON STOCK AND HSRC COMMON STOCK
                        AND RELATED STOCKHOLDER MATTERS

     HSOG

               Market Prices. As of July 31, 1997, HSOG had approximately 200 holders of record of its Common Stock. HSOG Common Stock is listed in the "pink sheets" published by the National Quotation Bureau. Historically, the "pink sheets" have generally identified firms acting as market makers for HSOG Common Stock but, to the Company's knowledge, did not set forth bid and ask quotations for such stock. Trades in the stock are sporadic or limited and, accordingly, there is no established public trading market for HSOG Common Stock.

               Dividends. The following table sets forth the per share amount of cash dividends declared and paid on HSOG Common Stock during the periods indicated.


                                               Cash Dividends
                                             Declared and Paid
                                                Per Share of
                  Year Ended December 31,       Common Stock
                 -------------------------   ------------------
                 1995:  First Quarter               $1.00
                        Second Quarter               1.00
                        Third Quarter                 .75
                        Fourth Quarter                .75

                 1996:  First Quarter               $ .75
                        Second Quarter                .75
                        Third Quarter                 .50
                        Fourth Quarter                .50

                 1997:  First Quarter               $ .50
                        Second Quarter                .50


          HSOG has historically paid quarterly cash dividends to its stockholders. HSOG's Board of Directors has adopted a policy to pay quarterly dividends on HSOG Common Stock, dependent on numerous factors,including future earnings, anticipated capital requirements, the financial condition and prospects of HSOG, and other factors HSOG's Board may deem relevant. Upon consummation of the Merger, HSOG's Board of Directors plans to continue a policy to pay quarterly dividends on the New HSOG Common Stock, dependent on the same considerations. In addition, future dividends may be restricted pursuant to the terms of the loan agreement between HSOG and NationsBank, N.A. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management's Discussion and Analysis of Financial Conditions and Results of Operations of HSOG--Financial Condition and Liquidity" below for a description of these restrictions.

     HSRC

          Market Prices. As of July 31, 1997, HSRC had approximately 300 holders of record of its Common Stock. HSRC Common Stock is listed in the "pink sheets" published by the National Quotation Bureau. Historically, the "pink sheets" have generally identified the firms acting as market makers for HSRC Common Stock but, to the Company's knowledge, did not set forth bid and ask quotations for such stock. Trades in the stock are sporadic or limited and, accordingly, there is no established public trading market for HSRC Common Stock.

          Dividends. The following table sets forth the per share amount of cash dividends declared and paid on HSRC Common Stock during the periods indicated.


                                               Cash Dividends
                                             Declared and Paid
                                                Per Share of
                   Year Ended December 31,      Common Stock
                  -------------------------  ------------------
                 1995:  First Quarter            $     1.50
                        Second Quarter                 1.50
                        Third Quarter                  1.35
                        Fourth Quarter                 1.35

                 1996:  First Quarter            $     1.35
                        Second Quarter                 1.35
                        Third Quarter                   .90
                        Fourth Quarter                  .90

                 1997:  First Quarter            $      .90
                        Second Quarter                  .90


          HSRC has historically paid quarterly cash dividends to its stockholders. HSRC's Board of Directors has adopted a policy to pay quarterly dividends on HSRC Common Stock, dependent on numerous factors, including future earnings, anticipated capital requirements, the financial condition and prospects of HSRC and such other factors as the Board of Directors may deem relevant. In addition, future dividends may be restricted pursuant to the terms of the loan agreement between HSRC and NationsBank, N.A. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management's Discussion and Analysis of Financial Condition and Results of Operations of HSRC--Financial Condition and Liquidity" below for a description of these restrictions. If the Merger is consummated, HSRC stockholders (other than HSOG and stockholders who exercise their appraisal rights) will receive shares of New HSOG Common Stock and will be entitled to receive, if, as, and when declared by the Board of Directors of HSOG, dividends on such stock. See the discussion under "Market For HSOG Common Stock and HSRC Common Stock and Related Stockholder Matters--HSOG" above for the anticipated dividend policy of HSOG after the Merger.

                       DESCRIPTION OF HSOG CAPITAL STOCK

          The authorized capital stock of HSOG currently consists of 100,000 shares of HSOG Common Stock, $20 par value per share, and 200,000 shares of Preferred Stock, $1.00 par value per share ("HSOG Preferred Stock").
     After the Merger, the authorized capital stock of HSOG will consist of 12,000,000 shares of New HSOG Common Stock, $.01 par value per share, and 2,000,000 shares of HSOG Preferred Stock, $1.00 par value per share. No class of capital stock of HSOG entitles (or, after the Merger, will entitle) the holder thereof to any preemptive rights to purchase or subscribe for shares of any class or any other securities.

          The following description of the capital stock of HSOG is subject to the provisions of HSOG's Certificate of Incorporation as currently in effect (the "HSOG Certificate") and as amended in connection with the Merger (the "Amended HSOG Certificate") and bylaws as currently in effect (the "HSOG Bylaws"). For a more complete description of the HSOG Certificate, Amended HSOG Certificate and HSOG Bylaws, reference is made to the full text of the HSOG Certificate and the HSOG Bylaws and to the amendment to the HSOG Certificate which is set forth in the Certificate of Merger, a copy of which is attached as Appendix D to this Proxy Statement/Prospectus.

          HSOG Common Stock and New HSOG Common Stock. All issued and outstanding shares of HSOG Common Stock are validly issued, fully paid and nonassessable, and the shares of New HSOG Common Stock to be issued in the Merger, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable. The holders of either HSOG Common Stock or New HSOG Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders, including the election of directors. Neither HSOG Common Stock nor New HSOG Common Stock has cumulative voting rights. Each share of either HSOG Common Stock or New HSOG Common Stock is entitled to participate equally in dividends, as and when declared by the HSOG Board of Directors out of funds legally available therefor, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of HSOG Preferred Stock or New HSOG Preferred Stock. Neither shares of HSOG Common Stock nor shares of New HSOG Common Stock have preemptive or conversion rights, redemption rights or sinking fund provisions.

          Upon consummation of the Merger there will be approximately 7,500,000 shares of authorized but unissued shares of New HSOG Common Stock. Management of HSOG believes that the ability of the HSOG Board to issue additional shares of New HSOG Common Stock provides HSOG with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although the HSOG Board has no intention at the present time of doing so, it could issue additional shares of New HSOG Common Stock that could impede the completion of a merger, tender offer or other takeover attempt. See "Risk Factors--Authorized But Unissued Shares of New HSOG Common Stock" and "--Certain Provisions and Arrangements That May Have an Anti-Takeover Effect" below.

          HSOG Preferred Stock. Pursuant to the HSOG Certificate, HSOG is authorized to issue up to 200,000 shares of HSOG Preferred Stock, and the HSOG Board of Directors by resolution may establish one or more series of HSOG Preferred Stock having the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, preferences and limitations that the HSOG Board of Directors fixes without any stockholder approval. Pursuant to the Amended HSOG Certificate, the authorized shares of HSOG Preferred Stock will be increased to 2,000,000 shares. The issuance of HSOG Preferred Stock may adversely affect the rights of the holders of HSOG Common Stock or New HSOG Common Stock. As of the date of this Proxy Statement/Prospectus, no shares of HSOG Preferred Stock have been issued and no series of HSOG Preferred Stock has been designated by the HSOG Board of Directors.

          Management of HSOG believes that the ability of the HSOG Board to issue one or more series of HSOG Preferred Stock provides HSOG with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although the HSOG Board has no intention at the present time of doing so, it could issue a series of HSOG Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. See "--Certain Provisions and Arrangements That May Have an Anti-Takeover Effect" below.

     Certain Provisions and Arrangements That May Have an Anti-Takeover Effect

          Certain provisions of the HSOG Certificate and Bylaws may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of HSOG. Certain arrangements and provisions of the Oklahoma General Corporation Act may also have a similar effect. The following summary briefly describes certain of these provisions and arrangements. The summary is not intended to be complete and is qualified in its entirety by reference to the document or provision of the Oklahoma General Corporation Act which is the subject of the description. As noted below, most of the provisions or arrangements that may have an anti-takeover effect currently apply to HSOG and HSRC due to provisions in the HSOG and HSRC certificates of incorporation and bylaws and outstanding arrangements. See "Comparative Rights of Stockholders."

          Classified Board

               The HSOG Bylaws provide for the Board of Directors of HSOG to be divided into three classes, with members of each class serving staggered three-year terms. The Oklahoma General Corporation Act provides that members of a classified Board of Directors can only be removed by the stockholders for cause absent a provision in a corporation's certificate of incorporation to the contrary. The HSOG Certificate does not contain such a provision, and thus, the HSOG stockholders must have cause in order to remove a member of the HSOG Board of Directors. The HSRC Bylaws similarly provide for classified Boards of Directors for HSRC. See "Comparative Rights of Stockholders--Number of Directors; Removal of Directors; Filling Vacancies; Qualifications."

          Stockholder Action

               The HSOG Certificate provides that stockholders may only take action without a meeting by obtaining the written consent of all stockholders entitled to vote on such action. Absent obtaining such unanimous written consent, stockholder action will require a meeting of stockholders which will allow all stockholders to receive prior notice of proposed action and to discuss and vote on such action. The HSRC Certificate contains similar provisions requiring unanimous written consent to stockholder action without a meeting. See "Comparative Rights of Stockholders--Stockholder Action by Written Consent; Special Meetings."

          Common Stock

               Upon consummation of the Merger there will be approximately 7,500,000 shares of authorized but unissued shares of New HSOG Common Stock. The authorized but unissued shares of New HSOG Common Stock could be used by incumbent management to make more difficult a change in control of HSOG. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of HSOG. The shares of authorized but unissued New HSOG Common Stock might also be considered as having the effect of discouraging an attempt by another person, through the acquisition of a substantial number of shares of New HSOG Common Stock, to acquire control of HSOG with a view of imposing a merger, sale of all or any part of HSOG's assets or a similar transaction, since the issuance of additional shares could be used to dilute the stock ownership and voting power held by such person. Any transaction which may be so discouraged or avoided could be a transaction that HSOG's stockholders might consider to be in their best interests, although it should be noted that the Board of Directors of HSOG has a fiduciary duty to act in the best interests of HSOG's stockholders.

          Preferred Stock

               The Amended HSOG Certificate authorizes up to 2,000,000 shares of undesignated HSOG Preferred Stock. HSOG Preferred Stock may be issued from time to time in one or more series, and the HSOG Board of Directors, without further approval of the stockholders, is authorized to fix and state the designation, powers, preferences and other rights of the shares and each series of HSOG Preferred Stock. One of the effects of the existence of the authorized but unissued HSOG Preferred Stock may be to enable the HSOG Board of Directors to render more difficult or discourage an attempt to obtain control of HSOG by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of HSOG's management. For example, if in the exercise of its fiduciary obligations the HSOG Board of Directors were to determine that a takeover proposal was not in HSOG's best interest, HSOG Preferred Stock could be issued by the HSOG Board of Directors without stockholder approval in a transaction or transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent HSOG Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the HSOG Board of Directors could issue, in one or more series, HSOG Preferred Stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert HSOG Preferred Stock into a larger number of shares of HSOG Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover. The issuance of shares of HSOG Preferred Stock pursuant to the HSOG Board's authority described above could decrease the amount of earnings and assets available for distribution to holders of HSOG Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of HSOG. The HSOG and HSRC Certificates authorize classes of undesignated Preferred Stock that could have the anti-takeover effects noted above. See "--HSOG Preferred Stock" and "Comparative Rights of Stockholders--'Blank Check' Preferred Stock."

          Business Combination Statute

               Upon consummation of the Merger, HSOG will likely become subject to provisions (the "Business Combination Statute") of the Oklahoma General Corporation Act that may have the effect of preventing, discouraging or delaying a change in control of HSOG. The restrictions of the Business Combination Statute are applicable to any Oklahoma corporation that has a class of stock listed on the NASDAQ National Market. The Business Combination Statute generally prohibits certain business combinations between a corporation and any person who has acquired 15% or more of the voting stock of the corporation (an "interested shareholder") for a period of three years from the date such shareholder became an interested shareholder, unless such interested shareholder (i) prior to becoming an interested shareholder, obtained the approval of the board of directors of either the business combination or the transaction that resulted in such person becoming an interested shareholder, (ii) acquired at least 85% of the outstanding shares of voting stock of the corporation (excluding shares owned by persons who are directors, officers and by certain employee stock plans) in the same transaction in which the interested shareholder became an interested shareholder or (iii) if on or subsequent to the date the interested shareholder became an interested shareholder, the business combination is approved by the board of directors and is authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the voting stock that is not owned by the interested shareholder. See "Comparative Rights of Stockholders--Business Combinations."

               HSOG and HSRC are currently not subject to the Business Combination Statute. However, the HSOG and HSRC Certificates provide that any merger, consolidation, sale of a substantial portion of assets, dissolution or other reorganization or business combination requires the approval of the holders of at least 66 2/3 percent of stock entitled to vote thereon. The HSOG Board has proposed an amendment to the HSOG Certificate to eliminate the 66 2/3 percent vote and, if such amendment is approved by the HSOG stockholders, such transactions may be approved by the affirmative vote of holders of at least a majority of the outstanding shares entitled to vote on such issues so long as the Business Combination Statute is not applicable to such a transaction. See "Comparative Rights of Stockholders-- Business Combinations" and "Amendments to the Certificate of Incorporation of HSOG."

          Control Shares Provisions

               Certain provisions of the HSOG Certificate limit the right of any person or group of persons that acquires (except in limited circumstances such as mergers) voting power with respect to one-fifth or more of certain corporations' shares to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast excluding "interested shares." If the approval of voting power for the shares is obtained, additional stockholder approvals are required when a stockholder acquires the power to vote one-third or more and a majority or more of the voting power of the corporation's shares. In the absence of such approval, the additional shares acquired by the stockholder may not be voted until the expiration of three years after the date of a vote of stockholders failing to approve the voting power of such shares. The HSRC Certificate contains provisions which are identical to the HSOG
          Certificate.   See "Comparative Rights of Stockholders--Control
          Shares."

          Rights Agreement

               Both HSOG and HSRC currently have in place identical Rights Agreements. It is currently contemplated that HSOG's Rights Agreement will continue after the Merger. Pursuant to the Rights

          Agreement dated May 29, 1991, as amended April 15, 1992 and February 10, 1995 (the "Rights Agreement"), between HSOG and The Fourth National Bank of Tulsa (now NationsBank, N.A.), in the event that beneficial control of 15% or more of New HSOG Common Stock is acquired by a person or group, the stockholders of HSOG, other than such person or group, will have the right to acquire, for each share of New HSOG Common Stock which they hold, one additional share of New HSOG Common Stock at a price equal to one-half of the then current market price per share. In the event HSOG does not have a sufficient number of authorized shares available to issue the shares necessary to satisfy those stockholders exercising their rights under the Rights Agreement, HSOG's Board of Directors is authorized to take other action, including causing HSOG to issue stockholder rights to acquire other types of securities in lieu of New HSOG Common Stock. See "Comparative Rights of Stockholders--Rights Agreement."

          Change in Control Severance Plan

               HSOG has a plan in place which is designed to provide severance payments in the event that all or substantially all of the assets or stock of HSOG are acquired by another unrelated party and, if by reason of such acquisition, an eligible employee's employment with HSOG terminates and no reasonable alternative employment by the acquiring entity is offered. HSRC has a substantially similar plan in place. The Merger will not trigger the change in control provisions of the severance plan of HSOG or of HSRC. It is currently contemplated that the HSOG severance plan will continue after the Merger. See "Security Ownership of Certain Beneficial Owners; Compensation and Other Information Concerning Officers and Directors- -Change in Control Severance Plans."

          Employment Contract

               Robert C. Simpson has an employment agreement to serve as Chief Executive Officer, President and Treasurer of HSOG and HSRC which renews automatically on an annual basis. The agreement provides that Mr. Simpson is entitled to receive certain payments in the event of his termination or constructive termination during or after a change in control of HSOG or HSRC. The Merger will not trigger the change in control provisions of Mr. Simpson's employment agreement. Subsequent to the Merger, HSOG will become obligated for 100% of Mr. Simpson's salary and other benefits under the employment agreement. See "Security Ownership of Certain Beneficial Owners; Compensation and Other Information Concerning Officers and Directors--Employment Contracts."

          The provisions described above might be deemed to make HSOG less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. As a result, HSOG stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above may also make it more difficult for HSOG stockholders to replace the HSOG Board of Directors or management, even if the holders of a majority of the New HSOG Common Stock should believe that such replacement is in the interests of HSOG. As a result, such provisions may tend to perpetuate the incumbent HSOG Board of Directors and management.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     General

          As a result of the Merger, holders of HSRC Common Stock (other than holders who exercise their appraisal rights) will become holders of New HSOG Common Stock and holders of HSOG Common Stock (other than holders who exercise their appraisal rights) will have their shares converted into shares of New HSOG Common Stock. The rights of holders of HSOG Common Stock and HSRC Common Stock are substantially the same because HSOG and HSRC are both Oklahoma corporations and because the HSOG Certificate and the HSOG Bylaws contain provisions that are virtually identical to those found in HSRC's Certificate of Incorporation as currently in effect (the "HSRC Certificate") and HSRC's bylaws as currently in effect (the "HSRC Bylaws"). The rights of all holders of New HSOG Common Stock will be governed by the Amended HSOG Certificate and the HSOG Bylaws.

     The following is a summary of the material rights of holders of New HSOG Common Stock and the differences between those rights and the rights of holders of HSRC Common Stock. Because both HSRC and HSOG are organized and exist under, and are subject to, the corporate laws of Oklahoma and because the HSOG Certificate and HSOG Bylaws are substantially similar to the HSRC Certificate and HSRC Bylaws, there are relatively few differences between the rights of holders of New HSOG Common Stock after consummation of the Merger and the rights of holders of HSRC Common Stock. The HSOG Board has submitted several proposed amendments to the HSOG Certificate for approval by the HSOG stockholders at the HSOG Meeting. The proposed amendments, if approved by HSOG stockholders, will only become effective if the Merger is consummated. Stockholders of HSOG and HSRC should carefully review the discussion under "Amendments to the Certificate of Incorporation of HSOG" in this Proxy Statement/Prospectus for complete description of the proposed amendments and the effects thereof. For a more complete description of the following rights and differences, reference is made to the full text of the HSOG Certificate, the Amended HSOG Certificate, the HSOG Bylaws, the HSRC Certificate and the HSRC Bylaws.

                  Number of Directors; Removal of Directors;
                       Filling Vacancies; Qualifications

      HSOG. The HSOG Certificate provides        HSRC. The HSRC Certificate also
that there will be seven directors of       provides that there will be seven
HSOG. Any change in the number of           directors. Any change in the number
directors requires the amendment of the     of directors requires the amendment
Certificate, which requires the approval    of the Certificate, which requires a
of holders of at least 66 2/3 percent of    stockholder vote.
the outstanding voting stock. The HSOG
Board has submitted a proposed amendment to the HSOG Certificate which provides that the HSOG Board shall consist of no less than three nor more than 15 directors, the exact number within such limits to be determined by the HSOG
Board. See "Amendments to the Certificate of Incorporation of HSOG."

      Stockholders of HSOG may remove a          Stockholders of HSRC have
director or the entire HSOG Board, only     rights identical to the rights of
with cause, at any time upon the            stockholders of HSOG with respect to
affirmative vote of holders of a majority   the removal of directors.
of all the then outstanding shares of
stock entitled to vote generally in the
election of directors.

      The HSOG Bylaws provide that any           The provisions of the HSRC
vacancies occurring in the HSOG Board or    Bylaws relating to the filling of
any directorship to be filled by reason     vacancies in the Board of Directors
of an increase in the number of directors   are substantially identical to the
may be filled by the affirmative vote of    provisions contained in the HSOG
a majority of the directors. A director     Bylaws.
elected to fill a vacancy created by the resignation or termination of a director will serve the remainder of the unexpired term vacated.

      The HSOG Bylaws require directors          The HSRC Bylaws also require
to be stockholders.                         directors to be stockholders.

                               Duration; Purposes

      HSOG. The HSOG Certificate limits          HSRC. The HSRC Certificate
the duration of HSOG's existence to March   limits the duration of HSRC's
12, 2007. The predecessor of the Oklahoma   existence to February 6, 2018.
General Corporation Act required that
corporations limit the duration of their existence in their certificates of incorporation to no more than 50 years, subject to extension by the approval of the stockholders. The HSOG Board has submitted a proposed amendment to the HSOG Certificate which provides that HSOG shall have perpetual existence. See
"Amendments to the Certificate of
Incorporation of HSOG."

      The HSOG Certificate contains              The HSRC Certificate contains
purpose provisions that are basically       purpose provisions that are
limited to the oil, gas and mineral         basically identical to those of the
business and related activities. The HSOG   HSOG Certificate.
Board has submitted a proposed amendment to the HSOG Certificate which provides that the purpose of HSOG is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.
Specification of corporate purposes is
not required by the Oklahoma General
Corporation Act. See "Amendments to the
Certificate of Incorporation of HSOG."


            Stockholder Action by Written Consent; Special Meetings

     HSOG. The HSOG Certificate provides         HSRC. The HSRC Certificate also
that action by stockholders of HSOG may     allows stockholder action without a
be taken without a meeting of the           meeting only by the unanimous
stockholders only upon the unanimous        written consent of those entitled to
written consent of those entitled to vote   vote.
thereon.

     The HSOG Bylaws provide that special        The HSRC Bylaws contain
stockholder meetings may be called by the   provisions identical to those of
President, a Vice President (in the         HSOG with respect to special
President's absence), the Board of          stockholder meetings.
Directors or the holders of a majority of the outstanding stock.

           Amendments of the Certificate of Incorporation and Bylaws

     HSOG. Amendments to the provisions           HSRC. The HSRC Certificate and
of the HSOG Certificate related to a        HSRC Bylaws may be amended in the
change in the number of directors and the   same manner as provided in the HSOG
approval of certain extraordinary           Certificate and HSOG Bylaws,
business transactions require the           respectively.
approval of holders of at least 66 2/3
percent of stock entitled to vote
thereon. See "--Business Combinations"
below. The other provisions of the HSOG
Certificate may be amended by approval of the holders of a majority of the outstanding stock of HSOG entitled to vote thereon. The
HSOG Bylaws may be amended by the holders of a majority of the stock present in person or by proxy at a meeting of stockholders. The HSOG Board has submitted a proposed amendment to the HSOG Certificate which eliminates the required approval of the holders of at least 66 2/3 percent of the outstanding voting stock for certain extraordinary business transactions. If the proposed amendment to the HSOG Certificate is approved, the HSOG Certificate may be amended by the approval of the holders of a majority of the outstanding stock of HSOG entitled to vote thereon. See
"Amendments to the Certificate of
Incorporation of HSOG."

                         "Blank Check" Preferred Stock

     HSOG. The HSOG Certificate                  HSRC. The HSRC Certificate
authorizes the HSOG Board to issue,         authorizes the HSRC Board to issue,
without stockholder approval, HSOG          without stockholder approval, HSRC
Preferred Stock, par value $1.00 per        Preferred Stock, par value $1.00 per
share, in one or more series, and to        share, in one or more series, and to
establish the number of shares of each      establish the number of shares of
such series and to fix the designations,    each such series, and to fix the
powers, preferences and rights of the       designations, powers, preferences
shares of each such series and any          and rights of the shares of each
qualifications, limitations or              series and any qualifications,
restrictions thereof. See "Description of   limitations or restrictions thereof.
HSOG Capital Stock-- HSOG Preferred
Stock."

     Under the Amended HSOG                      Under the HSRC Certificate,
Certificate, there are 2,000,000            there are 200,000 authorized shares
authorized shares of HSOG Preferred         of HSRC Preferred Stock.
Stock.

                             Business Combinations

    HSOG.  The HSOG Certificate             HSRC.  The HSRC Certificate contains
provides that any merger,               the same voting requirements as the HSOG
consolidation, sale of a substantial    Certificate with respect to the approval
portion of assets, dissolution or       by stockholders of any merger,
other reorganization or business        consolidation, sale of a substantial
combination requires the approval       portion of assets, dissolution or other
of the holders of at least 66 2/3       reorganization or business combination.
percent of stock entitled to vote
thereon. The HSOG Board has submitted
a proposed amendment to the HSOG
Certificate which would not require
any "supermajority" vote of the
stockholders to approve a merger or
other form of business combination.
Consequently, such transactions
may be approved by the affirmative
vote of holders of at least a
majority of the outstanding shares
entitled to vote on such issues
unless the Business Combination
Statute (discussed below) is
applicable to such transaction.

    HSOG is not subject to the
Business Combination Statute, as such
statute does not apply to corporations      HSRC is not subject to the Business
with fewer than 1,000 stockholders      Combination Statute, as such statute
or whose shares are not listed on a     does not apply to corporations with
national securities exchange or         fewer than 1,000 stockholders or whose
authorized for quotation on an          shares are not listed on a national
inter-dealer quotation system of a      securities exchange or authorized for
registered national securities          quotation on an inter-dealer quotation
association. Upon consummation of the   system of a registered national
Merger, it is contemplated that the     securities association.
New HSOG Common Stock will be listed
on the NASDAQ National Market.  In
such case, HSOG and its stockholders
will become subject to the provisions
of the "Business Combination Statute"
of the Oklahoma General Corporation
Act.  These provisions may have the
effect of preventing, discouraging or
delaying a change in control of HSOG.
See "Description of HSOG Capital
Stock--Certain Provisions and
Arrangements That May Have an
Anti-Takeover Effect" for a discussion
of the provisions of the Business
Combination Statute.

    Under certain circumstances, the Business Combination Statute, as described above, may make it difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of the Business Combination Statute may encourage companies interested in acquiring HSOG to negotiate in advance with the HSOG Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

                                Control Shares

    HSOG.  The HSOG Certificate             HSRC.  The HSRC Certificate contains
contains certain control shares         provisions which are identical to the
provisions that restrict, except        control shares provisions of the HSOG
in limited circumstances such as        Certificate.
mergers, the right to vote shares
acquired by a person or group
equaling or exceeding certain
threshold
amounts.  See "Description of
HSOG Capital Stock--Certain
Provisions and Arrangements that
May Have an Anti-Takeover Effect"
for a discussion of the control
shares provisions.

                               Appraisal Rights

     HSOG and HSRC. Under Section 1091 of the Oklahoma General Corporation Act stockholders generally have the right to demand and receive payment for the fair value of their stock in connection with certain mergers and consolidations; provided, however, no such appraisal rights are available with respect to shares of any class or series of stock listed on a national securities exchange or held of record by more than 2,000 stockholders. HSOG and HSRC are Oklahoma corporations and are subject to Section 1091. Neither HSOG Common Stock nor HSRC Common Stock is traded on a national securities exchange or held of record by more than 2,000 stockholders; thus, HSOG and HSRC stockholders currently have appraisal rights in connection with certain mergers and consolidations and specifically with respect to the Merger. After the Merger is consummated, HSOG stockholders (including former HSRC stockholders) will continue to have appraisal rights available to them with respect to the New HSOG Common Stock until such time, if ever, that such shares are listed on a national securities exchange or held of record by more than 2,000 stockholders. See "The Merger-- Appraisal Rights."

     In addition, as discussed in greater detail under "Amendment to the Certificate of Incorporation of HSOG" and "Proposed Amendment No. 8" thereunder, the stockholders of HSOG may have the right to exercise dissenters' appraisal rights under the "old" Oklahoma Business Corporation Act with respect to certain actions (i) deemed to have an adverse affect on a class of stockholders, (ii) reducing the number of directors or (iii) changing or altering the corporate purpose. The Oklahoma General Corporation Act does not specifically provide for appraisal rights for such actions. The Board of Directors has submitted a proposed amendment to the HSOG Certificate that HSOG be governed by the Oklahoma General Corporation Act, which, if adopted, would eliminate any possible appraisal rights existing under the old Oklahoma Business Corporation Act. See "Amendments to the Certificate of Incorporation of HSOG."

                     Limitation of Liability of Directors

     HSOG.  The HSOG Certificate does        HSRC.  The HSRC Certificate does
not contain a limitation on director    not contain a limitation on director
liability for monetary damages for a    liability for monetary damages for a
breach of fiduciary duty.  The HSOG     breach of fiduciary duty as permitted by
Board has submitted a proposed          Oklahoma law.
amendment to the HSOG Certificate
which provides, as permitted by
Oklahoma law, that a director will
not be personally liable to HSOG or
its stockholders for monetary
damages for breach of fiduciary duty
as a director, except for liability
(a) for any breach of the director's
duty of loyalty to HSOG or its
stockholders, (b) for acts or
omissions not in good faith or that
involve intentional misconduct or a
knowing violation of law, (c) under
Section 1053 of the Oklahoma General
Corporation Act (which concerns
unlawful payments of dividends,
stock purchases or redemptions) or
(d) for any transaction from which
the director derived an improper
personal benefit.  See "Amendments
to the Certificate of Incorporation
of HSOG."

                   Indemnification; Advancement of Expenses

     HSOG.  The HSOG Bylaws require         HSRC.  The HSRC Bylaws contain
HSOG to indemnify officers, directors,  provisions relating to the
employees and agents for actions        indemnification of directors, officers,
taken in good faith and in a manner     employees and agents and the
they reasonably believed to be in,      advancement of expenses that are
or not opposed to, the best             substantially similar to the provisions
interests of the corporation, and       in the HSOG Bylaws.
with respect to any criminal
action, which they had no reasonable
cause to believe was unlawful.   The
HSOG Bylaws provide that HSOG may
advance expenses of defense (upon
receipt of a written undertaking to
reimburse the corporation if
indemnification is not appropriate)
and must reimburse a successful
defendant for expenses, including
attorneys' fees, actually and
reasonably incurred.  The HSOG
Bylaws permit HSOG to purchase and
maintain liability insurance for
its directors and officers.  The
HSOG Bylaws provide that
indemnification may not be made for
any claim, issue or matter as to
which a person has been adjudged by
a court of competent jurisdiction,
after exhaustion of all appeals
therefrom, to be liable to HSOG,
unless and only to the extent such
court determines that the person is
entitled to indemnity for such
expenses, despite the adjudication
of liability, as the court deems
proper.  The HSOG Bylaws provide
that the indemnification rights are
not exclusive of any other right to
which a person seeking indemnification
may be entitled under any law, bylaw,
agreement, vote of stockholders or
disinterested directors or
otherwise.  The HSOG Board has
submitted a proposed amendment to
the HSOG Certificate which provides
that HSOG may, as determined by the
HSOG Board, indemnify and advance
expenses to a director, officer,
employee or agent to the maximum
extent permitted by Section 1031 of
the Oklahoma General Corporation
Act (discussed under "Amendments to
the Certificate of Incorporation of
HSOG").  The provisions of Section
1031 are substantially similar to
the provisions currently contained
in the HSOG Bylaws.  See "Amendments
to the Certificate of Incorporation
of HSOG."

                               Rights Agreement

     HSOG and HSRC. Both HSOG and HSRC currently have in place an identical Rights Agreement It is currently contemplated that HSOG's Rights Agreement will continue after the Merger. Accordingly, there will be no change to the rights of the stockholders of HSOG and HSRC under the respective Rights Agreement after the Merger. See "Description of HSOG Capital Stock--Certain Provisions and Arrangements That May Have an Anti-Takeover Effect" for a description of the HSOG Rights Agreement.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations of HSOG

     The following discussion should be read in conjunction with HSOG's financial statements and notes thereto included elsewhere herein.

Results of Operations

     Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996.

     Net income for the first six months increased $432,002 from $509,661 in 1996 to $941,663 in 1997. The principal reasons for this increase are as follows:

     Oil sales decreased 1% ($26,746) as a result of a decrease in production volumes of 7,518 barrels, partially offset by an increase in the average price of oil from $19.00 per barrel in 1996 to $20.04 per barrel in 1997. The decrease in production volumes was primarily a result of property dispositions during 1996 and early 1997.

     Gas sales increased $266,197 (24%) due to an increase in the average gas price per mcf from $1.92 in 1996 to $2.43 in 1997, partially offset by a decrease in production volumes from 584,244 Mcf in 1996 to 571,364 Mcf in 1997.

     Lease rentals and bonuses increased $33,363 due to higher leasing activity with respect to HSOG's mineral interests in 1997 than in 1996.

     Interest income increased $3,762 from 1996 primarily as a result of greater excess funds available for investment.

     Gain on sales of assets increased $96,843 in 1997 following HSOG's sale of its interest in the N.E. Alden Field. There were no comparable sales in 1996.

     Income from equity affiliates increased $50,095 in 1997. HSOG's principal equity investee, HSRC, reported net income of $1,091,138 in 1997 and $764,270 in the same period of 1996. In addition, HSOG's ownership in HSRC increased from 17.1% to 19.3% in November 1996.

     Other income was $12,650 higher due to additional "administrative overhead" being collected from joint interest owners on HSOG operated wells and $9,500 received from the purchaser of the N.E. Alden field properties for HSOG's operation of the properties while the purchaser satisfied certain title requirements.

     Lease operating expenses decreased $258,349 (25%) from 1996. This decrease is principally attributable to environmental remediation expenses in 1996 associated with a waterflood property in which HSOG has a 9% working interest, coupled with an insurance reimbursement in 1997 of certain of such costs of approximately $145,250

     Dry hole costs increased $228,996 in 1997 due to a greater incidence of dry holes. In 1996, there were 3 dry holes (.16 net) drilled at an average gross cost of $288,200 per well; in 1997, there were 6 dry holes (.61 net) drilled at an average gross cost of $451,000 per well.

     Condemned and abandoned property expense increased $46,110. 1996 expense was a net credit of $5,075, primarily the result of salvage credits of $12,488 received on a property abandoned during the first quarter. 1997 expense was also higher due to the abandonment of acreage costs associated with six dry holes in 1997, compared to two in 1996.

     General and administrative expense increased $70,085 (15%). This increase is primarily associated with the addition of certain full-time and contract employees in late 1996 and early 1997. Such personnel were added in anticipation of an increase in HSOG's exploration activities.

     Interest expense decreased $92,366 in 1997, reflecting HSOG's lower average borrowings.

     Year Ended December 31,1996 Compared to Year Ended December 31, 1995.

     Net income for 1996 increased 236% from $428,185 in 1995 to $1,437,674 in 1996. The factors contributing to this increase are as follows:

     Oil sales increased $1,060,434 (29%) primarily as a result of an increase in the average sales price per barrel from $16.17 in 1995 to $20.19 in 1996, coupled with an increase in production of 7,447 barrels. The increase in production was contributed by producing properties HSOG acquired in 1995 and 1996, along with new drilling in 1996.

     Gas sales increased 36% ($631,085) as a result of an increase in the average sales price from $1.41 per Mcf in 1995 to $2.00 per Mcf in 1996, partially offset by a 4% decrease in production.

     Interest income increased $7,004 primarily as a result of more excess funds available for investment.

     Gains on sales of assets increased 155% ($102,695) in 1996. HSOG had two major property sales in 1996. In November, HSOG sold its interest in a Montgomery County, Texas field at a gain of $140,730. In December, HSOG sold its interest in 55 small, marginal properties at a small gain.

     Income from equity affiliates increased by $165,455. In 1996, HSOG's principal equity investee, HSRC, reported net income of $1,844,161 compared to $620,835 in 1995.

     Lease operating expenses increased $850,865 (54%) due primarily to non-recurring costs incurred in the settlement of claims by surface owners and the remediation of saltwater contamination on a property in which HSOG owns a 9% working interest. Excluding this property, lease operating expenses increased $281,889. This increase was associated with properties HSOG acquired during 1995 and 1996, for which there are not comparable period-costs in the two years. In December 1996 and March 1997, HSOG sold several marginal properties that incurred high operating costs. The properties sold incurred lease operating expenses in 1996 of $229,140.

     Production taxes increased $194,674 as a result of the higher oil and gas sales described above.

     Dry hole costs decreased 40% ($71,825) in 1996. In 1996 there were 5 dry holes drilled (.36 net) at an average cost of $292,725 per net well; in 1995 there were 5 dry holes (.63 net) drilled at an average cost of $280,400 per net well.

     Condemned and abandoned property expense decreased $31,225 (38%). 1996 expense includes salvage credits of $12,488 received on a property abandoned during the first quarter. 1995 expense was unusually high due to the non-recurring abandonment of acreage costs associated with three dry holes, coupled with the expiration of leases on certain non-producing acreage owned by HSOG.

     General and administrative expense decreased $272,345 (26%) in 1996. General and administrative expense incurred in 1995 included approximately $139,600 related to HSOG's unsuccessful proposed merger with HSRC. The 1996 expense includes a credit in the amount of $82,500, representing the reimbursement of legal expenses from HSOG's Directors' and Officers' liability insurance carrier. This amount was received in settlement of a suit HSOG and HSRC brought against the carrier for recovery of certain costs incurred by HSOG in the successful defense of HSOG's directors in a lawsuit commenced in 1991.

     HSOG's effective tax rate varies significantly from year to year, due principally to the significant effects of statutory depletion which is largely independent of pre-tax income. In addition, a portion of net income each year is attributable to HSOG's equity income from HSRC, for which there is no corresponding income tax provision required. For additional information attributable to each of these factors see Note 4 to the Consolidated Financial Statements on page F-23.

Financial Condition and Liquidity

     HSOG's operating activities have traditionally been self-financed through internally generated cash flows. The principal uses of cash flows have been to fund HSOG's exploration and production activities and for the payment of dividends to stockholders. The use of borrowed funds has generally been limited to the acquisition of producing oil and gas properties where future revenues from such purchases are expected to fund the debt.

     In 1996, HSOG spent $481,000 for exploration and development activities and $217,000 on acquisitions. HSOG has budgeted $1.0 million for exploration and development activities in 1997. HSOG has expended approximately $496,000 for such activities through June 30, 1997, and has current commitments of approximately $1.2 million for the remainder of 1997 and into 1998.

     HSOG's working capital deficit at June 30, 1997, was approximately $930,000. Since the beginning of 1997, product prices for oil and natural gas decreased approximately 20% and 45%, respectively. Despite these decreases in product prices, HSOG expects to finance its working capital deficit and budgeted 1997 exploration and development activities from internally generated cash flows. In addition, HSOG maintains a line of credit described below which extends into 1998.

     HSOG's outstanding bank note is due May 1, 1998. Principal payments under the note are $114,110 per month, plus interest. The outstanding indebtedness accrues interest at bank prime less one-half of one percent and is secured by certain of HSOG's producing properties. In addition, HSOG has a revolving line of credit with a bank in the amount of $500,000 which expires May 1, 1998. Borrowings under the line of credit will bear interest at bank prime less one percent, payable monthly. At June 30, 1997, there were no borrowings under the line of credit, however, HSOG has issued letters of credit in the amount of $60,000 which is guaranteed by this line. HSOG pays a commitment fee of one-half of one percent ( 1/2%) per annum on the unused portion of the line.

     In 1996, HSOG aggressively applied cash flows to the retirement of its bank loans. Payments of principal on the loans were $1,825,783, which was $456,463 over the required amount. HSOG has continued this policy in 1997 by paying $912,880 in excess of the required monthly payments through June 30, 1997. HSOG anticipates that the due date of this note will be extended into 1999. Based on the outstanding balance at June 30, 1997, and assuming no additional payments in excess of the required monthly payments, the bank loan will be fully retired on April 30, 1999.

     In connection with HSOG's bank loans and credit facility, there are certain covenants which require, among other things, that HSOG maintain (i) a ratio of cash flow (defined in the loan agreement to be income before income taxes plus all depreciation, depletion and amortization and condemned and abandoned property expense) to current maturities of long-term debt of more than 1.4 to 1.0, (ii) a ratio of total liabilities to stockholders' equity of not more than
1.4 to 1.0, and (iii) a minimum net worth of not less than $6,000,000. In addition, HSOG's annual cash dividends are limited to the lesser of $365,000 or net income. No waiver by the bank will be required under the terms of HSOG's bank loan in order to consummate the Merger.

     In 1996, HSOG's average direct operating costs per barrel of oil equivalent increased 51% to $9.31. This increase is primarily due to non-recurring costs incurred in the settlement of claims by surface owners and the remediation of saltwater contamination on a property in which HSOG owns a 9% working interest. Excluding this property, the average direct operating costs per barrel of oil equivalent for HSOG was $7.19. In December 1996 and March 1997, HSOG sold several marginal properties that incurred high operating costs; also excluding these properties, direct operating costs per barrel of oil equivalent would have been $6.69.

     Average direct operating costs per barrel of oil equivalent are dependent upon several factors, including principally the nature of a company's operations. For example, gas properties are generally more economical to operate than oil properties. Likewise, oil wells in a form of primary recovery (flowing or pumping) are more economical to operate than oil wells in a form of secondary recovery, such as waterfloods. HSOG has large interests in three waterflood or water-drive operations. These properties contributed approximately 46% of the total working interest barrels of oil equivalent production in 1996, but were responsible for approximately 74% of the direct operating costs. Excluding these waterflood properties, HSOG's direct operating costs per barrel of oil equivalent in 1996 was $4.52.

     HSOG believes it will fully realize its deferred tax assets and, accordingly, no valuation allowances have been provided. In management's opinion, the deferred tax assets will be realized as reductions in future income taxes payable or by utilizing available tax planning strategies. Uncertainties that may affect the ultimate realization of these assets include future product prices, costs and tax rates. Therefore, HSOG will periodically review these factors and determine whether a valuation allowance has become necessary.

     Upon consummation of the Merger, it is likely that HSOG's effective tax rate will increase as a result of the anticipated increase in income resulting from the combined operations of HSOG and HSRC and the loss of HSRC's statutory depletion deduction for federal income tax purposes. The exact annual income tax effect of the lost depletion deduction is difficult to quantify due to the complexities of the Code related to statutory depletion and the interaction of this deduction and other provisions of the Code, such as the alternative minimum tax. See "Risk Factors--Effects of the Merger" and "The Merger--Depletion Deductions."

Inflation

     In recent years inflation has not had a significant impact on HSOG's operations or financial conditions. The general economic pressures limiting oil and gas prices in recent years have generally been accompanied by corresponding downward pressure on costs to develop and operate oil and gas properties as well as the costs of drilling and completing wells. The impact of inflation on HSOG in the future will depend on the relative increases, if any, in the selling price of oil and gas and in HSOG's operating, development and drilling costs.

Management's Discussion and Analysis of Financial Condition and Results of Operations of HSRC

     The following discussion should be read in conjunction with HSRC's financial statements and notes thereto included elsewhere herein.

Results of Operations

     Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

     Net income for the first six months increased $326,868 from $764,270 in 1996 to $1,091,138 in 1997. The principal reasons for this increase are as follows:

     Oil sales decreased $3,998 as a result of a decrease in production volumes of 6,859 barrels, partially offset by an increase in the average price of oil from $18.96 per barrel in 1996 to $20.06 per barrel in 1997. The decrease in production volumes was primarily a result of property dispositions during 1996 and early 1997.

     Gas sales increased $332,422 (28%) due to an increase in the average gas price per Mcf from $1.94 in 1996 to $2.44 in 1997, coupled with an increase in production volumes from 614,133 Mcf in 1996 to 624,695 Mcf in 1997.

     Lease rentals and bonuses increased $38,026 due to higher leasing activity in 1997 than in 1996.

     Interest income decreased $11,632 from 1996, which included a $11,400 discount related to the prepayment of certain production taxes in the state of Montana.

     Gain on sales of assets increased $96,940 in 1997 following HSRC's sale of its interest in the N.E. Alden Field. There were no comparable sales in 1996.

     Income from equity affiliates increased $136,426 in 1997. HSRC's principal equity investee, HSOG, reported net income of $941,663 in 1997 and $509,661 in the same period of 1996. In addition, HSRC's ownership in HSOG increased from 31.7% to 33.9% in November 1996.

     Lease operating expenses decreased $258,137 (25%) from 1996. This decrease is principally attributable to environmental remediation expenses in 1996 associated with a waterflood property in which HSRC has a 9% working interest, coupled with an insurance reimbursement in 1997 of certain of such costs of approximately $145,250

     Dry hole costs increased $324,327 in 1997 due to a greater incidence of dry holes. In 1996 there were 3 dry holes (.18 net) drilled at an average gross cost of $257,900 per well; in 1997 there were 6 dry holes (.86 net) drilled at an average gross cost of $431,100 per well.

     Condemned and abandoned property expense increased $51,596. 1996 expense was a net credit of $5,081, primarily the result of salvage credits of $12,488 received on a property abandoned during the first quarter. 1997 expense was also higher due to the abandonment of acreage costs associated with six dry holes in 1997, compared to two in 1996.

     General and administrative expense increased $71,303 (15%). This increase is primarily associated with the addition of certain full-time and contract employees in late 1996 and early 1997. Such personnel were added in anticipation of an increase in HSRC's exploration activities.

Interest expense decreased $99,611 in 1997, reflecting HSRC's lower average borrowings.

     Year ended December 31, 1996 Compared to Year Ended December 31, 1995

     Net income for 1996 increased 197% from $620,835 in 1995 to $1,844,161 in 1996. The factors contributing to this increase are as follows:

     Oil sales increased $1,117,808 (30%) primarily as a result of an increase in the average sales price per barrel from $16.15 in 1995 to $20.16 in 1996, coupled with an increase in production of 9,799 barrels. The increase in production was contributed by producing properties HSOG acquired in 1995 and 1996, along with new drilling in 1996.

     Gas sales increased 37% ($678,099) as a result of an increase in the average sales price from $1.41 per Mcf in 1995 to $2.02 per Mcf in 1996, partially offset by a 4% decrease in production.

     Interest income increased $12,488 primarily as a result of more excess funds available for investment.

     Gains on sales of assets increased 152% ($101,628) in 1996. HSRC had two major property sales in 1996. In November, HSRC sold its interest in a Montgomery County, Texas field at a gain of $140,730. In December, HSRC sold its interest in 60 small, marginal properties at a small gain.

     Income from equity affiliates increased by $270,371. In 1996, HSRC's principal equity investee, HSOG, reported net income of $1,437,674 compared to $428,185 in 1995.

     Lease operating expenses increased $851,457 (53%) due primarily to non-recurring costs incurred in the settlement of claims by surface owners and the remediation of saltwater contamination on a property in which HSRC owns a 9% working interest. Excluding this property, lease operating expenses increased $282,426. This increase was associated with properties HSRC acquired during 1995 and 1996, for which there are not comparable period-costs in the two years. In December 1996 and March 1997, HSRC sold several marginal properties that incurred high operating costs. The properties sold incurred lease operating expenses in 1996 of $233,039.

     Production taxes increased 31% ($149,602) as a result of the higher oil and gas sales described above.

     Dry hole costs decreased 25% ($44,686) in 1996. In 1996 there were 5 dry holes drilled (.45 net) at an average cost of $293,300 per net well; in 1995 there were 5 dry holes (.63 net) drilled at an average cost of $280,400 per net well.

     Condemned and abandoned property expense decreased $26,775 (32%). 1996 expense includes salvage credits of $12,488 received on a property abandoned during the first quarter. 1995 expense was unusually high due to the non-recurring abandonment of acreage costs associated with three dry holes, coupled with the expiration of leases on certain non-producing acreage owned by HSRC.

     General and administrative expense decreased $275,566 (26%) in 1996. General and administrative expense incurred in 1995 included approximately $139,600 related to HSRC's unsuccessful proposed merger into HSOG. 1996 expense includes a credit in the amount of $82,500, representing the reimbursement of legal expenses from HSRC's Directors' and Officers' liability insurance carrier. This amount was received in settlement of a suit HSRC and HSOG brought against the carrier for recovery of certain costs incurred by HSRC in the successful defense of HSRC's directors in a lawsuit commenced in 1991.

     Interest expense decreased 21% ($66,222) due to the decreases in HSRC's borrowings in 1996.

     HSRC's effective tax rate varies significantly from year to year, due principally to the significant effects of statutory depletion which is largely independent of pre-tax income. In addition, a portion of net income each year is attributable to HSRC's equity income from HSOG, for which there is no corresponding income tax provision required. For additional information attributable to each of the factors see Note 4 to the Consolidated Financial Statements on page F-40.

Financial Condition and Liquidity

     HSRC's operating activities have traditionally been self-financed through internally generated cash flows. The principal uses of cash flows have been to fund HSRC's exploration and production activities and for the payment of dividends to stockholders. The use of borrowed funds has generally been limited to the acquisition of producing oil and gas properties where future revenues from such purchases are expected to fund the debt.

     In 1996, HSRC spent $625,000 for exploration and development activities and $327,000 on acquisitions. HSRC has budgeted $1.7 million for exploration and development activities in 1997. HSRC has expended approximately $816,000 for such activities through June 30, 1997, and has commitments of approximately $1.5 million for the remainder of 1997 and into 1998.

     HSRC's working capital at June 30, 1997, was approximately $794,000 compared to a working capital deficit of approximately $218,000 at December 31, 1996. During 1996 and the first two quarters of 1997,

HSRC aggressively applied cash flows to the retirement of its bank loans. As a result, HSRC fully retired its outstanding bank loans on May 31, 1997.

     HSRC maintains a revolving line of credit with a bank in the amount of $700,000 which expires May 1, 1998. Borrowings under the line of credit bear interest at bank prime less one percent, payable monthly. There were no outstanding borrowings under the line of credit at June 30, 1997, however, HSRC has issued a letter of credit in the amount of $60,000 which is guaranteed by this line. HSRC pays a commitment fee of one-half of one percent ( 1/2%) per annum on the unused portion of the line.

     Product prices for oil and natural gas have decreased approximately 20% and 45%, respectively, since the beginning of 1997. Despite the price reductions, HSRC expects to finance its anticipated 1997 operations and budgeted exploration and development activities from cash flows from operations.

     In connection with HSRC's credit facility, there are certain covenants which require, among other things, that HSRC maintain (i) a ratio of cash flow (defined in the loan agreement to be income before income taxes plus all depreciation, depletion and amortization and condemned and abandoned property expense) to current maturities of long-term debt of more than 1.5 to 1.0, (ii) a ratio of total liabilities to stockholders' equity of not more than 1.0 to 1.0, and (iii) a minimum net worth of not less than $9,000,000. In addition, HSRC's annual cash dividends are limited to the lesser of $425,000 or net income.

     In 1996, HSRC's average direct operating costs per barrel of oil equivalent increased 47% to $9.03. This increase is primarily due to non-recurring costs incurred in the settlement of claims by surface owners and the remediation of saltwater contamination on a property in which HSRC owns a 9% working interest. Excluding this property, the average direct operating costs per barrel of oil equivalent for HSRC was $6.93. In December 1996 and March 1997, HSRC sold, at a gain, several marginal properties that incurred high operating costs; also excluding these properties, direct operating costs per barrel of oil equivalent would have been $6.42.

     Average direct operating costs per barrel of oil equivalent are dependent upon several factors, including principally the nature of a company's operations. For example, gas properties are generally more economical to operate than oil properties. Likewise, oil wells in a form of primary recovery (flowing or pumping) are more economical to operate than oil wells in a form of secondary recovery, such as waterfloods. HSRC has large interests in three waterflood or water-drive operations. These properties contributed approximately 46% of the total working interest barrels of oil equivalent production in 1996, but were responsible for approximately 74% of the direct operating costs. Excluding these waterflood properties, HSRC's direct operating costs per barrel of oil equivalent in 1996 was $4.52.

     HSRC believes it will fully realize its deferred tax assets and, accordingly, no valuation allowances have been provided. In management's opinion, the deferred tax assets will be realized as reductions in future income taxes payable or by utilizing available tax planning strategies. Uncertainties that may affect the ultimate realization of these assets include future product prices, costs and tax rates. Therefore, HSRC will periodically review these factors and determine whether a valuation allowance has become necessary.

Inflation

     In recent years inflation has not had a significant impact on HSRC's operations or financial conditions. The general economic pressures limiting oil and gas prices in recent years have generally been accompanied by corresponding downward pressure on costs to develop and operate oil and gas properties as well as the costs of drilling and completing wells. The impact of inflation on HSRC in the future will depend on the relative increases, if any, in the selling price of oil and gas and in HSRC's operating, development and drilling costs.

            DESCRIPTION OF THE BUSINESS OF THE HOME-STAKE COMPANIES

General

     HSOG and HSRC (referred to together herein as "The Home-Stake Companies") are actively engaged in the acquisition, exploration, development and production of oil and gas properties. Their principal geographic operating areas lie within the states of Oklahoma, Montana, Wyoming, Louisiana, Texas and New Mexico.

     HSOG and HSRC were incorporated in the State of Oklahoma in 1917 and 1929, respectively. Since its incorporation, HSRC has been under common management with HSOG. The Home-Stake Companies' principal business activity from the dates of their incorporation through the early 1950's was the acquisition and leasing of oil and gas mineral interests. Accordingly, The Home-Stake Companies' revenues were primarily from their royalty interests in oil and gas production and from the mineral interests in properties leased to others. Beginning in the 1950's, The Home-Stake Companies began to actively participate as working interest partners primarily in wells being drilled by other industry partners. The Home-Stake Companies also originated and participated in the drilling of a few of their own prospects and discovered several significant oil fields in south central Kansas.

     Since the latter part of the 1950's, HSOG has participated in the acquisition and drilling of oil and gas properties jointly with HSRC. Since that time, The Home-Stake Companies have operated in most respects as a single entity. The Home-Stake Companies jointly participate in the acquisition of mineral and leasehold interests and in exploration and development activities performed on jointly owned properties. Each company generally owns equal interests in the oil and gas properties, however such interests do vary. Effective January 1, 1996, the participation arrangement between the companies was changed such that HSOG's participation interest in property acquisitions, new drilling ventures and other investments is 40% (it was previously 50%) and HSRC's participation interest therein is 60%. Only HSRC serves as operator of certain producing properties owned by The Home-Stake Companies (although, because general and administrative costs incurred are shared equally by HSOG and HSRC, HSOG is allocated 50% of the operating fee revenues received by HSRC). HSRC currently operates 52 producing wells.

     In the mid-1970's, The Home-Stake Companies revised their business strategies to pursue programs to increase their revenues generated from the ownership of working interests in oil and gas properties relative to their revenues generated from royalty interests (resulting from the ownership and leasing of oil and gas mineral interests). The Home-Stake Companies increased their relative investments in drilling ventures developed and sold by other industry partners and in the oil and gas properties that they acquired. In 1977, HSOG and HSRC received approximately 70% and 75% of their respective revenues from royalty interests; whereas, in 1996, approximately 26% and 27% of their respective revenues were from royalty interests.

     At December 31, 1996, HSOG had estimated proved reserves of 8,501,078 Mcf of natural gas and 2,383,955 barrels of oil, and HSRC had estimated proved reserves of 8,835,929 Mcf of natural gas and 2,432,711 barrels of oil. Natural gas reserves constituted approximately 37% of HSOG's reserves and 38% of HSRC's reserves based on an "oil equivalent" basis (converting each six Mcf of natural gas to a barrel of oil, representing the estimated relative energy content of oil and natural gas).

Partnerships

     The Home-Stake Companies serve as general partners of H-S Royalty, Ltd., an Oklahoma limited partnership (the "Partnership"), formed in 1982. The Partnership was formed by The Home-Stake Companies for the purpose of distributing to their stockholders a 3/16th royalty interest in certain jointly owned mineral interests in properties, which were nonproducing at the time of the formation of the Partnership, located in ten states. In addition, the Partnership was formed to allow the stockholders of The Home-Stake Companies to realize a portion of the direct economic benefits that result from the commercial production and sale of oil and gas, as well as the maximization of certain income tax benefits attributable to oil and gas producing activities.

In connection with the administration of the Partnership, each of The Home-Stake Companies receives a monthly administrative management fee of $250. If the Merger is consummated, HSOG will serve as sole general partner and receive a monthly administrative management fee of $500.

Competition

     The business of acquiring and developing desirable oil and gas properties is highly competitive. In seeking to obtain desirable producing properties, new leases and exploration prospects, The Home-Stake Companies face competition from both major and independent oil and gas companies, as well as from numerous individuals and income and drilling programs. Many of these competitors have financial and other resources substantially in excess of those available to The Home-Stake Companies.

     There is also extensive competition in locating markets for gas produced by The Home-Stake Companies. Increases in worldwide energy production capability and decreases in energy consumption as a result of conservation efforts have brought about substantial surpluses in energy supplies in recent years. This, in turn, has resulted in substantial competition for markets historically served by domestic natural gas sources both with alternate sources of energy, such as residual fuel oil, and among domestic gas suppliers. As a result, there have been reductions in oil prices, widespread curtailment of gas productions and delays in producing and marketing gas after it is discovered. Changes in government regulations relating to the production, transportation and marketing of natural gas have also resulted in significant changes in the historical marketing patterns of the industry. Generally, these changes have resulted in the abandonment by many pipelines of long-term contracts for the purchase of natural gas, the development by gas producers of their own marketing programs to take advantage of new regulations requiring pipelines to transport gas for regulated fees, and an increasing tendency to rely on short-term sales contracts priced at spot market prices.


     In light of these developments, many producers, including The Home-Stake Companies, have accepted oil prices that are lower than those previously prevailing in order to sell their production. Also, gas prices, which were once effectively determined by government regulations, are now influenced largely by the effects of competition. Competitors in this market include other producers, gas pipelines and their affiliated marketing companies, independent marketers, and providers of alternate energy supplies, such as residual fuel oil.

Marketing

     The Home-Stake Companies' gas production from properties in which they own working interests is sold primarily on the spot market with a variety of purchasers, including intrastate and interstate pipeline companies, their marketing affiliates, independent marketing companies and other companies who have the ability to move gas under firm transportation agreements. Gas produced from properties in which The Home-Stake Companies own royalty interests is marketed and sold by owners of the leasehold interests in such properties.

     Substantially all of The Home-Stake Companies' crude oil and condensate production is sold at posted prices under short-term contracts, as is customary in the industry.

Seasonality

     The results of operations of The Home-Stake Companies are subject to seasonal fluctuations in the price for natural gas. Natural gas prices have been generally higher in the fourth and first quarters. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of results which may be realized on an annual basis.

Regulation

     General

     The oil and gas industry is extensively regulated by federal, state and local authorities. Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and gas industry increases its cost of doing business and, consequently, affects its profitability. Inasmuch as such laws and regulations are frequently amended or reinterpreted, The Home-Stake Companies are unable to predict the future cost or impact of complying with such regulations.


     Exploration and Production

     Exploration and production operations of The Home-Stake Companies are subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells, and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled and the plugging and abandoning of wells. The Home-Stake Companies' operations are also subject to various conservation matters. These include the regulation of the size of drilling and spacing units or proration units and the density of wells which may be drilled and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. State conservation laws also establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. In addition, Texas and Oklahoma have adopted laws and regulations placing limits on gas production that attempt to match production with market demand. The effect of these laws and regulations is to limit the amounts of oil and gas The Home-Stake Companies can produce from their wells, and to limit the number of wells or the locations at which The Home-Stake Companies can drill.

     Sales and Transportation

     Federal legislation and regulatory controls have historically affected the price of the gas produced by The Home-Stake Companies and the manner in which such production is marketed. However, due to the deregulation provisions of the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act of 1989 and regulations promulgated by the Federal Energy Regulatory Commission ("FERC"), the price of virtually all gas produced by producers not affiliated with interstate pipelines has been deregulated. As a result, most of The Home-Stake Companies' gas production is no longer subject to price regulation. Gas which has been removed from price regulation is subject only to that price contractually agreed upon between the producer and purchaser. Market determined prices for deregulated natural gas fluctuate in response to market pressures.

     The FERC regulates interstate natural gas transportation rates and service conditions, which affects the marketing of gas produced by The Home-Stake Companies, as well as the revenues received from sales of such production. Since the mid-1980s, the FERC has issued a series of orders, culminating in Order Nos. 636, 636-A and 636-B ("Order 636"), that have significantly altered the marketing and transportation of gas. Order 636 mandates a fundamental restructuring of interstate pipelines sales and transportation service, including the unbundling by interstate pipelines of the sales, transportation, storage and other components of the city-gate sales services such pipelines previously performed. One of the FERC's purposes in issuing the orders is to increase competition within all phases of the gas industry. Order 636 and subsequent FERC orders on rehearing have been appealed and are pending judicial review. Because the orders may be modified as a result of the appeals, it is difficult to predict the ultimate impact of the orders on The Home-Stake Companies and their gas marketing efforts. Generally, Order 636 has eliminated or substantially reduced the interstate pipelines' traditional role as wholesalers of natural gas and has substantially increased competition and volatility in natural gas markets. While significant regulatory uncertainty remains, Order 636 may ultimately enhance the ability of producers such as The Home-Stake Companies to market and transport their gas directly to end-users and local distribution companies, although it may also subject producers to greater competition and the more restrictive pipeline imbalance tolerances and greater associated penalties for violation of such tolerances.

     Sales of oil and natural gas liquids by The Home-Stake Companies are not regulated and are made at market prices. The price The Home-Stake Companies receive from the sale of these products is affected by the cost of transporting the products to market. Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting oil and natural gas liquids by pipeline, although the most recent adjustment generally decreased rates. These regulations are subject to pending petitions for judicial review. The Home-Stake Companies are not able to predict with certainty what effect, if any, these regulations will have on their operations, however, the regulations may, over time, tend to increase transportation costs or reduce wellhead prices for oil and natural gas liquids.

     Operational Hazards and Insurance

     The operations of The Home-Stake Companies are subject to all risks inherent in the exploration for, and development and production of, oil and natural gas, including such natural hazards as blowouts, cratering and fires, which could result in damage or injury to, or destruction of, drilling rigs and equipment, formations, producing facilities or other property, or could result in personal injury, loss of life or pollution of the environment. Any such event could result in substantial cost to The Home-Stake Companies which could have a material adverse effect upon the financial condition of each of The Home-Stake Companies to the extent it is not fully insured against such risk. Each of HSOG and HSRC carries insurance against certain of these risks but, in accordance with standard industry practice, is not fully insured for all risks, either because such insurance is unavailable or because it elects not to obtain insurance coverage because of cost. Although such operational risks and hazards may to some extent be minimized, no combination of experience, knowledge and scientific evaluation can eliminate the risk of investment or assure a profit to any company engaged in oil and gas operations.

Environmental Matters

     Operations of The Home-Stake Companies are subject to numerous and constantly changing federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of certain permits, restrict or prohibit the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production, restrict or prohibit drilling activities that could impact wetlands, endangered or threatened species or other protected natural resources and impose substantial liabilities for pollution resulting from The Home-Stake Companies' operations. Such laws and regulations may substantially increase the cost of exploring for, developing or producing oil and gas and may prevent or delay the commencement or continuation of a given project. In the opinion of The Home-Stake Companies' management, The Home-Stake Companies are in substantial compliance with current applicable environmental laws and regulations and it is not anticipated that The Home-Stake Companies will be required in the near future to expend amounts that are material in the aggregate to their overall operations by reason of environmental laws and regulations. Nevertheless, changes in existing environmental laws and regulations or in the interpretations thereof could have a significant impact on the operating costs of The Home-Stake Companies, as well as the oil and gas industry in general. For instance, legislation has been proposed in Congress from time to time that would reclassify certain oil and gas production wastes as "hazardous wastes," which reclassification would make exploration and production wastes subject to much more stringent and costly handling, disposal and clean-up requirements. State initiatives to further regulate the disposal of oil and gas wastes and naturally occurring radioactive materials are also pending in certain states and these various initiatives could have a similar impact on The Home-Stake Companies.

     The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or the site where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances found at the site and persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. The Home-Stake Companies are only able to directly control the operation of those wells with respect to which HSRC acts as operator. Notwithstanding The Home-Stake Companies' lack of control over wells operated by others, the failure of an operator of a well in which The Home-Stake Companies own a working interest to comply with applicable environmental regulations may, in certain circumstances, be attributed to The Home-Stake Companies. As of the date of this Proxy Statement/Prospectus, The Home-Stake Companies have no material commitments for capital expenditures to comply with existing environmental requirements.

Properties of The Home-Stake Companies

     HSOG owns interests in 1,363 producing properties, including both non-operated working interests and royalty interests, located in 16 states, and HSRC owns interests in 1,442 producing properties, including both operated and non-operated working interests and royalty interests, located in 16 states. (For further details regarding these properties see "--Producing Wells" below.) Each of The Home-Stake Companies is engaged in leasing of its minerals as well as the exploration, production and sale of natural gas, condensate and crude oil from its properties.

     Each of The Home-Stake Companies has an extensive ownership of nonproducing perpetual minerals located in 16 states, including North Dakota, Oklahoma, Michigan, Montana, Mississippi and Texas. Such ownership at June 30, 1997, comprises 3,037 properties covering 40,329 net acres with respect to HSOG and 3,204 properties covering 52,805 net acres with respect to HSRC. The Home-Stake Companies may from time-to-time participate in exploration activities on certain of their respective properties but generally lease them to others, retaining a royalty interest in whatever production may be derived therefrom, thereby eliminating the risk in the exploration of such properties. At the present time, there are approximately 45 (829 net acres) and 50 (1,152 net acres) properties leased to others by HSOG and HSRC, respectively.

     In addition, HSOG and HSRC own leasehold interests in 121 (2,544 net acres) and 121 (2,672) net acres) nonproducing properties, respectively. These properties have varying lease terms, with most expiring in the next five years. These leasehold interests are located in eleven states, including Oklahoma and Montana.

     Current Activities

     The Home-Stake Companies' exploration and development activities generally have been located in the states of Oklahoma (Anadarko Basin), Montana and Texas. In 1996, the majority of The Home-Stake Companies' activities were located in Gaines County, Texas, as well as Comanche and Caddo Counties, Oklahoma. Most recent drilling has been developmental in nature (85% in 1996 and 88% in 1995) on both oil and gas properties. In 1996, there were 5 oil wells and 14 gas wells drilled; in 1995 there were 3 oil wells and 15 gas wells drilled.

     The Home-Stake Companies' drilling activities in 1997 continue to be primarily developmental in nature. Through June 30, 1997, there have been 11 (1.21 net) development wells and 3 (.75 net) exploratory wells drilled, resulting in 1 (.02 net) oil well, 7 (.46 net) gas wells and 6 (1.48 net) dry holes. The Home-Stake Companies are presently committed to participate in the drilling or completion of 17 (1.07 net to HSOG and 1.32 net to HSRC) wells in 1997. HSRC expects to operate seven of these wells. In 1997, The Home-Stake Companies contracted with three consulting geologists for the right of first refusal on developmental prospects the consultants are developing in the Permian Basin and South Central Oklahoma. The primary area of focus during the next 12 to 18 months will be developmental drilling on The Home-Stake Companies' Oklahoma acreage and in the Permian Basin. In addition, The Home-Stake Companies plan to continue to pursue exploratory oil and gas prospects in the Anadarko and Arkoma Basins in Oklahoma.

     The Home-Stake Companies are active in the property acquisition market. In 1996, The Home-Stake Companies reviewed 68 property sales packages and submitted bids on four of these packages, containing eight groups of properties. They were successful in acquiring one group of properties. Through July 31, 1997, The Home-Stake Companies have reviewed over 30 sales packages.

     During 1995, HSOG and HSRC each acquired approximately 220 net acres of leases in the Lodgepole "play" in North Dakota at a cost of $85,000 to each company. The Lodgepole area is generating a great deal of interest in the oil and gas industry and it is expected that new drilling will commence in this area. In February 1996, The Home-Stake Companies executed permits to allow 3-D seismic work on certain of these leases. There are no present plans by The Home-Stake Companies to initiate exploration in this area in the near future; however, it is the intention of each company to participate with its leased acreage in wells proposed by others.

Drilling Activity

     During the periods indicated, HSOG and HSRC drilled or participated in the drilling of the following exploratory and development wells:


                            HSOG Drilling Activity

                                       Years Ended December 31,
                         ----------------------------------------------------
                              1996               1995               1994
                         --------------     --------------     --------------
                         Gross     Net      Gross     Net      Gross     Net
                         -----     ---      -----     ---      -----     ---
Exploratory:
 Productive...........      1       .15         0      .00        0       .00
 Non-Productive.......      2       .19         2      .44        2       .09
                           --       ---        --     ----       --      ----
   Total..............      3       .34         2      .44        2       .09
                           ==       ===        ==     ====       ==      ====
Development:
 Productive...........     13       .20        13      .41       10      1.21
 Non-Productive.......      3       .41         3      .19        1       .25
                           --       ---        --     ----       --      ----
   Total..............     16       .61        16      .60       11      1.46
                           ==       ===        ==     ====       ==      ====
Total:
 Productive...........     14       .35        13      .41       10      1.21
 Non-Productive.......      5       .60         5      .63        3       .34
                           --       ---        --     ----       --      ----
   Total..............     19       .95        18     1.04       13      1.55
                           ==       ===        ==     ====       ==      ====

                            HSRC Drilling Activity

                                       Years Ended December 31,
                         ----------------------------------------------------
                              1996               1995               1994
                         --------------     --------------     --------------
                         Gross     Net      Gross     Net      Gross     Net
                         -----     ---      -----     ---      -----     ---
Exploratory:
 Productive............      1      .17         0      .00        0      .00
 Non-Productive........      2      .29         2      .44        2      .09
                            --     ----        --     ----       --     ----
   Total...............      3      .46         2      .44        2      .09
                            ==     ====        ==     ====       ==     ====
Development:
 Productive............     13      .26        13      .41       10     1.21
 Non-Productive........      3      .48         3      .19        1      .25
                            --     ----        --     ----       --     ----
   Total...............     16      .74        16      .60       11     1.46
                            ==     ====        ==     ====       ==     ====
Total:
 Productive............     14      .43        13      .41       10     1.21
 Non-Productive........      5      .77         5      .63        3      .34
                            --     ----        --     ----       --     ----
   Total...............     19     1.20        18     1.04       13     1.55
                            ==     ====        ==     ====       ==     ====

     The above well information excludes wells in which either or both of The Home-Stake Companies own only a royalty or mineral interest.

     At December 31, 1996, The Home-Stake Companies were participating in the drilling of six (.62 net) development wells. As of the date of this Proxy Statement/Prospectus, two wells (.49 net) were determined to be non-productive and four (.13 net) were successfully completed as producing gas wells.

HSRC Operating Activities

     As noted previously, only HSRC serves as operator of oil and gas properties in which The Home-Stake Companies have operations. HSRC operates 52 producing wells and 7 service wells located in 10 separate fields, which includes 2 waterfloods consisting of 9 producing wells and 3 service wells. In addition, each of HSOG and HSRC have non-operating working interest ownership in approximately 254 other properties.

     HSRC operates wells in two fields in Dawson County, Montana--the Glendive Field and the Gas City Field. The operations in the Glendive Field consist of 15 producing wells and four saltwater disposal wells. The Gas City Field is unitized for secondary recovery operations and consists of nine producing wells and three water injection wells. Production is primarily from the Red River formation of Ordovician age in both of these fields.

     Operations in the Golden Trend Field in Grady and McClain counties in Oklahoma consist of 16 producing wells completed in four formations of Pennsylvanian and Ordovician age rock.

     Northwestern Oklahoma operations consist of five producing wells in the Vici Field in Ellis County. Production is from Pennsylvanian age rock.

     HSRC operates a producing field in the West Cement Field in Caddo County, Oklahoma. At present, there is one producing well completed in the Medrano formation of Pennsylvania age rock.

     Operations in the Anadarko Basin of Eastern Oklahoma consist of five producing gas wells located in the Hartshorne South and Kinta Fields in Latimer County and the Ti North and Ashland Fields in Pittsburg County.

     HSRC also operates one well in the Champmon Strawn Field in Gaines County, Texas.

Producing Wells

     The following table sets forth certain information relating to HSOG's and HSRC's producing wells at December 31, 1996. The table also sets forth information relating to the producing wells on a pro forma pooled basis assuming consummation of the Merger as of December 31, 1996. Because each of HSOG and HSRC owns the mineral interests in numerous producing properties, it does not have current information on the numbers of wells drilled by the owners of the leasehold interests for these properties. Accordingly, HSOG and HSRC keep track of their respective royalty interests on a property-by-property basis rather than well-by-well basis. Net wells refers to the total number of wells in which HSOG or HSRC, as appropriate, has an interest, multiplied by HSOG's or HSRC's, as appropriate, working interest percentage in the wells.

                    Producing Wells as of December 31, 1996

                                       HSOG        HSRC      Pro Forma
                                       ----        ----      ---------
       Gross - Working Interests:
       -------------------------
       Oil.......................       126         122          126
       Gas.......................       187         190          190

       Net - Working Interests:
       -----------------------
       Oil.......................        18          18           36
       Gas.......................        10          10           20

       Gross - Royalty Interests:
       -------------------------
       Oil.......................       609         676          709
       Gas.......................       435         449          453

       Net - Royalty Interests:
       -----------------------
       Oil.......................       --/(1)/     --/(1)/      --/(1)/
       Gas.......................       --/(1)/     --/(1)/      --/(1)/

---------------------
/(1)/ The term "net wells" is not applicable to a royalty interest since neither HSOG nor HSRC has a working interest in the applicable well.

Acreage

     As previously noted, at December 31, 1996, HSOG owned an interest in 1,363, producing properties, including royalty interests on 1,056 properties (comprising approximately 11,837 net acres) and working interests in 307 properties (comprising 6,945 net acres); and HSRC owned an interest in 1,442 producing properties, including royalty interests on 1,136 properties (comprising approximately 15,102 net acres) and working interests in 306 properties (comprising 7,278 net acres). The following table sets forth gross and net oil and gas leasehold acreage for HSOG, HSRC and HSOG on a pro forma basis (assuming consummation of the Merger) as of December 31, 1996.

                        Acreage as of December 31, 1996

                                       HSOG        HSRC      Pro Forma
                                       ----        ----      ---------
       Gross - Developed:
        Leasehold...........         70,350      70,350         70,350
        Mineral.............        277,406     285,800        292,207
       Gross - Undeveloped:
        Leasehold...........         23,924      23,924         23,924
        Mineral.............        596,167     632,613        643,367
                                    -------   ---------      ---------
       Total                        967,847   1,015,687      1,029,851
                                    =======   =========      =========

       Net - Developed:
        Leasehold...........          7,265       7,476         14,741
        Mineral.............         12,324      15,689         28,013
       Net - Undeveloped:
        Leasehold...........          2,947       3,198          6,145
        Mineral.............         40,426      52,886         93,312
                                    -------   ---------      ---------
       Total                         62,962      79,249        142,211
                                    =======   =========      =========


Proved Reserves

     The following tables reflect the estimated proved reserves and proved developed producing reserves, future net revenues and the present value of future net revenues from such reserves of HSOG and HSRC at June 30, 1997, as prepared by HSOG and HSRC. The reserve estimates with respect to certain of HSOG's and HSRC's properties, covering approximately 75% and 71% of the present value of future net revenues from the proved reserves of HSOG and HSRC, respectively, at June 30, 1997, were reviewed by Lee Keeling and Associates, Inc. The quantities of HSOG's or HSRC's, as appropriate, proved reserves of oil and natural gas presented below include only those amounts which HSOG or HSRC reasonably expects to recover in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved developed producing reserves are limited to those quantities which are recoverable commercially at current prices and costs, under existing regulatory practices and with existing technology. Accordingly, any changes in prices, operating and developmental costs, regulations, technology or other factors could significantly increase or decrease estimates of HSOG's or HSRC's proved developed producing reserves. HSOG's or HSRC's, as appropriate, proved undeveloped reserves (which are included in proved reserves) include only those quantities which HSOG or HSRC reasonably expects to recover from the drilling of new wells based on geological evidence from directly offsetting wells. The risks of recovering these reserves are higher from both geological and mechanical perspectives than the risks of recovering developed reserves. The estimates of HSOG's and HSRC's proved reserves do not include proved undeveloped reserves attributable to HSOG's or HSRC's royalty interests (this information is not available to HSOG or HSRC) or outside operated working interests (quantities are not considered material to either HSOG's or HSRC's proved reserves). Furthermore, the reserve estimates do not include reserves whose estimates of recoverability are less precise, commonly referred to as "probable" or "possible" reserves. Neither HSOG nor HSRC has reserves outside the continental United States.

                                     HSOG
                     Oil and Gas Reserves At June 30, 1997
                     -------------------------------------

                                                                                 Standardized
                                                             Present Value        Measure of
                           Oil         Gas      Future Net   of Future Net    Discounted Future
                          (Bbls)      (Mcf)      Revenues    Revenues/(1)/   Net Cash Flows/(2)/
                        ----------  ----------  -----------  --------------  -------------------

Proved Reserves         2,082,335   7,267,083   $30,713,410     $16,763,826       $12,576,702

Proved developed
  producing reserves    2,040,137   5,950,996   $27,468,867     $16,094,303            n/a



                                     HSRC
                     Oil and Gas Reserves At June 30, 1997
                     -------------------------------------

                                                                                 Standardized
                                                             Present Value        Measure of
                           Oil         Gas      Future Net   of Future Net    Discounted Future
                          (Bbls)      (Mcf)      Revenues    Revenues/(1)/   Net Cash Flows/(2)/
                        ----------  ----------  -----------  --------------  -------------------
Proved Reserves         2,096,956   7,785,762   $32,122,084     $17,775,240      $13,269,583

Proved developed
  producing reserves    2,054,758   6,469,675   $28,877,541     $17,105,717          n/a

----------------------

       /(1)/ Present value of future net revenues before deducting the impact of federal and state income taxes (discounted at 10%).

       /(2)/ The difference between present value of future net revenues and the standardized measure of discounted future net cash flows is the present value of estimated income taxes applicable to future net cash flows.

       The future net revenues are determined by using estimated quantities of proved reserves and proved developed producing reserves and the periods in which they are expected to be developed and produced based on economic conditions at June 30, 1997. The estimated future revenues from production are based on the actual prices in effect at June 30, 1997, except where fixed and determinable price escalations are provided by contract. The resulting estimated future gross revenues are reduced by estimated future costs to develop and produce the proved reserves based on cost levels at June 30, 1997, but not for debt service, general and administrative expense and income taxes. The present value of future net revenues shown above should not be construed as the current market value, or the market value as of June 30, 1997, of the estimated oil and gas reserves attributable to HSOG's or HSRC's properties. For additional information concerning the discounted future net revenues to be derived from these reserves and the disclosure of the standardized measure information in accordance with the provisions of Statement of Financial Accounting Standards No. 69, see "Supplementary Information on Oil and Gas Producing Activities (unaudited)" at pages F-25 and F-42 herein.

       The reserve data set forth in this Proxy Statement/Prospectus represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimate. Accordingly, reserve estimates often differ from the quantities of crude oil and natural gas that are ultimately recovered. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based.

Oil and Gas Production, Sales Prices and Production Costs

       The following table sets forth certain information regarding the production of oil and natural gas, average sales prices and, for properties in which the companies own a working interest, average production costs (including production taxes and transportation charges) for HSOG, HSRC and pro forma HSOG (assuming the consummation of the Merger as of January 1, 1995) for the periods indicated.

                  PRODUCTION, PRICES AND PRODUCTION COSTS

                              Royalty Interests
                              -----------------


                                  HSOG           HSRC          Pro Forma
                                  ----           ----          ---------
Oil Production (Bbls):
1996...........................     52,994          57,137       110,131
1995...........................     61,035          64,500       125,535
1994...........................     53,590          58,137           n/a

Average Sales Prices (per Bbl):
1996...........................     $20.37          $20.13        $20.24
1995...........................      16.64           16.51         16.58
1994...........................      15.19           15.03           n/a

Gas Production (Mcf):
1996...........................    355,214         393,114       748,328
1995...........................    326,558         372,291       698,849
1994...........................    309,286         370,678           n/a

Average Sales Prices (per Mcf):
1996...........................      $2.06           $2.12         $2.09
1995...........................       1.45            1.48          1.47
1994...........................       1.78            1.81           n/a

                                   Working Interests
                                   -----------------

                                              HSOG            HSRC           Pro Forma
                                              ----            ----           ---------
            Oil Production (Bbls):
            1996..........                    180,752         182,388           363,140
            1995..........                    165,264         165,221           330,485
            1994..........                    129,350         129,684               n/a
            Average Sales Price (per Bbl):
            1996..........                     $20.14          $20.16            $20.15
            1995..........                      16.00           16.01             16.00
            1994..........                      14.68           14.69               n/a
            Gas Production (Mcf):
            1996..........                    833,093         864,916         1,698,009
            1995..........                    911,127         942,016         1,853,143
            1994..........                    907,518         927,881               n/a
            Average Sales Price (per Mcf):
            1996..........                      $1.97           $1.97             $1.97
            1995..........                       1.39            1.39              1.39
            1994..........                       1.62            1.63               n/a
            Average direct operating costs per barrel of oil equivalent(1):
            1996..........                      $9.31           $9.03             $9.17
            1995..........                       6.17            6.13              6.15
            1994..........                       5.39            5.22               n/a

---------------------

       (1) Barrels of oil equivalent are determined using the ratio of six Mcf of gas to one barrel of crude oil, condensate or natural gas liquids.

Employees

     At June 30, 1997, HSOG employed 16 persons whose functions are associated with management, operations and mineral management, engineering, geology, land and gas contract administration, accounting and financial planning, and administration and data processing. Each employee holds an identical position with HSRC and is considered to spend one-half of his or her time on HSOG's business and one-half of his or her time on HSRC's business. Accordingly, HSOG pays one-half of the compensation to its employees and HSRC pays the other one-half. Also at June 30, 1997, the Company had placed three consulting geologists on retainer for 1997 to develop oil and gas prospects for the Company. The Home-Stake Companies consider their relations with their employees to be excellent.

Litigation

     The Home-Stake Companies are involved in various lawsuits arising in the ordinary course of business. While the outcome of any such lawsuits against The Home-Stake Companies cannot be predicted with certainty, management does not expect these matters to have a material effect on the financial position or the results of operations of either HSOG or HSRC or of HSOG subsequent to the Merger.

            AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF HSOG

     HSOG was incorporated in 1917 and the HSOG Certificate and Bylaws have been amended many times over the years on a somewhat piecemeal basis in an attempt to meet more modern corporate circumstances as they arise. In connection with its review of the Merger, the HSOG Board also reviewed the current provisions of the HSOG Certificate in an effort to determine whether any provisions should be amended to better meet the needs of operating the surviving company after the Merger as a larger single public company. Based on its review, the HSOG Board has proposed the following amendments to the HSOG Certificate. The amendments to the HSOG Certificate, if approved, will only become effective if the Merger is consummated.

Dissenters' Rights

     In a 1992 decision, the Oklahoma Court of Appeals held that certain dissenters' rights of shareholders of corporations formed under the Oklahoma Business Corporation Act survived the 1986 enactment of the Oklahoma General Corporation Act. See the discussion under "Proposed Amendment No. 8" below.
                                           ------------------------
Under prior law, stockholders were provided dissenters' rights with respect to any amendment to a corporation's certificate of incorporation (i) having an adverse effect on a class of stockholders, (ii) reducing the number of directors or (iii) changing or altering the corporate purposes. Accordingly, it is possible that the proposed amendments to the HSOG Certificate create a right to exercise dissenters' appraisal rights separate from those available with respect to the Merger (see "The Merger--Appraisal Rights"). Decisions of the Oklahoma Court of Appeals do not have a binding precedential effect and the Company believes the decision is wrong and that no dissenters' rights exist with respect to the proposed amendments to the HSOG Certificate. However, in order to assure the validity of the adoption of the proposed amendments to the HSOG Certificate, HSOG is providing dissenters' rights to its stockholders in connection with these proposals. It is uncertain, if dissenters' rights under the Oklahoma Business Corporation Act were found to survive the adoption of the Oklahoma General Corporation Act, whether they should be exercised pursuant to the Oklahoma Business Corporation Act or the Oklahoma General Corporation Act. In this regard, HSOG will permit the exercise of dissenters' rights in connection with the proposal amendments to the HSOG Certificate by compliance with either
Section 1091 of the Oklahoma General Corporation Act or Sections 1.159 and 1.160 of the repealed Oklahoma Business Corporation Act. A summary of the procedure to exercise dissenters' appraisal rights under Section 1091 of the Oklahoma General Corporation Act is set forth under "The Merger--Appraisal Rights" and Section 1091 is reprinted in its entirety as Appendix C to this Proxy Statement/Prospectus. Sections 1.159 and 1.160 of the Oklahoma Business Corporation Act which set forth the procedure for exercising dissenters' rights under such act are set forth in their entirety as Appendix G to this Proxy Statement/Prospectus.

                           Proposed Amendment No. 1
                           ------------------------

                            Proposal to Provide for
                         Perpetual Corporate Existence
                         (Item 2A on HSOG Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve an amendment to the HSOG Certificate to provide that HSOG shall have perpetual existence ("Proposed Amendment No. 1"). Article Three of the HSOG Certificate limits the duration of HSOG's existence to March 12, 2007. Proposed Amendment No. 1 to Article Three of the HSOG Certificate currently is set forth in Appendix E to this Proxy Statement/Prospectus.

     The predecessor of the Oklahoma General Corporation Act required corporations to limit the duration of their existence in their certificates of incorporation to no more than 50 years, subject to extension by the approval of the stockholders. The Oklahoma General Corporation Act does not require a corporation to limit its existence and, unless there is a provision limiting the duration of a corporation to a specific date, the corporation has perpetual existence. The Board of Directors of HSOG has determined that it is inefficient to continue to require HSOG's stockholders to vote to extend the duration of HSOG's existence.

     If Proposed Amendment No. 1 to the HSOG Certificate is approved by HSOG stockholders, the approval of the holders of a majority of the outstanding voting stock of HSOG prior to March 12, 2007 will not be necessary to extend the duration of HSOG's existence past such date. Providing for perpetual existence does not mean that the existence of HSOG may never be terminated and the corporation dissolved. Under the Oklahoma General Corporation Act, HSOG may be dissolved at any time upon (i) the adoption of a resolution by the Board of Directors that HSOG should be dissolved and the approval of such resolution by the holders of a majority of the outstanding voting stock of HSOG or (ii) by the stockholders, without the action of directors, upon the written consent of the holders of all the shares of outstanding voting stock of HSOG.

     Adoption of Proposed Amendment No. 1 will require the affirmative vote of the holders of a majority of the outstanding shares of the HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 1 TO THE HSOG CERTIFICATE.

                           Proposed Amendment No. 2
                           ------------------------

                            Proposal To Expand the
                           Business Purpose of HSOG
                         (Item 2B on HSOG Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve an amendment to the HSOG Certificate to provide that the purpose of HSOG is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act ("Proposed Amendment No. 2"). The provisions of Article Four of the HSOG Certificate currently limit the scope of the purpose and activities of HSOG to the oil, gas and mineral business and related activities. Proposed Amendment No. 2 to Article Four is set forth in Appendix E to this Proxy Statement/Prospectus.

     The Oklahoma General Corporation Act provides that a corporation may set forth in its certificate of incorporation that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma and, by such statement, all lawful acts and activities shall be within the purposes of the corporation. HSOG's Board believes that business opportunities could arise from time to time outside the oil and gas arena, in which event the limited purpose clause currently contained in the HSOG Certificate would preclude HSOG's participation in such opportunity even though it would be in the best interests of HSOG and its stockholders. The Board believes the proposed amendment will provide HSOG with more flexibility in pursuing any such opportunities should they arise. The HSOG Board has no intention to engage in any business or activities other than the oil and gas business at the present time.

     Adoption of Proposed Amendment No. 2 will require the affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 2 TO THE HSOG CERTIFICATE.

                           Proposed Amendment No. 3
                           ------------------------

                       Proposal Concerning Establishment
                          of the Number of Directors
                         (Item 2C on HSOG Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve an amendment to HSOG's Certificate to provide that the Board shall consist of not less than three directors nor more than 15, the exact number within such limits to be determined by a majority vote of the directors ("Proposed Amendment No. 3"). In addition, Proposed Amendment No. 3 provides that until otherwise so determined by the directors, the Board of Directors of HSOG shall consist of seven directors (which is the current number of directors on HSOG's Board). To accomplish the proposed amendment, Article Eight of the HSOG Certificate will be amended as set forth in Appendix E to this Proxy Statement/Prospectus.

     The HSOG Certificate currently provides that there shall be seven directors. Accordingly, in order to effect a change in the number of directors it is necessary to amend the HSOG Certificate by obtaining approval of the holders of a majority of HSOG's outstanding voting stock. The HSOG Board believes the current provision setting forth the number of directors is too inflexible and cumbersome in the event there should be a desired change in the number of directors. The proposed amendment would allow the Board to add a qualified candidate or candidates without first having to obtain stockholder approval of an amendment to HSOG's Certificate. Any director added as a result of Board action pursuant to the proposed amendment would still be subject to election by the stockholders in order for such director to continue to serve as such upon the expiration of his or her term (which term could be for a period of three years due to the Board's classification into three classes with each class serving staggered three-year terms). In addition, under the current HSOG Certificate, should a vacancy occur in HSOG's Board and a qualified individual could not be found on a timely basis, the HSOG Certificate may have to be amended to reduce the number of directors. The HSOG Board believes the potential risks of personal liability has made it more difficult for public companies to find otherwise qualified individuals who are willing to accept a position as a director. Also, the HSOG Board previously experienced difficulty in finding qualified persons to fill Board vacancies because of an unwillingness of such persons to serve as directors as a result of HSOG's pending litigation in connection with prior attempts to gain control of HSOG and HSRC. Accordingly, the HSOG Board deems it desirable to provide as much flexibility as possible with respect to the number of directors and to avoid the cumbersome process of having to amend the HSOG Certificate (which requires a vote of stockholders) anytime there should be a desired change in the number of directors.

     Proposed Amendment No. 3 could be used by the HSOG Board as a measure to deter or postpone an attempt to gain control of HSOG. HSOG's Bylaws provide for the division of HSOG's Board into three classes, with members of each class serving staggered three-year terms. Generally, two annual meetings of stockholders, instead of one, would be required to effect a change in the majority of the HSOG Board. In the event stockholders, or a stockholder who has obtained control of HSOG through the acquisition of a substantial number of shares of HSOG Common Stock or Preferred Stock, successfully elect a different slate of directors than that supported by incumbent directors, the incumbent directors, constituting a majority of directors, could, without stockholder action, increase the number of directors and fill such positions with individuals selected by the Board. Such action could possibly further postpone changing the composition and control of HSOG's Board for an additional year. The provisions of Proposed Amendment No. 3 could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of HSOG even though such a transaction could be beneficial to HSOG and its stockholders, although it should be noted that holders of a majority of the shares of outstanding voting stock could effect an amendment to HSOG's Certificate to eliminate the provisions of the proposed amendment.

     Adoption of Proposed Amendment No. 3 will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 3 TO HSOG'S CERTIFICATE.

                           Proposed Amendment No. 4
                           ------------------------

            Proposal Eliminating Supermajority Vote for Approval of
           any Merger, Consolidation or Sale of Substantial Portion
            of Assets of HSOG or to Change the Number of Directors
                         (Item 2D on HSOG Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve an amendment to the HSOG Certificate which would eliminate the provisions of Article Nine of the HSOG Certificate requiring the affirmative vote of holders of at least 66 2/3 percent of the outstanding shares of HSOG's voting stock in order to approve and effect any merger, consolidation or sale of a substantial portion of the assets of HSOG, or to change the number of directors set forth in Article Eight of the HSOG Certificate. The provisions of current Article Nine of the HSOG Certificate are set forth in Appendix E to this Proxy Statement/Prospectus.

     Article Nine of the HSOG Certificate was first adopted by the stockholders of HSOG primarily in response to an attempted hostile takeover attempt. The provisions were intended to encourage any person or group who might seek to acquire control of HSOG to negotiate with the Board as the Board's recommendation of any such proposed transaction would likely be necessary in order to obtain the approval of HSOG stockholders. By increasing the likelihood of Board participation in the negotiations concerning any such transaction, the HSOG Board believed that the short and long-term interests of HSOG's stockholders could best be safeguarded. Article Nine of the HSOG Certificate was subsequently amended in 1994 to require the approval of holders of at least 66 2/3 percent of HSOG's outstanding voting stock to change the provisions for the number of directors set forth in the HSOG Certificate in order to prevent any person or group seeking to gain control of HSOG from obtaining control of the HSOG Board by amending the HSOG Certificate upon obtaining the approval of HSOG stockholders only holding a majority of HSOG's outstanding voting stock.

     In connection with its review of the proposed Merger, the HSOG Board considered the benefits of the provisions of Article Nine against the possibility that the public market might disfavor such supermajority voting requirements and, thus, discount the value of the shares of New HSOG Common Stock after the Merger. After such consideration, the HSOG Board determined that the control shares provisions of the HSOG Certificate and Business Combination Statute under the Oklahoma General Corporation Act, together with certain other provisions of the HSOG Certificate and HSOG Bylaws, provided sufficient protection that persons or groups attempting to gain control of HSOG would likely be forced to negotiate with the HSOG Board in order to effect any transaction with HSOG or its stockholders. (See "Description of HSOG Capital Stock--Certain Provisions and Arrangements That May Have an Anti-Takeover Effect"). Accordingly, the HSOG Board believes that sufficient safeguards exist to protect the investment interests of the HSOG stockholders even if Article Nine is eliminated.

     The effect of the elimination of Article Nine of the HSOG Certificate is that any merger, consolidation or sale of a substantial portion of the assets of HSOG would require the approval of the holders of a majority, rather than 66 2/3 percent, of the outstanding shares of HSOG voting stock. As discussed above under Proposed Amendment No. 3, the proposed amendment to Article Eight of the HSOG Certificate would authorize the HSOG Board to set the number of directors without obtaining stockholder approval. Should Proposed Amendment No. 3 be approved by HSOG stockholders but not Proposed Amendment No. 4, the approval of HSOG stockholders would no longer be necessary to effect a change by the HSOG Board in the number of directors.

     Approval of Proposed Amendment No. 4 requires the affirmative vote of holders of at least 66 2/3 percent of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 4 TO THE HSOG CERTIFICATE.

                           Proposed Amendment No. 5
                           ------------------------

                          Proposal Regarding Personal
                            Liability of Directors
                         (Item 2E on HSOG Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve the amendment of the HSOG Certificate to adopt a new Article Nine which, to the extent permitted by Oklahoma law, would limit the personal liability of the directors of HSOG to the company or its stockholders for monetary damages for certain acts or omissions in their capacities as directors ("Proposed Amendment No. 5"). As permitted under the Oklahoma General Corporation Act, new Article Nine provides that a director will not be personally liable for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to HSOG or its stockholders, (b) for acts or omissions not in good faith or that involve a knowing violation of law, (c) under Section 1053 of the Oklahoma General Corporation Act (which concerns unlawful payments of dividends, stock purchases or redemptions) or (d) for any transaction from which the director derived an improper personal benefit. The full text of Proposed Amendment No. 5 is set forth in Appendix E to this Proxy Statement/Prospectus.

     Directors of public corporations may be subject to substantial potential liability for actions taken or omitted by them as directors and to significant expense in defending their conduct. For many years, Oklahoma has recognized the importance of allowing Oklahoma corporations to provide protection against the risk to directors' personal resources that could arise out of their service as directors. The Oklahoma General Corporation Act both permits and, in certain instances, requires corporations to provide indemnification for directors and officers in certain situations.

The Oklahoma General Corporation Act also specifically permits a corporation to obtain directors' and officers' liability insurance, including coverage for certain liabilities against which the corporation cannot provide indemnification under the Oklahoma General Corporation Act.

     Oklahoma law now specifically permits a corporation to limit the personal liability of directors to the corporation or its stockholders for damages for certain acts or omissions by so providing in such corporation's certificate of incorporation. The purpose of Proposed Amendment No. 5 and the reason it is being recommended to HSOG stockholders is to enhance HSOG's ability to continue to attract and retain qualified individuals to serve as directors. Potential risks of personal liability may deter qualified individuals from continuing, or accepting, a position as a director of HSOG unless adequate insurance or other protection is available. By precluding personal liability for certain acts and omissions, Proposed Amendment No. 5 would supplement the indemnification rights of directors under the HSOG Bylaws and, if adopted as discussed below at Proposed Amendment No. 7, under proposed Article Thirteen of the HSOG Certificate. The HSOG Board believes that the adoption of Proposed Amendment No. 5 will assist HSOG in attracting and retaining qualified directors. It is not, however, being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any Board member or potential Board member, nor is it being proposed in response to any currently pending or threatened lawsuit or claim against a director.

     In addition, the HSOG Board believes that adoption of Proposed Amendment No. 5 will permit the directors to exercise their business judgment more freely by reducing their concern over potential litigation with respect to their decisions. However, the HSOG Board also believes that the diligence exercised by directors stems primarily from their desire to act in the best interests of HSOG and its stockholders, rather than fear of monetary damage awards. Consequently, the HSOG Board believes that the level of scrutiny and care exercised by directors will not be lessened by the adoption of Proposed Amendment No. 5.

     Adoption of Proposed Amendment No. 5 would limit the remedies available to a shareholder seeking to challenge a decision of the Board of Directors, even if such a decision were grossly negligent, unless the decision fell within one of the specific categories excepted from coverage described above. Although equitable remedies such as injunction and rescission would continue to be available in such cases, the proposed amendment may nevertheless reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for certain acts or omissions, even though such an action, if successful, might otherwise have benefitted HSOG and its stockholders.

     Proposed Amendment No. 5 does not eliminate or change a directors' fiduciary duty and, as indicated above, it would not limit the availability of equitable remedies such as injunction or rescission based on a director's breach of those duties. Furthermore, Proposed Amendment No. 5 would not apply to claims against a director arising out of actions taken in his or her capacity as an officer of the Company (if he or she is also an officer), and would not limit or affect the stockholders' ability to seek and obtain relief under any other law, including the federal securities laws.

     HSOG stockholders should note that because the HSOG's directors may benefit from the added protection Proposed Amendment No. 5 provides, the directors have a personal interest in its adoption. However, the Board of Directors of HSOG believes that Proposed Amendment No. 5 is in the best interests of HSOG and its stockholders and therefore recommends its adoption.

     Adoption of Proposed Amendment No. 5 will require the affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 5 TO THE HSOG CERTIFICATE.

                           Proposed Amendment No. 6
                           ------------------------

                     Proposal to Authorize the HSOG Board
                 to Amend Bylaws Without Stockholder Approval
                         (Item 2F on HSOG Proxy Card)

     The Board of Directors has approved and recommends that the stockholders of HSOG approve the amendment of the HSOG Certificate to adopt a new Article Twelve, which would grant the HSOG Board of Directors the power to adopt, amend or repeal the Bylaws of HSOG ("Proposed Amendment No. 6"). The full text of Proposed Amendment No. 6 is set forth in Appendix E to this Proxy
Statement/Prospectus.

     Under the Oklahoma General Corporation Act, any corporation, in its certificate of incorporation, may confer the power to adopt, amend or repeal the bylaws upon the directors. The HSOG Certificate does not, however, confer the power to adopt, amend or repeal the Bylaws upon the directors. In addition, the HSOG Bylaws provide that only stockholders of HSOG may amend the HSOG Bylaws. As a result, any change to the provisions of the Bylaws requires such change to be submitted to the HSOG stockholders for their vote. The HSOG Board believes that granting directors the right to amend the Bylaws will allow the Board to make changes it deems appropriate from time to time in order to meet the company's changing circumstances without first having to go through the cumbersome process of obtaining stockholder approval. If the Proposed Amendment No. 6 is approved by HSOG stockholders, the HSOG Board will be authorized, notwithstanding the provision in the HSOG Bylaws, to amend the Bylaws, and the Board intends to amend the Bylaws to delete the existing provision therein granting the sole power to amend the HSOG Bylaws to the HSOG stockholders.

     If the Proposed Amendment No. 6 is approved by HSOG stockholders, the Oklahoma General Corporation Act provides that HSOG stockholders still retain the power to also adopt, amend or repeal the HSOG Bylaws. By providing the HSOG Board with the power to adopt, amend or repeal the HSOG Bylaws, however, the HSOG Board could, without stockholder approval, amend the Bylaws in a manner adversely affecting the rights of stockholders.

     Adoption of Proposed Amendment No. 6 will require the affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 6 TO THE HSOG CERTIFICATE.

                           Proposed Amendment No. 7
                           ------------------------

                      Proposal Regarding Indemnification
                            (Item 2G on Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve the amendment of HSOG's Certificate to adopt a new Article Thirteen dealing with the indemnification of directors, officers, employees or agents ("Proposed Amendment No. 7"). Proposed Amendment No. 7 provides that the HSOG Board may indemnify and advance expenses to a director, officer, employee or agent to the maximum extent permitted by Section 1031 of the Oklahoma General Corporation Act. The full text of Proposed Amendment No. 7 is set forth in Appendix E to this Proxy Statement/Prospectus.

     The HSOG Certificate is currently silent on the subject of indemnification. Oklahoma law, however, does provide for circumstances in which indemnification is permitted as well as circumstances in which indemnification is required.
Section 1031 of the Oklahoma General Corporation Act ("Section 1031") permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.
Section 1031 provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. Section 1031 provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses, despite the adjudication of liability, as the court deems proper.

     The indemnification under Section 1031 is not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, insurance, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Section 1031 provides that a corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any liability incurred in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of Section 1031.

     The HSOG Bylaws currently contain provisions dealing with indemnification that are substantially similar to Section 1031 and Proposed Amendment No. 7. The most notable difference is that the HSOG Bylaws provide that the Board of Directors shall authorize such indemnification that Section 1031 states that corporations may provide. Proposed Amendment No. 7 tracks the language of
Section 1031 allowing the HSOG Board the discretion as to whom indemnification would be allowed (except in the circumstances Section 1031 requires mandatory indemnification for expenses incurred upon the successful defense of an action as discussed above).

     While the HSOG Bylaws currently provide for indemnification of directors, officers, employees and agents of HSOG, the HSOG Board believes that the indemnification provisions are of sufficient importance that they should also be provided for in the HSOG Certificate. In today's climate of prolific litigation, the HSOG Board believes that directors and officers serve in partial reliance upon such indemnification protection. Proposed Amendment No. 7 is intended to afford additional protection to the reasonable expectations of directors and officers concerning indemnification and to further enhance HSOG's ability to retain and recruit qualified directors and officers.

     HSOG stockholders should note that because HSOG's directors may benefit from the protection of Proposed Amendment No. 7, the directors have a personal interest in its adoption. However, the HSOG Board believes that Proposed Amendment No. 7 is in the best interests of HSOG and its stockholders.

     The adoption of Proposed Amendment No. 7 will require the affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMEND THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 7 TO THE HSOG CERTIFICATE.

                           Proposed Amendment No. 8
                           ------------------------

                       Proposal for HSOG to be Governed
                      by Oklahoma General Corporation Act
                         (Item 2H on HSOG Proxy Card)

     The Board of Directors of HSOG has approved and recommends that the stockholders of HSOG approve an amendment to the HSOG Certificate to adopt a new Article Fourteen which provides that the Oklahoma General Corporation Act shall govern HSOG and the rights and liabilities of its constituents ("Proposed Amendment No. 8"). The text of Proposed Amendment No. 8 is set forth in Appendix E to this Proxy Statement/Prospectus.

     HSOG was formed prior to the enactment of the Oklahoma General Corporation Act in 1986. The old Oklahoma Business Corporation Act (the "Old Act") was repealed with the adoption of the Oklahoma General Corporation Act. Section 1002 of the Oklahoma General Corporation Act specifically provides that such Act shall be applicable to every corporation incorporated prior to its enactment or thereafter. However, in a decision handed down in 1992, the Oklahoma Court of Appeals relied on a savings provision included in the new Oklahoma General Corporation Act (which was adopted verbatim from the Delaware General Corporation Law) to determine that certain dissenters' rights granted by the Old Act survived the enactment of the Oklahoma General Corporation Act with respect to a corporation formed prior to its enactment.

     The decision by the Oklahoma Court of Appeals, which decision has only persuasive authority, has created uncertainty with respect to the continued existence of certain stockholder rights and limitations on corporate activities provided under the Old Act that do not exist under the Oklahoma General Corporation Act. Corporate activities allowed under the Oklahoma General Corporation Act that were prohibited or not permitted under the Old Act include
(i) permitting corporate loans to officers and employees, (ii) permitting stock to be sold for a promissory note, (iii) permitting stock repurchases and dividends out of any surplus as opposed to only earned surplus, and (iv) permitting stock options to be granted without stockholder approval. Also, under the Old Act stockholders had dissenters' rights which are not available under the Oklahoma General Corporation Act with respect to (i) any amendment to the certificate of incorporation having an adverse effect on a class of stockholders, reducing the number of directors or changing or altering the corporate purposes, or (ii) the sale of substantially all of the assets of the corporation.

     The purpose of the Proposed Amendment No. 8 is to eliminate any uncertainty with respect to the law governing HSOG. Adoption of Proposed Amendment No. 8 would make it clear, in light of the 1992 Oklahoma Court of Appeals decision, that HSOG shall be governed by the Oklahoma General Corporation Act. While it is not certain that stockholders have a valid claim to certain rights accruing under the Old Act, adoption of the Proposed Amendment No. 8 would eliminate such rights, including the right to dissent with respect to certain amendments to the HSOG Certificate or the sale of substantially all the assets of HSOG.

     Adoption of Proposed Amendment No. 8 will require the affirmative vote of the holders of a majority of the outstanding shares of HSOG Common Stock. THE BOARD OF DIRECTORS OF HSOG RECOMMENDS THAT HSOG STOCKHOLDERS VOTE "FOR" PROPOSED AMENDMENT NO. 8 TO THE HSOG CERTIFICATE.

                APPROVAL OF THE HSOG 1997 INCENTIVE STOCK PLAN

     The Board of Directors of HSOG has adopted the HSOG 1997 Incentive Stock Plan (the "Stock Plan") and has ordered it to be submitted to the HSOG stockholders for their consideration and approval at the HSOG Meeting. If approved by HSOG Stockholders, the Stock Plan will only become effective if the Merger is consummated. A copy of the Stock Plan is attached to this Proxy Statement/Prospectus as Appendix F, and the following summary is qualified in its entirety by reference to Appendix F.

     General. The Stock Plan is intended to provide those persons selected to participate in such plan additional incentive to promote the long-term success of HSOG, to enable such persons to acquire an equity interest in HSOG, and to enable HSOG to attract and retain individuals instrumental in contributing to its success. Officers, key employees and directors, as well as other such employees or consultants as the Board of Directors selects, are eligible to receive grants and awards under the Stock Plan.

     The total amount of New HSOG Common Stock initially authorized and reserved for issuance under the Stock Plan is 451,736 shares (such number is based on the estimated number of shares to be outstanding after consummation of the Merger). However, the number of shares reserved for issuance under the Stock Plan shall automatically increase as necessary so that, when added to the number of shares subject to stock options granted or restricted stock awarded under the Stock Plan, such number equals 10% of the issued and outstanding New HSOG Common Stock (excluding outstanding shares of New HSOG Common Stock issued under the Stock
Plan). No awards have been granted under the Stock Plan.

     The Stock Plan is administered by the HSOG Board of Directors. In the course of administering the Stock Plan, the HSOG Board of Directors is authorized to construe and interpret the Stock Plan and to adopt such rules, regulations, guidelines, subplans, and procedures for carrying out the Stock Plan as it deems necessary. In addition, the HSOG Board of Directors is authorized to identify plan participants, determine the types and amounts of awards to be granted, establish the terms, conditions, and provisions of awards, prescribe forms of award agreements, establish, amend, and rescind rules and regulations relating to the Stock Plan, and make all other determinations which may be necessary or advisable for the administration of the Stock Plan. The HSOG Board of Directors has not made a determination as to the number of employees currently eligible for consideration as participants in the Stock Plan.

     Summary of Awards. The Stock Plan authorizes the grant of stock options and award of restricted stock. Generally, awards under the Stock Plan will be granted for no consideration other than prior and future services. Awards under the Stock Plan do not preclude any salary, incentive, or performance plan awards, payments under a Company retirement plan, or other benefits that may be otherwise payable or distributable to any participant, or to such participant's dependents or beneficiaries under any other plan or policy of HSOG or otherwise. To the extent permitted by law, awards under the Stock Plan may be made alone, in combination with, or in substitution for, any other award under the Stock Plan or other HSOG plan.

     Stock options granted to participants pursuant to the Stock Plan may, at the discretion of the HSOG Board, be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options. ISOs, however, may only be awarded to employees of HSOG. The exercise price of an ISO may not be less than the fair market value of the New HSOG Common Stock on the date of grant (or 110% of such fair market value in the case of ISOs granted to employees who own more than 10% of the combined voting power of all classes of stock of HSOG). In the case of non-qualified stock options, the exercise price shall be as determined by the HSOG Board in its sole discretion, except that such price shall not be less than 50% of the fair market value of the New HSOG Common Stock on the date of grant.

     Stock options granted pursuant to the Stock Plan are exercisable in whole or in part at such time or times as may be determined by the HSOG Board of Directors, except that ISOs may not be exercised after the expiration of 10 years from the date granted (or 5 years in the case of ISOs granted to employees who own more than 10 percent of the combined voting power of all classes of stock of HSOG). Generally, stock options may be exercised by the payment of cash, stock, promissory notes, the withholding of shares otherwise issuable upon exercise or a combination thereof. With respect to options granted to employees and non-employee directors of HSOG, the stock option agreement may provide for the automatic grant of "reload options" to replace any shares of New HSOG Common Stock delivered to HSOG to pay any required withholding tax with respect to the exercise of a stock option. Such reload options would entitle a participant to purchase a number of shares of New HSOG Common Stock equal to the number of shares so delivered to HSOG for payment of the withholding tax at an exercise price equal to the fair market value of the New HSOG Common Stock at the time of delivery. A participant may defer the receipt of shares of New HSOG Common Stock issuable to such participant upon exercise of a non-qualified stock option pursuant to a written election delivered to the HSOG no later than six months before the date of exercise. The shares otherwise deliverable to a participant electing to defer the receipt thereof will be delivered to HSOG for the benefit of such participant and credited to a bookkeeping account. Any dividends or other distributions with respect to the deferred shares will be credited to the participant's account. The deferral may be revoked by delivery of a written notice of revocation.

     Transferability and Changes Affecting Stock. Awards are not transferable other than by will, the laws of descent and distribution or other applicable law; provided, however, awards (other than ISOs) may be transferable to members of an optionee's immediate family (or a trust for an optionee and/or his or her family members) or charitable institutions with the consent of the Board of Directors of HSOG. In the event of a merger, consolidation, reorganization, recapitalization, stock split, or stock dividend, or a combination or reclassification of shares, the number of shares of New HSOG Common Stock reserved under the Stock Plan, the number of shares covered by outstanding stock options and restricted stock, and the exercise prices of outstanding options shall be adjusted proportionately. In the event of a change in control of HSOG, as defined in the Stock Plan, all outstanding awards under the Stock Plan become free of all restrictions, fully vested and exercisable; provided, however, with respect to all outstanding stock options, HSOG shall have the right to acquire any or all outstanding options for which the value of the shares covered thereby, as established by the change in control, is greater than the exercise price by paying the excess of such value established by the change in control over the exercise price.

     Amendment to and Termination of the Stock Plan. The HSOG Board of Directors may amend, modify, suspend, discontinue, or terminate the Stock Plan without the consent of stockholders or participants; provided, however, the Board may not
(i) increase the maximum number of shares reserved for issuance under the Plan, except with stockholder approval, (ii) decrease the exercise price of any option previously granted or (iii) delegate the administration of the Stock Plan to any committee. The Stock Plan will terminate on a date selected by the HSOG Board of Directors in its sole discretion.

     Federal Income Tax Consequences. An optionee will not realize income for federal income tax purposes, and HSOG will not be entitled to any deduction, on the grant of an option under the Stock Plan. Generally, at the time of exercise of a non-qualified option, an optionee will realize ordinary income for federal income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price. Any ordinary income realized by an optionee on the exercise of a non-qualified option (or upon the disqualification of an incentive stock option, as discussed below) will constitute "wages" for income tax withholding purposes. HSOG will be entitled to a deduction, as of the date of exercise of an option, in an amount equal to the ordinary income realized by the optionee. An optionee who exercises a non-qualified option will have a basis, for federal income tax purposes, in the shares so acquired equal to the fair market value of such shares on the date of exercise.

     Under the Plan, an optionee who is granted a non-qualified stock option may elect to defer the receipt of a portion of the shares of New HSOG Common Stock deliverable upon the exercise of the option. An optionee who makes such an election in accordance with the procedures established in the Stock Plan and by the Board of Directors will recognize no gain for federal income purposes at the time of exercise. Upon such "deferred exercise," the optionee will receive that number of shares of New HSOG Common Stock which equals the number of shares delivered in payment of the exercise price and will assume a tax basis in such shares equal to his or her tax basis in the delivered shares. The optionee will realize and recognize ordinary income, and HSOG will be entitled to a deduction, in the amount of the value of the deferred shares when they are actually delivered to the optionee in accordance with the optionee's deferral election. Any distributions made to the optionee in respect to the deferred shares will be taxed to the optionee as compensation income at the time of such distributions and the amount of such distributions will be deductible by HSOG.

     The exercise of an ISO will not result in the recognition of ordinary income or gain by the optionee and will not entitle HSOG to a deduction for wages paid. The difference between the exercise price for a share of New HSOG Common Stock under an ISO and the fair market value of such share on the date of exercise will constitute an item of tax preference under the Alternative Maximum Tax and therefore may result in a tax liability for an exercising optionee. An optionee who exercises an ISO will have a basis, for federal income tax purposes, in the shares so acquired equal to the exercise price for such shares.

     To continue to qualify for the tax treatment set forth above, an optionee who exercises an ISO must hold the New HSOG Common Stock so acquired for at least two years after the date of grant of such option and at least one year after the date of exercise. Failure to adhere to such holding period requirements will result in the retroactive disqualification of an option as an ISO with respect to the shares disposed of prematurely.

    If an optionee uses previously acquired New HSOG Common Stock to pay the exercise price of an option, the new shares so acquired will continue to have the same status as the old shares used in the acquisition to the extent of the number of old shares exchanged. Thus, the optionee's basis in such newly-acquired shares will be equal to his basis in, and his holding period will include the holding period for, the shares exchanged. Payment of the exercise price by delivery of previously acquired stock generally postpones the realization of any taxable capital gain on the unrealized appreciation of the tendered shares. Any shares which are received in excess of the number of old shares exchanged will be subject to the regular rules described above upon the exercise of an option as if the exercise price for such shares is zero.

     Unless an election is made under Section 83(b) of the Code, participants who receive restricted stock awards will recognize taxable income as of the earlier of the date on which the restrictions on the restricted stock lapse or the stock is first transferable in the amount of the fair market value of the New HSOG Common Stock at that time. Recipients of restricted stock may elect under Section 83(b) of the Code to report as taxable income in the year of the restricted stock award an amount of ordinary income equal to the fair market value (without regard to the restrictions) of the stock at that time. If such an election is made, the recipient making the election is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. HSOG will be entitled to a deduction to the extent and in the year that ordinary income is recognized by the recipient. Dividends paid on restricted stock awarded under the Stock Plan will be treated as additional compensation before the restrictions lapse, but are treated as true dividends after the restrictions lapse (or after a Section 83(b) election). Such dividends paid before the restrictions lapse (or before a Section 83(b) election) will be deductible by HSOG.

     If a plan participant forfeits the New HSOG Common Stock received pursuant to a restricted stock award, he or she will not recognize any loss or (even with respect to income previously recognized as a result of a Section 83(b) election). Participants will recognize a gain or loss upon the disposition of their stock equal to the difference between (1) the amount realized on such disposition and (2) the ordinary income recognized with respect to such stock. The gain or loss will be recognized as long term, mid term or short term depending on whether the stock was held for more than 18 months, between 12 and 18 months or 12 months or less, respectively.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS;
                 COMPENSATION AND OTHER INFORMATION CONCERNING
                            OFFICERS AND DIRECTORS

Security Ownership of Certain Beneficial Owners of HSRC and HSOG

     The following table sets forth certain information as of July 31, 1997, and assuming consummation of the Merger, relating to the beneficial ownership of HSRC Common Stock, HSOG Common Stock and New HSOG Common Stock, respectively, by
(i) any person known to HSRC or HSOG to own beneficially 5% or more of the outstanding shares of HSRC Common Stock, HSOG Common Stock or New HSOG Common Stock, (ii) each director of HSRC and HSOG, (iii) each of the executive officers named in the Executive Compensation Table below, and (iv) all current executive officers and directors of HSRC and HSOG as a group. Except as otherwise indicated, each of the beneficial owners named below is believed by HSRC or HSOG, as the case may be, to possess sole voting and investment power with respect to such shares.

                                           HSRC                                           HSOG
                                ---------------------------    ----------------------------------------------------------

                                      Prior to Merger                Prior to Merger              After the Merger(1)
                                ---------------------------    ---------------------------    ---------------------------

                                 Number          Percentage     Number          Percentage     Number          Percentage
Beneficial Owners               of Shares        of Shares     of Shares        of Shares     of Shares        of Shares
------------------              ---------        ---------     ---------        ---------     ---------        ---------
L. W. Allegood                  2,267/(2)/            3.2      1,859/(2)/             2.1        166,083             3.7

Chris K. Corcoran                  10/(2)/            *            5/(2)/             *              637             *

Larry F. Grindstaff                37/(2)/            *           18/(2)/             *            2,341             *

Ronald O. Gutman                1,118/(2)/            1.6        696/(2)/             *           75,282             1.7

Joseph J. McCain, Jr.              44/(2)/            *           77/(2)/             *            4,452             *

I. Wistar Morris                9,338/(2)//(3)/      13.4      5,009/(2)//(3)/        5.6        604,658/(3)/       13.4

Robert C. Simpson               1,696/(2)//(4)/       2.4      2,581/(2)//(4)/        2.9        159,960/(4)/        3.5

The Home-Stake
 Royalty Corporation/(5)/           0                 0       30,337                 33.9              0             0

Howard E. Gray                      1                 *            1                  *               79             *

The Home-Stake Oil &
 Gas Company/(6)/              13,456                19.3          0                  0                0             0

Helen G. Trippet/(7)/           5,003                 7.2      8,500                  9.5        498,447            11.0

All executive officers
 and directors as a
 group (10 persons)            27,989/(8)/           40.0     40,590/(9)/            45.4      1,014,774            22.5


------------------------

     *      Less than one percent.

    /(1)/ Reflects ownership of New HSOG Common Stock after consummation of the Merger and Stock Split assuming no dissenters' appraisal rights are exercised by stockholders of HSOG or HSRC.

    /(2)/ Excludes 13,456 shares of HSRC Common Stock held of record by HSOG which such person as a director of HSOG may be deemed to share investment and voting power with respect thereto with the other directors of HSOG and 30,337 shares of HSOG Common Stock held of record by HSRC which such person as a director of HSRC may be deemed to share investment and voting power with respect thereto with the other directors of HSRC.

    /(3)/   Includes 2,796 shares of HSRC Common Stock and 2,909 shares of
            HSOG Common Stock held by Mr. Morris' wife, three shares of HSOG Common Stock held by or for Mr. Morris' children, 250 shares of HSOG Common Stock over which Mr. Morris maintains investment power but no voting power with respect thereto, 223,324 shares of New HSOG Common Stock to be held by Mr. Morris' wife, 90 shares of New HSOG Common Stock to be held by or for Mr. Morris' children and 7,500 shares of New HSOG Common Stock over which Mr. Morris maintains investment power but no voting power with respect thereto.

    /(4)/   Includes 635 shares of HSRC Common Stock and 575 shares of
            HSOG Common Stock owned by Mr. Simpson's wife; 540 shares of HSRC Common Stock and 836 shares of HSOG Common Stock held by Mr. Simpson's dependent children; and 48,150 shares of New HSOG Common Stock to be owned by Mr. Simpson's wife and 51,538 shares of New HSOG Common Stock to be held by Mr. Simpson's dependent children upon consummation of the Merger.

    /(5)/ The stockholder's address is 15 East 5th Street, Suite 2800, Tulsa, Oklahoma 74103. The directors of HSRC each share investment and voting power with respect to the shares of HSOG Common Stock beneficially owned by HSRC.

    /(6)/ The stockholder's address is 15 East 5th Street, Suite 2800, Tulsa, Oklahoma 74103. The directors of HSOG each share investment and voting power with respect to the shares of HSRC Common Stock beneficially owned by HSOG.

    /(7)/   The stockholder's address is 4632 South Victor, Tulsa, Oklahoma
            74105.

    /(8)/ Includes 14,533 shares of HSRC Common Stock owned by all executive officers and directors of HSRC as a group and 13,456 shares of HSRC Common Stock held of record by HSOG and beneficially owned by the directors of HSOG, who are also the directors of HSRC, as a group. The shares held by HSOG will be cancelled upon consummation of the Merger.

    /(9)/ Includes 10,253 shares of HSOG Common Stock owned by all executive officers and directors of HSOG as a group and 30,337 shares of HSOG Common Stock held of record by HSRC and beneficially owned by the directors of HSRC, who are also the directors of HSOG, as a group. The shares held by HSRC will be cancelled upon consummation of the Merger.


Executive Officers of HSOG and HSRC

    Each executive officer of HSOG also serves as the same executive officer of HSRC. The following table sets forth certain information regarding the executive officers of HSOG and HSRC. Officers are elected annually by the respective Board of Directors of HSOG and HSRC and serve at their discretion.

       Name                  Age     Position
       ----                  ---     --------
       Robert C. Simpson     55      Chairman of the Board, Chief Executive
                                     Officer, President and Treasurer

       Chris K. Corcoran     46      Executive Vice President, Chief Financial
                                     Officer and Secretary

       Howard E. Gray        58      Vice President of Operations

       Gary W. Fisher        48      Vice President of Administration and
                                     Information Systems

       Barbara C. Long       42      Vice President. Land

    Mr. Robert C. Simpson joined HSOG and HSRC in 1976, was elected Vice President in 1977, and served as Executive Vice President from 1980 until his election as President of both companies in 1984. He became Chief Executive Officer and Treasurer of HSOG and HSRC on January 1, 1990. He has served as a director of both HSOG and HSRC since 1975 and as Chairman of the Board since 1992. Mr. Simpson received a Bachelor of Mechanical Engineering degree from Cornell University in 1965 and is a Professional Engineer in the states of Georgia and Oklahoma.

    Mr. Corcoran is a certified public accountant and joined HSOG and HSRC in 1981 as Manager of Finance. In 1988, he was elected Vice President and Chief Financial Officer of the companies and in 1989 he also assumed the duties of corporate Secretary. Mr. Corcoran was elected as a director of HSOG and HSRC in 1992 and promoted to Executive Vice President in 1993. Prior to joining the companies, he was employed as an audit manager for Arthur Young & Company (now Ernst & Young LLP), a national accounting firm, where he dealt with clients in the oil and gas industry. Mr. Corcoran received Bachelors degrees in Accounting and Business Administration from Northeastern State College in 1973.

    Mr. Gray joined HSOG and HSRC in 1990 as Engineering Manager and was promoted to Vice President of Operations in 1994. Prior to joining the companies, he held various drilling, production and reservoir engineering positions with major oil companies. Mr. Gray graduated in 1961 from Central State University in Edmond, Oklahoma with a B.S. Degree in Mathematics and Physics.

    Mr. Fisher joined HSOG and HSRC as Manager - Data Processing in 1980 and was elected Vice President, Administration and Information Systems in 1991. Prior to joining HSOG and HSRC, Mr. Fisher was a programmer with a Tulsa consulting firm and had previously worked several years in the banking industry. Mr. Fisher received a Bachelors degree in Business Management from Langston University in 1991.

    Mrs. Long joined the Company in 1984 as Manager of the Land Department. In August 1996, she was elected Vice President, Land. Mrs. Long was previously employed as Landman Supervisor of Energy Leasing, Inc. in Fort Smith, Arkansas.

Executive Compensation

     Each of HSOG and HSRC pays one-half of the aggregate salary of the executive officers of such company, who also serve as executive officers of the other company. The following table sets forth the aggregate amount of all cash compensation paid or accrued by HSOG and HSRC during the years ended December 31, 1996, 1995 and 1994 to their Chief Executive Officer and to each of their most highly compensated executive officers whose aggregate compensation from HSOG and HSRC during 1996 exceeded $100,000:

                                                                                                Other Annual
Name of Individual      Principal Position                 Year    Salary ($)    Bonus ($)    Compensation/(1)/
------------------      ------------------                 ----    ----------    ---------    -----------------

Robert C. Simpson       Chief Executive Officer,           1996    163,265       39,590               9,000
                        President and Treasurer            1995    155,004       54,073               9,000
                                                           1994    150,004       16,254               9,000

Chris K. Corcoran       Executive Vice President,          1996    103,352       18,230               7,834
                        Chief Financial Officer            1995     96,344       26,449               7,123
                        and Secretary                      1994     92,400       21,468               7,096

Howard E. Gray          Vice President of                  1996     96,779       18,910               7,444
                        Operations                         1995     85,835       25,867               6,442
                                                           1994     77,936       20,570               6,061

----------------------------
/(1)/ Consists of employer contributions to the 401(k) Plan on behalf of the named individuals. Does not include non-cash compensation or benefits provided by HSOG and HSRC to any of the foregoing during fiscal 1996.
       The cost to HSOG and HSRC of such non-cash compensation was less than ten percent of the cash compensation reported above for any of the named persons.

Change in Control Severance Plans

     In 1992, the Boards of Directors of HSOG and HSRC adopted The Home-Stake Oil & Gas Company Change in Control Severance Plan and The Home-Stake Royalty Corporation Change in Control Severance Plan, respectively

(together, the "Severance Plans"). The Severance Plans are designed to provide severance payments in the event that all or substantially all of the assets or stock of HSOG or HSRC, as the case may be, are acquired by another party and, if by reason of such acquisition, an eligible employee's employment with HSOG or HSRC terminates and no reasonable alternative employment by the acquiring entity is offered. An "eligible employee" is an employee of HSOG or HSRC, as the case may be, who is receiving salary for personal services rendered to HSOG or HSRC, as the case may be, or who would be receiving such remuneration except for a leave of absence.

     Under the Severance Plans, an eligible employee will not be entitled to severance pay after a change in control of HSOG or HSRC, as the case may be, if the acquiring entity offers him or her a salary greater than or equal to 75% of his or her salary with HSOG or HSRC, as the case may be, immediately prior to the change in control (exclusive of benefits) and such offer is either (i) at a location less than 50 miles from the location of his or her employment with HSOG or HSRC, as the case may be, or (ii) he or she receives a reasonable transfer allowance.

     Eligible employees who have been employed by HSOG or HSRC, as the case may be, for less than 5 years will be entitled to two weeks salary for each year of service as severance pay under the Severance Plans. Eligible employees who have been employed by HSOG or HSRC, as the case may be, for five years or more will be entitled to three weeks of salary for each year of service as severance pay. Department managers identified in the Severance Plans will receive, in addition to the severance payment based on the years of service, one year's compensation as part of the severance payment. The minimum payment under each of the Severance Plans is one month's salary and the maximum payment is the lesser of
(i) three years' salary or (ii) $1.00 less than the amount which would result in a significant excise tax under the so-called "excess parachute payment" provisions of the Internal Revenue Code of 1986, as amended. The Merger will not constitute a change in control under the Severance Plans.

Employment Contracts

     Robert C. Simpson has an employment agreement to serve as Chief Executive Officer, President and Treasurer of HSOG and HSRC. The agreement continues until terminated in accordance with its terms and conditions. Pursuant to the terms of such agreement, Mr. Simpson currently receives an annual base salary of not less than $140,000 together with other normal and customary executive officer benefits. Each of HSOG and HSRC is responsible for one-half of such annual base salary and benefits. The agreement provides that in the event of termination or constructive termination (due to a material reduction in functions, duties or responsibilities or a decrease in the base salary or in other benefits) of Mr. Simpson's employment for any reason other than his voluntary termination or termination for due cause, he will be entitled to receive (1) a cash payment equal to his base salary for one year, (2) a pro rata portion of any bonus due in respect of the calendar year in which the termination or constructive termination occurs, and (3) an amount equal to the lesser of $12,000 or fifty percent (50%) of his annual bonus due in respect of the calendar year in which the termination or constructive termination occurs. In the event of a constructive termination during or after a change in control of HSOG and/or HSRC, Mr. Simpson will also be entitled to receive an additional cash payment equal to his base salary for one year from the date of the constructive termination. None of the other executive officers of HSOG or HSRC has any arrangement or understanding with any person with respect to any future employment by HSOG or HSRC. The Merger will not effect the change in control provisions of the employment agreement. Subsequent to the Merger, HSOG will become obligated for 100% of Mr. Simpson's salary and other benefits under the employment agreement.

Director Compensation

     Each non-employee director of HSOG receives a fee of $500 for attending each regular or special meeting of the Board of Directors and $250 for participating in any meeting of the Board held by telephone conference. The Board of Directors of HSOG had a total of eight meetings (five by telephone conference) in 1996. Further, each director was reimbursed by HSOG for his expenses incurred in connection with his service on the Board of Directors and any committee thereof.

     Each non-employee director of HSRC receives a fee of $500 for attending each regular or special meeting of the Board of Directors and $250 for participating in any meeting of the Board held by telephone conference. The Board of Directors of HSRC had a total of eight meetings (five by telephone conference) in 1996. Further, each director was reimbursed by HSRC for his expenses incurred in connection with his service on the Board of Directors and any committee thereof.

Certain Relationships and Related Transactions

     HSOG and HSRC are under common management and both companies frequently participate jointly in the acquisition of mineral and leasehold interests and in exploration and development activities. Each company generally owns an equal interest in the oil and gas properties in which they jointly participate, however such interests may vary. Only HSRC, however, serves as operator on properties that are not operated by outside parties. In accordance with oil and gas industry practice, the oil and gas ventures in which both companies participate are considered to be joint, but separate. For those properties operated by outside parties, each of HSOG and HSRC is generally billed separately for its share of operating and drilling costs and separately reimburse the operator for those costs. For properties operated by HSRC, HSOG is billed for such costs monthly.

     Payroll costs for personnel of HSOG are paid by HSRC and HSOG reimburses HSRC for its one-half share of such costs. For substantially all other general and administrative costs, each Company separately pays for its one-half share.

     For the years ended December 31, 1996 and 1995, HSRC paid or billed, as indicated, HSOG the following amounts:

                                                                 1996        1995
                                                                 ----        ----

     Paid:    Oil and gas sales, net of production taxes...    $451,941      $231,235

     Billed:  Property and equipment.......................      82,838       337,076
              Lease operating expenses.....................     818,886       693,033
              Payroll costs................................     494,243       455,331

     All revenues and expenses described above are paid by the respective company in cash on a monthly basis.

                                 OTHER MATTERS

     The HSOG and HSRC Boards of Directors have no knowledge of any business to be presented for consideration at the HSOG Meeting or the HSRC Meeting, respectively, other than as described in this Proxy Statement/Prospectus. Should any such other matters properly come before such Meetings or any adjournments or postponements thereof, the persons named in the accompanying forms of proxy will have discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of such Meetings.

                                 LEGAL MATTERS

     The validity of the shares of New HSOG Common Stock to be issued in connection with the Merger and Stock Split and the federal income tax consequences in connection with the Merger and Stock Split will be passed upon for HSOG and HSRC by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma ("Conner & Winters"). Joseph J. McCain, Jr., a director of HSOG and HSRC, is a stockholder and director of Conner & Winters.

                                    EXPERTS

     The consolidated financial statements of HSOG and HSRC at December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, included in this Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

     Information appearing in this Proxy Statement/Prospectus regarding HSOG's and HSRC's estimated oil and gas reserves and the present value of future net revenues therefrom is based, to the extent described herein, upon estimates of such reserves and present values reviewed by Lee Keeling and Associates, Inc., independent petroleum engineers. Such information has been so included herein in reliance upon the authority of such firm as experts in petroleum engineering.

                          DEFINITION OF CERTAIN TERMS

     When used in this Proxy Statement/Prospectus, the following terms have the meanings indicated below.

     "Amended HSOG Certificate" means the Certificate of Incorporation of HSOG, as amended in connection with the Merger.

     "Bbl" means one stock tank barrel, or 42 U.S. gallons liquid volume (used herein in reference to crude oil or other liquid hydrocarbons).

     "Bcf" means one billion cubic feet.

     "Business Combination Statute" means the provisions of the Business Combination Statute of the Oklahoma General Corporation Act that may have the effect of preventing, discouraging or delaying a change in control of HSOG.

     "Certificate of Merger" is the document filed with the Secretary of State of the State of Oklahoma to effectuate the Merger.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Effective Time" or "Effective Time of the Merger" is the time the Merger is effective, which will be 5:00 o'clock p.m., Central Standard Time, on December 31, 1997.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" means the 48.66 shares of New HSOG Common Stock into which each share of HSRC Common Stock outstanding immediately prior to the Merger will be converted by virtue of the Merger. In some instances the Exchange Ratio is stated to be 1.622 which is the number of shares of old HSOG Common Stock into which each share of HSRC Common Stock outstanding immediately prior to the Merger would be converted by virtue of the Merger if the Stock Split were not effected by the Merger.

     "FERC" means the Federal Energy Regulatory Commission.

     "HSOG" means The Home-Stake Oil & Gas Company, an Oklahoma corporation.

     "HSOG Bylaws" means the bylaws of HSOG, as currently in effect.

     "HSOG Certificate" means the Certificate of Incorporation of HSOG, as currently in effect.

     "HSOG Common Stock" means the common stock of HSOG, $20 par value per share, prior to the Stock Split.

     "HSOG Letter of Transmittal" means the letter of transmittal to be used to effect the exchange of certificates representing HSOG Common Stock for certificates representing New HSOG Common Stock. A copy of the HSOG Letter of Transmittal will be mailed to each record holder of HSOG Common Stock entitled to receive New HSOG Common Stock in exchange therefor as soon as practicable after the Effective Time.

     "HSOG Meeting" means the Special Meeting of Stockholders of HSOG to be held on November 20, 1997, at 9:00 a.m., Tulsa, Oklahoma time, at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, or any adjournment or postponement thereof.

     "HSOG Preferred Stock" means the preferred stock, $1.00 par value per share, of HSOG.

     "HSRC" means The Home-Stake Royalty Corporation, an Oklahoma corporation.

     "HSRC Bylaws" means the bylaws of HSRC, as currently in effect.

     "HSRC Certificate" means the Certificate of Incorporation of HSRC, as currently in effect.

     "HSRC Common Stock" means the common stock, $40.00 par value per share, of HSRC.

     "HSRC Letter of Transmittal" means the letter of transmittal to be used to effect the exchange of certificates representing HSRC Common Stock for certificates representing New HSOG Common Stock. A copy of the HSRC Letter of Transmittal will be mailed to each record holder of HSRC Common Stock entitled to receive New HSOG Common Stock in exchange therefor as soon as practicable after the Effective Time.

     "HSRC Meeting" means the Special Meeting of Stockholders of HSRC to be held on November 20, 1997, at 9:00 a.m., Tulsa, Oklahoma time, at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, or any adjournment or postponement thereof.

     "Mcf" means one thousand cubic feet.

     "Merger" means the merger of HSRC with and into HSOG pursuant to the Merger Agreement.

     "Merger Agreement" means that certain Agreement of Merger dated as of August 14, 1997, between HSOG and HSRC.

     "New HSOG Common Stock" means the common stock of HSOG, $.01 par value per share, after the Stock Split.

     "Oklahoma District Court" means an Oklahoma district court with proper venue in connection with a valid exercise of appraisal rights.

     "Partnership" means H-S Royalty, Ltd., an Oklahoma limited partnership.

     "Present Value of Estimated Future Net Revenues" means the estimate of the future net revenues from oil and gas reserves, at a particular date, after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting federal income taxes. The future net revenues are then discounted at an annual rate of 10% to determine their "present value." Estimates are made based on constant oil and natural gas prices and operating expenses as of the date of the reserve information.

     "Proxy Statement/Prospectus" means this Joint Proxy Statement and
Prospectus.

     "Registration Statement" means the Registration Statement on Form S-4 filed by HSOG with the Commission with respect to the shares of New HSOG Common Stock to be issued in the Merger. This Proxy Statement/Prospectus forms a part of such Registration Statement.

     "Reorganizations" mean reorganizations within the meaning of Section 368(a) of the Code.

     "Section 1091" means Section 1091 of the Oklahoma General Corporation Act with respect to dissenters' appraisal rights.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Severance Plans" means The Home-Stake Oil & Gas Company Change in Control Severance Plan and The Home-Stake Royalty Corporation Change in Control Severance Plan together.

     "Stock Plan" means the HSOG 1997 Incentive Stock Plan.

     "Stock Split" means the split of the shares of the common stock of HSOG on a 30-for-1 basis in connection with the Merger.

     "The Home-Stake Companies" means HSOG and HSRC together.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                Page
                                                                                                                ----
Unaudited Pro Forma Financial Statements:

   Unaudited Pro Forma Balance Sheet as of June 30, 1997......................................................   F-4
   Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1997.........................   F-5
   Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1996.........................   F-6
   Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996...........................   F-7
   Unaudited Pro Forma Statement of Operations for the year ended December 31, 1995...........................   F-8
   Notes to Unaudited Pro Forma Financial Statements..........................................................   F-9


The Home-Stake Oil & Gas Company:

   Unaudited Condensed Balance Sheets as of June 30, 1997 and December 31, 1996...............................  F-10
   Unaudited Condensed Statements of Income and Accumulated Deficit for the six months ended June 30, 1997 and 1996............................................................................  F-11
   Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996............................................................................  F-12
   Notes to Condensed Financial Statements....................................................................  F-13

   Report of Independent Auditors.............................................................................  F-14
   Consolidated Balance Sheets as of December 31, 1996 and 1995...............................................  F-15
   Consolidated Statements of Income and Accumulated Deficit for the years ended December 31, 1996 and 1995........................................................................  F-16
   Consolidated Statements of Cash Flows for the years
      ended December 31, 1996 and 1995........................................................................  F-17
   Notes to Consolidated Financial Statements.................................................................  F-18
   Supplementary Information of Oil and Gas Producing Activities for the years ended December 31, 1996 and 1995 (unaudited)............................................................  F-25

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                Page
                                                                                                                ----
The Home-Stake Royalty Corporation:

    Unaudited Condensed Balance Sheets as of June 30, 1997 and December 31, 1996..............................  F-28
    Unaudited Condensed Statements of Income and Retained Earnings for the six months ended June 30, 1997 and 1996...........................................................................  F-29
    Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996...........................................................................  F-30
    Notes to Condensed Financial Statements...................................................................  F-31

    Report of Independent Auditors............................................................................  F-32
    Consolidated Balance Sheets as of December 31, 1996 and 1995..............................................  F-33
    Consolidated Statements of Income and Retained Earnings for the years ended December 31, 1996 and 1995.......................................................................  F-34
    Consolidated Statements of Cash Flows for the years
       ended December 31, 1996 and 1995.......................................................................  F-35
    Notes to Consolidated Financial Statements................................................................  F-36
    Supplementary Information of Oil and Gas Producing Activities for the years ended December 31, 1996 and 1995 (unaudited)...........................................................  F-42

                    Unaudited Pro Forma Financial Statements

The accompanying unaudited pro forma financial statements have been prepared to illustrate the effects of the proposed merger between HSOG and HSRC ("the Companies").

The unaudited pro forma balance sheet as of June 30, 1997 gives effect to the merger as if it had occurred on that date. The unaudited pro forma statements of operations for the six months ended June 30, 1997 and 1996, and the years ended December 31, 1996 and 1995, give effect to the merger as if it had occurred on January 1, 1995. Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by management to be appropriate and does not purport to be indicative of the financial position or results of operation which may be attained in the future. Future results may vary significantly from the results reflected in the unaudited pro forma statements of operations due to oil and gas production fluctuations, changes in product prices, future acquisitions and divestitures, future development and exploration activities and other factors.

The unaudited pro forma financial information should be read in conjunction with the historical financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HSRC's merger with HSOG will be accounted for in a manner similar to a pooling of interests. In considering the appropriate business combination method of accounting to be used by HSOG, several factors were taken into consideration, including (i) there are no new stockholders resulting from such transaction and the economic interest of each stockholder remains the same after the merger,
(ii) both companies have common managements and offices and have been jointly operated for many years, (iii) both companies own equal and common ownership in most assets, and (iv) the common ownership and control is very strong, with over 80% of the common stock of each company owned by the same shareholders.

                       The Home-Stake Oil & Gas Company
                       Unaudited Pro Forma Balance Sheet
                                 June 30, 1997

                                    Assets

                                                            Historical
                                                            ----------            Pro Forma
                                                        HSOG         HSRC        Adjustments        Pro Forma
                                                        ----         ----        -----------        ---------
Current assets:
 Cash and cash equivalents........................      $268,583      $727,181                         $995,764
 Accounts receivable..............................       533,141       707,408                        1,240,549
 Receivable from affiliate........................            --        17,679       (17,679)  (a)           --
 Prepaid expenses.................................        76,425       168,272                          244,697
                                                     -----------   -----------   ------------       -----------
  Total current assets............................       878,149     1,620,540       (17,679)         2,481,010

Investments.......................................     2,773,028     3,699,162    (6,472,190)  (b)           --

Property and equipment, at cost:
 Producing oil and gas leases.....................    19,369,915    19,856,940                       39,226,855
 Producing royalty interests......................     3,006,408     2,835,905                        5,842,313
 Nonproducing oil and gas properties..............       766,389       938,636                        1,705,025
 Office equipment and other.......................       510,419       510,446                        1,020,865
                                                     -----------   -----------   ------------       -----------
                                                      23,653,131    24,141,927                       47,795,058
 Less accumulated depreciation, and amortization..    15,467,581    15,716,548                       31,184,129
                                                     -----------   -----------   ------------       -----------

  Net property and equipment......................     8,185,550     8,425,379                       16,610,929
Other assets......................................        23,327        24,119                           47,446
                                                     -----------   -----------   ------------       -----------
                                                     $11,860,054   $13,763,200   $(6,489,869)       $19,139,385
                                                     ===========   ===========   ============       ===========


                                Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable.................................    $  320,631     $ 602,247                        $ 922,878
 Dividends declared...............................            --        62,827                           62,827
 Payable to affiliate.............................        17,679            --       (17,679)  (a)           --
 Income taxes payable.............................        79,156       137,738                          216,894
 Bonus payable....................................        21,800        24,200                           46,000
 Current notes payable............................     1,369,320            --                        1,369,320
                                                     -----------   -----------   ------------       -----------
  Total current liabilities.......................     1,808,586       827,012       (17,679)         2,617,919
Long-term notes payable...........................     1,141,100            --                        1,141,100
Deferred income taxes.............................       551,798       955,006                        1,506,804
Stockholders' equity:
 Preferred stock
 Common stock.....................................     2,000,000     4,000,000    (1,144,980)  (b)
                                                                                  (1,417,500)  (c)
                                                                                  (3,392,346)  (d)       45,174
                                                                                 ------------
 Additional paid-in capital.......................     8,055,613     6,000,000    (5,327,210)  (b)
                                                                                  (3,430,681)  (c)
                                                                                   3,392,346   (d)    8,690,068
                                                                                 ------------
 Retained earnings (deficit)......................      (213,026)    5,351,346                        5,138,320
                                                     -----------   -----------   ------------       -----------
                                                       9,842,587    15,351,346   (11,320,371)        13,873,562
 Less treasury shares.............................     1,484,017     3,364,164    (4,848,181)  (c)           --
                                                     -----------   -----------   ------------       -----------
  Total stockholders' equity......................     8,358,570    11,987,182    (6,472,190)        13,873,562
                                                     -----------   -----------   ------------       -----------
                                                     $11,860,054   $13,769,200   $(6,489,869)       $19,139,385
                                                     ===========   ===========   ============       ===========

      See accompanying notes to unaudited pro forma financial statements.

                       The Home-Stake Oil & Gas Company
                  Unaudited Pro Forma Statement of Operations
                        Six months ended June 30, 1997



                                                   Historical
                                                   ----------          Pro Forma
                                                HSOG        HSRC      Adjustments        Pro Forma
                                                ----        ----      -----------        ---------
Revenues:
 Oil Sales..................................  $2,230,920  $2,294,048                     $4,524,968
 Gas sales..................................   1,389,533   1,525,891                      2,915,424
 Lease bonuses and rentals..................      40,826      49,378                         90,204
 Interest and dividends.....................      13,800      19,617                         33,417
 Gains on sales of assets...................      99,708      99,708                        199,416
 Income from equity affiliates..............     165,989     271,139     (437,128)  (e)          --
 Other......................................      86,877      91,827                        178,704
                                              ----------  ----------    ---------        ----------
                                               4,027,653   4,351,608     (437,128)        7,942,133

Costs and expenses:
 Lease operating expenses...................     773,376     778,957                      1,552,333
 Production taxes...........................     300,135     306,053                        606,188
 Depreciation, depletion and amortization...     634,015     676,166     (128,388)  (f)   1,181,793
 Dry hole costs.............................     275,114     370,747                        645,861
 Condemned and abandoned properties.........      34,671      46,515                         81,186
 General and administrative expense.........     536,840     539,933                      1,076,773
 Interest expense...........................     145,918      36,086                        182,004
 Property, franchise and other taxes........      71,203      87,197                        158,400
                                              ----------  ----------    ---------        ----------
                                               2,771,272   2,841,654     (128,388)        5,484,538
                                              ----------  ----------    ---------        ----------

Income before provision for income taxes....   1,256,381   1,509,954     (308,740)        2,457,595

Provision for income taxes
 Current....................................     155,486     237,010       97,700   (g)     490,196
 Deferred...................................     159,232     181,806      (14,608)  (g)     326,430
                                              ----------  ----------    ---------        ----------
                                                 314,718     418,816       83,092           816,626
                                              ----------  ----------    ---------        ----------

Net income..................................  $  941,663  $1,091,138    $(391,832)       $1,640,969
                                              ==========  ==========    =========        ==========

Shares outstanding..........................                                              4,517,363
                                                                                         ==========

Net income per share........................                                             $      .36
                                                                                         ==========


      See accompanying notes to unaudited pro forma financial statements.

                       The Home-Stake Oil & Gas Company
                  Unaudited Pro Forma Statement of Operations
                        Six months ended June 30, 1996



                                                     Historical
                                                     ----------          Pro Forma
                                                 HSOG         HSRC      Adjustments         Pro Forma
                                                 ----         ----      -----------         ---------
Revenues:
  Oil Sales.................................  $2,257,666   $2,298,046                      $4,555,712
  Gas sales.................................   1,123,336    1,193,469                       2,316,805
  Lease bonuses and rentals.................       7,463       11,352                          18,815
  Interest and dividends....................      10,038       31,249                          41,287
  Gains on sales of assets..................       2,865        2,768                           5,633
  Income from equity affiliates.............     115,894      134,713      (258,839)  (e)      (8,232)
  Other.....................................      74,227       96,114                         170,341
                                              ----------   ----------     ---------        ----------
                                               3,591,489    3,767,711      (258,839)        7,100,361

Costs and expenses:
  Lease operating expenses..................   1,031,725    1,037,094                       2,068,819
  Production taxes..........................     322,690      305,624                         628,314
  Depreciation, depletion and amortization..     674,706      702,786      (124,668)  (f)   1,252,824
  Dry hole costs............................      46,118       45,420                          92,538
  Condemned and abandoned properties........      (5,075)      (5,081)                        (10,156)
  General and administrative expense........     466,755      468,630                         935,385
  Interest expense..........................     238,284      135,697                         373,981
  Property, franchise and other taxes.......      57,237       65,459                         122,696
                                              ----------   ----------     ---------        ----------
                                               2,832,440    2,756,629      (124,888)        5,464,401
                                              ----------   ----------     ---------        ----------

Income before provision for income taxes....     759,049    1,011,082      (134,171)        1,635,960

Provision for income taxes
  Current...................................      54,700      153,300        46,000   (g)     254,000
  Deferred..................................     194,688       93,512       105,232   (g)     393,432
                                              ----------   ----------     ---------        ----------
                                                 249,388      246,812       151,232           647,432
                                              ----------   ----------     ---------        ----------

Net income..................................  $  509,661   $  764,270     $(285,403)       $  988,528
                                                           ==========     =========        ==========

Shares outstanding..........................                                                4,517,363
                                                                                           ==========

Net income per share........................                                                     $.22
                                                                                           ==========

      See accompanying notes to unaudited pro forma financial statements.

                       The Home-Stake Oil & Gas Company
                  Unaudited Pro Forma Statement of Operations
                         Year ended December 31, 1996


                                                    Historical
                                                    ----------         Pro Forma
                                                 HSOG        HSRC     Adjustments         Pro Forma
                                                 ----        ----     -----------         ---------
Revenues:
  Oil Sales.................................  $4,719,835  $4,827,826                      $9,547,661
  Gas sales.................................   2,374,423   2,536,078                       4,910,501
  Lease bonuses and rentals.................      17,300      23,294                          40,594
  Interest and dividends....................      27,114      65,446                          92,560
  Gains on sales of assets..................     169,139     168,664                         337,803
  Income (loss) from equity affiliates......     263,294     389,972     (672,893)  (e)      (19,627)
  Other.....................................     170,969     202,184                         373,153
                                              ----------  ----------    ---------         ----------
                                               7,742,074   8,213,464     (672,893)        15,282,645

Costs and expenses:
  Lease operating expenses..................   2,432,956   2,444,121                       4,877,077
  Production taxes..........................     657,788     631,600                       1,289,388
  Depreciation, depletion and amortization..   1,284,669   1,351,335     (249,336)  (f)    2,386,668
  Dry hole costs............................     105,381     131,975                         237,356
  Condemned and abandoned properties........      50,354      55,668                         106,022
  General and administrative expense........     773,330     781,480                       1,554,810
  Interest expense..........................     452,493     249,692                         702,185
  Property, franchise and other taxes.......     102,313     110,736                         213,049
                                              ----------  ----------    ---------         ----------
                                               5,859,284   5,756,607     (249,336)        11,366,555
                                              ----------  ----------    ---------         ----------

Income before provision for income taxes....   1,882,790   2,456,857     (423,557)         3,916,090
                                                                                          ----------

Provision for income taxes
  Current...................................     123,717     327,634      178,244   (g)      629,595
  Deferred..................................     321,399     285,062       43,156   (g)      649,617
                                              ----------  ----------    ---------         ----------
                                                 445,116     612,696      221,400          1,279,212
                                              ----------  ----------    ---------         ----------

Net income..................................  $1,437,674  $1,844,161    $(644,957)        $2,637,878
                                              ==========  ==========    =========         ==========

Shares outstanding..........................                                               4,517,363
                                                                                          ==========

Net income per share........................                                              $      .58
                                                                                          ==========

      See accompanying notes to unaudited pro forma financial statements.

                       The Home-Stake Oil & Gas Company
                  Unaudited Pro Forma Statement of Operations
                         Year ended December 31, 1995


                                                   Historical
                                                   ----------           Pro Forma
                                               HSOG         HSRC       Adjustments       Pro Forma
                                               ----         ----       -----------       ---------
Revenues:
  Oil Sales.................................  $3,659,401   $3,710,018                     $ 7,369,419
  Gas sales.................................   1,743,338    1,857,979                       3,601,317
  Lease bonuses and rentals.................      19,086       24,122                          43,208
  Interest and dividends....................      20,110       52,958                          73,068
  Gains on sales of assets..................      66,444       67,036                         133,480
  Income (loss) from equity affiliates......      97,839      119,601     (241,339)  (e)      (23,899)
  Other.....................................     171,208      176,854                         348 062
                                              ----------   ----------    ---------        -----------
                                               5,777,426    6,008,568     (241,339)        11,544,655

Costs and expenses:
  Lease operating expenses..................   1,582,091    1,592,664                       3,174,755
  Production taxes..........................     463,114      481,998                         945,112
  Depreciation, depletion and amortization..   1,369,383    1,425,935     (249,336)  (f)    2,545,982
  Dry hole costs............................     176,666      176,661                         353,327
  Condemned and abandoned properties........      81,579       82,443                         164,022
  General and administrative expense........   1,045,675    1,057,046                       2,102,721
  Interest expense..........................     498,850      315,914                         814,764
  Property, franchise and other taxes.......     100,021      107,203                         207,224
                                              ----------   ----------    ---------        -----------
                                               5,317,379    5,239,864     (249,336)        10,307,907
                                              ----------   ----------    ---------        -----------

Income before provision for income taxes....     460,047      768,704        7,997          1,236,748

Provision for (benefit from) income taxes
  Current...................................      32.662       73,046      (20,650)  (g)       85,058
  Deferred..................................        (800)      74,823      156,346   (g)      230,369
                                              ----------   ----------    ---------        -----------
                                                  31.862      147,869      135,696            315,427
                                              ----------   ----------    ---------        -----------

Net income..................................    $428.185   $  620,835    $(127,699)       $   921,321
                                                           ==========    =========        ===========

Shares outstanding..........................                                                4,517,363
                                                                                          ===========

Net income per share........................                                                     $.20
                                                                                                 ====

      See accompanying notes to unaudited pro forma financial statements.

                       The Home-Stake Oil & Gas Company
               Notes to Unaudited Pro Forma Financial Statements


     Note 1 - Pro Forma Adjustments

     (a) Eliminate the intercompany receivable / payable between the companies.

     (b) Eliminate the intercompany investments of each company in the other's stock and reflect the cancellation of the related common stock.

     (c) Cancellation of the treasury stock owned by each company.

     (d) Reclassification to the change in par value of the HSOG Common Stock to $.01 per share, based on resulting shares issued and outstanding following the Merger and Stock Split.

     (e) Eliminate the income from equity affiliates associated the stock each company owns in the other.

     (f) Eliminate the amortization of the excess of the investment of each company in the underlying equity in net assets of the other.

     (g) Estimated provision for income taxes attributable to the pro forma merger of the companies.

     Note 2 - Income Per Share

     Pro forma income per share is calculated on the assumption that the merger of The Home-Stake Companies had occurred on January 1, 1995, on the basis described in this Proxy Statement/Prospectus, wherein holders of HSOG Common Stock will receive 30 shares of New HSOG Common Stock, holders of HSRC Common Stock will receive 48.66 shares on common stock of New HSOG Common Stock, and all treasury shares and shares owned by each company in the other will be canceled.

     Note 3 - Provision for Income Taxes

     The pro forma adjustments related to the provisions for income tax differ significantly from the "expected" provisions due principally to the unusual nature of the necessary income tax adjustments associated with the proposed merger. The most significant adjustment relates to the loss of certain allowable statutory depletion deductions by the merged entity that are currently available to each of the Companies separately. For the periods presented, the increase in current income tax expense associated with the loss of such deductions is largely offset by the effects of the alternative minimum tax credit carryforwards available to offset current and future income taxes.

                       THE HOME-STAKE OIL & GAS COMPANY
                           CONDENSED BALANCE SHEETS
                                  (Unaudited)

                                    ASSETS

                                                        June 30,    December 31,
                                                          1997          1996
                                                          ----          ----
Current assets:
  Cash and cash equivalents.........................   $   268,583  $   350,772
  Accounts receivable...............................       533,141    1,089,063
  Prepaid expenses..................................        76,425      133,213
                                                       -----------  -----------
     Total current assets...........................       878,149    1,573,048

Investments (Note 2)................................     2,773,028    2,733,595

Property and equipment, at cost:....................    23,653,131   24,804,033
    Less accumulated depreciation, depletion and
     amortization...................................    15,467,581   16,201,676
                                                       -----------  -----------
        Net property and equipment..................     8,185,550    8,602,357

Other assets........................................        23,327       23,327
                                                       -----------  -----------
                                                       $11,860,054  $12,932,327
                                                       ===========  ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities..........   $   320,631  $   827,272
  Payable to affiliate..............................        17,679       66,213
  Income taxes payable..............................        79,156       15,971
  Bonus payable.....................................        21,800       15,929
  Current note payable (Note 3).....................     1,369,320    1,369,320
                                                       -----------  -----------
     Total current liabilities......................     1,808,586    2,294,705

Long-term note payable (Note 3).....................     1,141,100    2,738,640

Deferred income taxes...............................       551,798      392,566
Contingencies (Note 4)

Stockholders' equity:
 Preferred stock, $1 par value -
    200,000 shares authorized; none issued
 Common stock, $20 par value -
    100,000 shares authorized and issued............     2,000,000    2,000,000
  Additional paid-in capital........................     8,055,613    8,055,613
  Accumulated Deficit...............................      (213,026)  (1,065,180)
                                                       -----------  -----------
                                                         9,842,587    8,990,433
  Less treasury stock, at cost - 10,491 shares......     1,484,017    1,484,017
                                                       -----------  -----------
     Total stockholders' equity.....................     8,358,570    7,506,416
                                                       -----------  -----------
                                                       $11,860,054  $12,932,327
                                                       ===========  ===========

                            See accompanying notes.

                       THE HOME-STAKE OIL & GAS COMPANY
                        CONDENSED STATEMENTS OF INCOME
                            AND ACCUMULATED DEFICIT
                    Six months ended June 30, 1997 and 1996
                                  (Unaudited)


                                                        1997           1996
                                                        ----           ----
Revenues:
  Oil sales.......................................   $ 2,230,920   $ 2,257,666
  Gas sales.......................................     1,389,533     1,123,336
  Lease bonuses and rentals.......................        40,826         7,463
  Interest and dividends..........................        13,800        10,038
  Gain on sales of assets.........................        99,708         2,865
  Income from equity affiliates...................       165,989       115,894
  Other...........................................        86,877        74,227
                                                     -----------   -----------
                                                       4,027,653     3,591,489

Costs and expenses:
  Lease operating expenses........................       773,376     1,031,725
  Production taxes................................       300,135       322,690
  Depreciation, depletion and amortization........       634,015       674,706
  Dry hole costs..................................       275,114        46,118
  Condemned and abandoned properties..............        34,671        (5,075)
  General and administrative expense..............       536,840       466,755
  Interest expense................................       145,918       238,284
  Property, franchise and other taxes.............        71,203        57,237
                                                     -----------   -----------
                                                       2,771,272     2,832,440
                                                     -----------   -----------

Income before provision for income taxes..........     1,256,381       759,049

Provision for income taxes:
  Current.........................................       155,486        54,700
  Deferred........................................       159,232       194,688
                                                     -----------   -----------
                                                         314,718       249,388
                                                     -----------   -----------

Net income........................................       941,663       509,661

Accumulated deficit at beginning of period........    (1,065,180)   (2,279,081)

Cash dividends ($1.00 per share - 1997, $1.50 per
 share - 1996)....................................       (89,509)     (134,264)
                                                     -----------   -----------

Accumulated deficit at end of period..............   $  (213,026)  $(1,903,684)
                                                     ===========   ===========

Weighted average number of common shares
 outstanding......................................        89,509        89,509
                                                     ===========   ===========

Net income per share..............................        $10.52         $5.69
                                                     ===========   ===========

                            See accompanying notes.

                       THE HOME-STAKE OIL & GAS COMPANY
                      CONDENSED STATEMENTS OF CASH FLOWS
                    Six months ended June 30, 1997 and 1996
                                  (Unaudited)


                                                          1997          1996
                                                          ----          ----
Operating activities:
  Oil and gas sales, net of production taxes........  $ 3,465,269    $2,971,266
  Lease bonuses and rentals.........................       40,826         7,463
  Interest and dividends............................       13,800        10,038
  Other.............................................       86,877        74,227
                                                      -----------    ----------
                                                        3,606,772     3,062,994

  Cash paid to suppliers and employees..............    1,308,479     1,583,240
  Interest paid.....................................      145,918       238,284
  Property, franchise and other taxes...............       71,203        57,237
  Income taxes paid.................................       92,301         2,602
                                                      -----------    ----------
                                                        1,617,901     1,881,363
                                                      -----------    ----------
    Net cash provided by operating activities.......    1,988,871     1,181,631


Investing activities:
  Proceeds from sales of property and equipment.....      171,372         3,000
  Acquisition of property and equipment.............     (579,637)     (167,858)
  Dividends/distributions from equity affiliates....       24,221        32,300
                                                      -----------    ----------
    Net cash used in investing activities...........     (384,044)     (132,558)


Financing activities:
  Note payments.....................................   (1,597,540)     (684,660)
  Cash dividends paid...............................      (89,476)     (134,159)
                                                      -----------    ----------
    Net cash used in financing activities...........   (1,687,016)     (818,819)
                                                      -----------    ----------

Net increase (decrease) in cash.....................      (82,189)      230,254

Cash and cash equivalents at beginning of period....      350,772       227,144
                                                      -----------    ----------

Cash and cash equivalents at end of period..........  $   268,583    $  457,398
                                                      ===========    ==========

                            See accompanying notes.

                       THE HOME-STAKE OIL & GAS COMPANY
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1 - General

The unaudited financial information provided in these interim condensed financial statements includes all normal recurring adjustments which are, in the opinion of management, necessary to fairly present the financial position, result of operations and cash flows of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. The Company believes that the disclosures herein are adequate to make the information presented not misleading; however, these financial statements should be read in conjunction with the audited financial statements and related notes thereto included herein.

The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year.

Note 2- Summarized financial information of equity investees

Summarized income statement information for the six months ended June 30, 1997 and 1996 for The Home-Stake Royalty Corporation ("HSRC") and Alden Pipeline Company is presented below:


                                         1997         1996
                                         ----         ----
Income Statement data:
       Revenues....................   $4,351,608   $3,776,556
       Income before income taxes..    1,509,954    1,001,057
       Net income /(1)/............    1,091,138      754,245

       /(1)/ Includes $271,139 and $138,829 in 1997 and 1996, respectively, attributable to the equity earnings of the Company recorded by HSRC.

During the first quarter of 1997, the Company sold its interest in the N.E. Alden Field, including Alden Pipeline Company. This sale was effective January 1, 1997. Accordingly, 1997 information presented above does not include amounts attributable to the operations of Alden Pipeline Company; amounts included for 1996 operations are not material to the totals shown.

Note 3 - Note payable

Note payable at June 30, 1997, represents the amounts due under the Company's financing agreement which is due May 1, 1998, and provides for monthly maturities of $114,110, plus interest at bank prime. In addition, the Company has a line of credit in the amount of $500,000 available until May 1, 1998, which provides for monthly payments of interest on the outstanding borrowings at bank prime. There is no balance under this line, however the Company has issued letters of credit in the amount of $60,000 which are also guaranteed by this line.

The notes payable and line of credit described above are collateralized by certain of the Company's producing properties.

Note 4 - Contingencies

The Company is involved in various legal actions arising in the normal course of business. In the opinion of management, the Company's liabilities, if any, in these matters will not have a material effect on the Company's financial position or the results of operations.

                        REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
The Home-Stake Oil & Gas Company

We have audited the accompanying consolidated balance sheets of The Home-Stake Oil & Gas Company as of December 31, 1996 and 1995, and the related consolidated statements of income and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Home-Stake Oil & Gas Company at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
March 21, 1997

                       THE HOME-STAKE OIL & GAS COMPANY
                          CONSOLIDATED BALANCE SHEETS
                          December 31, 1996 and 1995

                                    ASSETS

                                                         1996           1995
                                                         ----           ----
Current assets:
  Cash and cash equivalents........................   $   350,772    $   227,144
  Accounts receivable..............................     1,089,063        522,149
  Prepaid expenses.................................       133,213         81,404
                                                      -----------    -----------
          Total current assets.....................     1,573,048        860,697

Investments (Note 2)...............................     2,733,595      2,407,552

Property and equipment, at cost:
  Producing oil and gas leases (working interests).    20,595,869     23,496,466
  Producing oil and gas royalties..................     3,012,619      3,026,954
  Nonproducing oil and gas properties..............       703,328        696,628
  Office equipment and other.......................       492,217        484,063
                                                      -----------    -----------
                                                       24,804,033     27,704,111
  Less accumulated depreciation, depletion and
   amortization....................................    16,201,676     17,961,108
                                                      -----------    -----------
          Net property and equipment...............     8,602,357      9,743,003

Other assets.......................................        23,327         20,499
                                                      -----------    -----------
                                                      $12,932,327    $13,031,751
                                                      ===========    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities......  $   827,272    $   503,686
  Payable to affiliate..........................       66,213        195,320
  Income taxes payable..........................       15,971          2,610
  Bonus payable.................................       15,929         32,710
  Current notes payable (Note 3)................    1,369,320      1,369,320
                                                  -----------    -----------
          Total current liabilities.............    2,294,705      2,103,646
Long-term notes payable (Note 3)................    2,738,640      4,564,423
Deferred income taxes (Note 4)..................      392,566         71,167
Commitments and contingencies (Note 6)
Stockholders' equity (Note 7):
  Preferred stock, $1 par value -
    200,000 shares authorized; none issued
  Common stock, $20 par value -
    100,000 shares authorized and issued........    2,000,000      2,000,000
  Additional paid-in capital....................    8,055,613      8,055,613
  Accumulated deficit...........................   (1,065,180)    (2,279,081)
                                                  -----------    -----------
                                                    8,990,433      7,776,532
  Less treasury stock, at cost - 10,491 shares..    1,484,017      1,484,017
                                                  -----------    -----------
          Total stockholders' equity............    7,506,416      6,292,515
                                                  -----------    -----------
                                                  $12,932,327    $13,031,751
                                                  ===========    ===========

                            See accompanying notes.

                       THE HOME-STAKE OIL & GAS COMPANY
           CONSOLIDATED STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                    Years ended December 31, 1996 and 1995


                                                         1996          1995
                                                         ----          ----
Revenues:
Oil sales..........................................   $4,719,835    $3,659,401
Gas sales..........................................    2,374,423     1,743,338
Lease bonuses and rentals..........................       17,300        19,086
  Interest.........................................       27,114        20,110
  Gain on sales of assets..........................      169,139        66,444
  Income from equity affiliates....................      263,294        97,839
  Other............................................      170,969       171,208
                                                     -----------   -----------
                                                       7,742,074     5,777,426
Costs and expenses:
  Lease operating expenses.........................    2,432,956     1,582,091
  Production taxes.................................      657,788       463,114
  Depreciation, depletion and amortization.........    1,284,669     1,369,383
  Dry hole costs...................................      105,381       176,666
  Condemned and abandoned properties...............       50,354        81,579
  General and administrative expense...............      773,330     1,045,675
  Interest expense.................................      452,493       498,850
  Property, franchise and other taxes..............      102,313       100,021
                                                     -----------   -----------
                                                       5,859,284     5,317,379
                                                     -----------   -----------
Income before provision for income taxes...........    1,882,790       460,047

Provision for (benefit from) income taxes (Note 4):
  Current..........................................      123,717        32,662
  Deferred.........................................      321,399          (800)
                                                     -----------   -----------
                                                         445,116        31,862
                                                     -----------   -----------
Net income.........................................    1,437,674       428,185

Accumulated deficit at beginning of year...........   (2,279,081)   (2,393,985)

Cash dividends ($2.50 per share - 1996, $3.50 per
 share - 1995).....................................     (223,773)     (313,281)
                                                     -----------   -----------

Accumulated deficit at end of year.................  $(1,065,180)  $(2,279,081)
                                                     ===========   ===========

Weighted average number of shares outstanding......       89,509        89,509
                                                     ===========   ===========

Net income per share of common stock...............       $16.06         $4.78
                                                     ===========   ===========

                        THE HOME-STAKE OIL & GAS COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1996 and 1995

                                                        1996           1995
                                                        ----           ----
Operating activities:
  Oil and gas sales, net of production taxes.....    $6,290,369     $4,804,865
  Lease bonuses and rentals......................        17,300         19,086
  Interest and dividends.........................        27,114         20,110
  Other..........................................       170,969        171,208
                                                    -----------    -----------
                                                      6,505,752      5,015,269

  Cash paid to suppliers and employees...........     3,544,523      2,464,418
  Interest paid..................................       452,493        513,771
  Property, franchise and other taxes............       102,313        100,021
  Income taxes paid..............................        86,142            357
                                                    -----------    -----------
                                                      4,185,471      3,078,567
                                                    -----------    -----------
    Net cash provided by operating activities....     2,320,281      1,936,702

Investing activities:
  Proceeds from sales of property and equipment..       300,426        108,323
  Acquisition of property and equipment..........      (288,396)    (3,432,512)
  Acquisition of investments.....................      (218,554)            --
  Dividends from equity affiliate................        59,217         69,985
                                                    -----------    -----------
    Net cash used in investing activities........      (147,307)    (3,254,204)

Financing activities:
  Proceeds from notes payable....................           --       2,858,300
  Note payments..................................    (1,825,783)    (1,046,214)
  Cash dividends paid............................      (223,563)      (313,117)
                                                    -----------    -----------
    Net cash provided by (used in) financing
     activities..................................    (2,049,346)     1,498,969
                                                    -----------    -----------
Net increase in cash.............................       123,628        181,467
Cash and cash equivalents at beginning of year...       227,144         45,677
                                                    -----------    -----------
Cash and cash equivalents at end of year.........   $   350,772    $   227,144
                                                    ===========    ===========

Reconciliation of net income to net cash
  provided by operating activities:
Net income.......................................   $ 1,437,674    $   428,185
Reconciling adjustments:
  Depreciation, depletion and amortization.......     1,284,669      1,369,383
  Gain on sales of assets........................      (169,139)       (66,444)
  Income from equity affiliate...................      (263,294)       (97,839)
  Dry hole costs and condemned and abandoned
    properties...................................       155,735        258,245
  Deferred income taxes..........................       321,399           (800)
  Changes in other assets and liabilities:
    Accounts receivable..........................      (536,914)      (157,102)
    Prepaid expenses and other assets............       (54,637)       (22,097)
    Accounts payable.............................       148,208        220,947
    Other liabilities............................        (3,420)         4,224
                                                    -----------    -----------
Net cash provided by operating activities........   $ 2,320,281    $ 1,936,702
                                                    ===========    ===========

                            See accompanying notes.

                        THE HOME-STAKE OIL & GAS COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Description of business

The Home-Stake Oil & Gas Company is an "independent oil and gas producer" actively engaged in the acquisition, exploration, development and production of oil and gas properties. Oil and gas exploration and production activities are subject to numerous risks inherent in the business. These include the volatility of oil and gas prices, environmental concerns and governmental regulations, general business risks and hazards involving the acquisition and operation of oil and gas properties, the ability to continue to find new reserves to replace those being depleted and the highly competitive nature of the business. Its principal geographic operating areas lie within the states of Oklahoma, Montana and Texas.

Note 1 - Summary of significant accounting policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary H-S Gas System, Inc. The equity method is used when the Company appropriately participates in control of the investee, but has less than a 50% interest. Under the equity method, original investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses of those companies. Dividends and distributions are credited against the investment when received.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

One of the most significant estimates made by the Company involves its oil and gas reserves. The Company amortizes its costs of producing properties on the unit-of-production method over the estimated remaining reserves of the Company. Since estimates of remaining oil and gas reserves are highly subjective and subject to constantly changing conditions, most of which are beyond the control of the Company, it is reasonably possible that the Company's estimates will change over time, affecting the rates of amortization. In addition, in assessing whether any impairment to the carrying values of producing properties has occurred, these same estimates of oil and gas reserves are used. Consequently impairment adjustments to the carrying values are reasonably possible.

Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents and note payable reported in the balance sheets approximate fair value.

Cash and cash equivalents

The Company includes certificates of deposit and money market funds in cash and cash equivalents since such amounts are readily convertible into known amounts of cash.

Credit risks

The Company sells its oil and gas production, which is located primarily in Montana, Oklahoma and Texas, directly or indirectly to numerous oil refiners and pipeline companies without collateral. The Company believes its credit risks are limited due to the nature of its business and purchaser base and has not incurred any significant losses in connection therewith.

Environmental costs

Environmental liabilities, which historically have not been material, are recognized when it is probable that a loss has been incurred and the amount of that loss is reasonably estimable. Environmental liabilities, when accrued, are based upon estimates of expected future costs without discounting. At December 31, 1996 there are no such costs accrued. The Company's policy is in compliance with Statement of Position 96-1, Environmental Remediation Liabilities, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants and issuance of this statement had no impact on the Company's financial position or results of operations.

Property and equipment

The Company follows the successful efforts method of accounting for its oil and gas operations. Costs of productive oil or gas wells, as well as costs of acquiring producing and nonproducing oil and gas properties, are capitalized. Exploratory costs, annual delay rentals and exploratory dry holes are expensed.

Depreciation, depletion and amortization of producing properties are provided on the unit-of-production method based on estimates of proved reserves. Depreciation of other property and equipment is provided on straight-line or accelerated methods over estimated useful lives.

In 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121). Adoption of SFAS No. 121, which generally limits the carrying value of producing properties to their discounted estimated future net cash flows, had no retroactive impact on net income in 1995 since the Company has followed a similar policy since 1986. Adjustments under this policy are included in depreciation, depletion and amortization and totaled $87,469 and $137,180 in 1996 and 1995, respectively.

Nonproducing oil and gas properties include both perpetual mineral rights and term leasehold interests. The perpetual mineral rights are written-off when unsuccessful exploration information is obtained. The Company does not maintain an extensive inventory of nonproducing leasehold interests, rather such interests are acquired in connection with specific drilling objectives. Such nonproducing leasehold interests are written-off or reserved as warranted by drilling results.

Renewals and betterments are capitalized; maintenance and repairs are charged to expense. Replacement of individual items of lease equipment are capitalized. When leases or other assets are sold or retired, the cost and related accumulated depreciation, depletion and amortization are eliminated from the accounts and the resulting gain or loss is recognized in income. The Company's historical experience has been that the salvage value of equipment on property abandonments is sufficient to cover the costs of dismantlement and site restoration. Therefore, the Company does not accrue such costs and salvage value is not considered in calculating property amortization.

Oil and gas sales

The Company sells most of its crude oil and natural gas concurrent with production and does not store significant volumes for future sales. Revenue is recognized on the "sales method" when oil and gas are sold.

Income taxes

Certain income and expense items are recorded in one year in the financial statements and are reported in a different year in the income tax return. Such items generally include tax credit carryforwards, intangible drilling and development costs, depreciation and depletion. The tax effects associated with these differences are recorded in these financial statements and described as "deferred income taxes".

Note 2 - Related party transactions and investments

The Company is under common management with The Home-Stake Royalty Corporation ("HSRC"), with which it frequently participates jointly in the acquisition of mineral and leasehold interests and in exploration and development activities. Each company generally owns an equal interest in the oil and gas properties in which they jointly participate, however such interests may vary. Only HSRC, however, serves as operator on properties that are not operated by outside parties.

In 1995 the Boards of Directors of the Company and HSRC voted to change the participation arrangement between the Companies such that effective January 1, 1996, the Company participated with a 40% interest in joint ventures (drilling, acquisitions and/or other investments) between the Company and HSRC, with HSRC participating in such ventures with a 60% interest. Joint general and administrative expenses continue to be shared on a 50-50 basis. The Boards felt this change was in the best interests of each company, based on a review of their respective financial conditions. This participation arrangement is reviewed by the Boards on an annual basis and future changes will be made as circumstances, in the judgment of the Boards, require.

In accordance with oil and gas industry practice, the oil and gas ventures in which both companies participate are considered to be joint, but separate. For those properties operated by outside parties, each Company is generally billed separately for their share of operating and drilling costs and separately reimburses the operator for those costs. For properties operated by HSRC, the Company is billed for such costs monthly.

Payroll costs for personnel are paid by HSRC and the Company reimburses HSRC for its one-half share of such costs. For substantially all other general and administrative costs, each Company separately pays for its one-half share.

For the two years ended December 31, HSRC paid or billed the Company the following amounts:

                                                            1996        1995
                                                            ----        ----

Paid:
  Oil and gas sales, net of production taxes...........    $451,941   $ 231,235
Billed:
  Property and equipment...............................      82,838     337,076
  Lease operating expenses.............................     818,886     693,033
  Payroll costs........................................     494,243     455,331

All revenues and expenses described above are paid by the respective company in cash on a monthly basis.

In November 1996, the Company acquired an additional 1,493 shares of HSRC at a cost of $211,173. At December 31, 1996, the Company owns 19.3% of the outstanding common stock of HSRC and, due to its control influence, accounts for its investment in HSRC using the equity method. In November 1996, HSRC acquired an additional 1,928 shares of the Company. At December 31, 1996, HSRC owns 33.97% of the outstanding common stock of the Company. In addition, the Company owns a 41% interest in Alden Pipeline Company, a general partnership carried on the equity basis. These investments do not have quoted market values. In March 1997, the Company sold its interest in Alden Pipeline Company and the related producing properties at a gain of approximately $100,000.

At February 1, 1993, when the Company adopted equity accounting for its investment in HSRC, the amount of investment included costs of $965,906 in excess of the underlying equity in net assets which is being amortized into income over ten years.


At December 31, investments consisted of the following:

                                          1996        1995
                                          ----        ----

 The Home-Stake Royalty Corporation..  $2,679,554   $2,351,077
 Alden Pipeline Company..............      54,041       56,475
                                       ----------   ----------
                                       $2,733,595   $2,407,552
                                       ==========   ==========

The Company received dividends totaling $59,217 and $69,985 for these investments in 1996 and 1995, respectively.

Summarized combined financial information for HSRC and Alden Pipeline Company, for which amounts are not material, is presented below:


                                      Years ended December 31,
                                         1996         1995
                                         ----         ----
Income statement data:
   Revenues.........................  $ 8,230,814   $6,027,846
   Income before income taxes.......    2,432,921      739,559
   Net income /(1)/.................    1,820,225      591,690


                                            December 31,
                                         1996         1995
                                         ----         ----
Balance sheet data:
   Current assets...................  $ 2,421,988   $1,931,604
   Property and equipment (net).....    8,931,104    9,941,396
   Other assets.....................    3,616,614    3,245,023
   Current liabilities..............    2,641,955    2,587,308
   Noncurrent liabilities...........    1,174,975    2,898,788
   Equity...........................   11,152,776    9,631,927

   /(1)/ Includes $399,786 and $131,550 in 1996 and 1995, respectively, attributable to the equity earnings of the Company recorded by HSRC.

Note 3 - Notes payable

Notes payable at December 31, consist of the following balances:

                                         1996         1995
                                         ----         ----
 Prime rate bank note due May 1,
 1998, requiring monthly principal
 payments of $114,110, plus interest.  $4,107,960   $5,933,743

Less current portion.................   1,369,320    1,369,320
                                       ----------   ----------
                                       $2,738,640   $4,564,423
                                       ==========   ==========

Interest is at bank prime (8.25% at December 31, 1996) and the note is collateralized by certain of the Company's producing properties having a book value at December 31, 1996 of $5,255,074. In addition, the Company has a bank line of credit in the amount of $500,000 available until May 1, 1997 which provides for monthly payments of interest on the outstanding borrowings at bank prime. In connection with this line of credit, the Company has issued a letter of credit in the amount of $60,000, which is guaranteed by this line, and pays a commitment fee of one-half of one percent ( 1/2%) per annum on the unused portion of the line.

In connection with the Company's bank loans, there are certain loan covenants which require, among other things, that the Company maintain certain financial ratios and minimum net worth requirements. In addition, the Company's annual cash dividends are limited to the lesser of $365,000 or net income.

Note 4 - Income taxes

Deferred income taxes represent the net tax effects associated with temporary differences in the net book values of certain assets and liabilities for financial reporting and income tax purposes. Significant components of the Company's deferred income tax liabilities and assets at December 31, are as follows:


                                                    1996       1995
                                                    ----       ----
Deferred tax liabilities:
  Intangible drilling costs.....................   $579,181   $690,119
  Excess of tax over book depreciation..........    190,763    132,639
 Leasehold costs................................    215,322     93,603
                                                   --------   --------
                                                    985,266    916,361
Deferred tax assets:
  Alternative minimum tax credit carryforwards..    472,582    551,726
  Statutory depletion carryforwards.............     83,022    248,279
  Deferred compensation accrual.................     14,667     19,556
  Other (net)...................................     22,429     25,633
                                                   --------   --------
                                                    592,700    845,194
                                                   --------   --------
Net deferred tax liability......................   $392,566   $ 71,167
                                                   ========   ========

The reconciliation of the income tax provision to the "expected" provision, computed at the statutory federal income tax rate is as follows:

                                                    1996        1995
                                                    ----        ----

Computed "expected" provision...................  $640,149   $ 156,416
Excess statutory depletion......................   (95,254)   (116,729)
Amortization of investment in HSRC..............    32,840      32,840
Income from equity affiliates...................   (92,857)    (37,328)
Other...........................................   (39,762)     (3,337)
                                                  --------   ---------
Provision for income taxes......................  $445,116   $  31,862
                                                  ========   =========

At December 31, 1996, the Company had nonexpiring alternative minimum tax credit carryforwards of approximately $476,900 and statutory depletion carryforwards of approximately $298,400, both available to reduce future federal income taxes, the benefits of which have been recognized in these financial statements.

Note 5 - Benefit plans

Effective January 1, 1994, the Company and HSRC adopted The Home-Stake Companies Profit Sharing 401(k) Plan. The plan covers substantially all the Company's employees that have completed one year of service and provides for a mandatory Company contribution equal to 3% of the employee's compensation and an additional matching Company contribution of up to 3%. Company contributions to the Plan were $21,286 and $22,731 in 1996 and 1995, respectively.

Note 6 - Commitments and contingencies

The Company has a non-cancelable operating lease covering its office space through December 30, 2000. This lease provides for annual rental payments of $55,908, subject to an annual expense adjustment.

On June 13, 1996, the Company and HSRC filed suit in the United States District Court for the Eastern District of Oklahoma against Mobil Oil Corporation and Mobil Exploration & Production U.S., Inc. (collectively "Mobil"). This suit was styled The Home-Stake Royalty Corporation and The Home-Stake Oil & Gas Company v
       -------------------------------------------------------------------------
Mobil Oil Corporation and Mobil Exploration & Production U.S., Inc. (Case No.
-------------------------------------------------------------------
CIV-96-271-S). This action concerned Mobil's operation of a waterflood unit in which the Company and HSRC each own a 9% working interest. The Company and HSRC sought actual damages, punitive damages and equitable relief in this matter. Mobil counterclaimed for the Company's and HSRC's shares of environmental costs which they had not paid. In late December 1996, this matter was settled, with the Company and HSRC each receiving $365,000 from Mobil which was credited to the carrying value of the Company's investment in the property. In connection with Mobil's counterclaim, the Company and HSRC agreed to pay the unpaid environmental costs. In January 1997, the Company and HSRC filed claims with their pollution insurance carrier for the reimbursement of $187,800 ($93,900 each company), representing the Company's share of surface owner settlement costs paid. The Company has not received a response to this claim and has not accrued any amounts attributable to the expected insurance reimbursement. In addition, the operator is still working to reach settlements with remaining surface owners. It is currently estimated that the Company's share of such additional costs may total as much as $50,000. However, any amounts paid by the Company should be covered under the Company's pollution insurance policy.

The Company is involved in various legal actions arising in the normal course of business. In the opinion of management and legal counsel, the Company's liabilities, if any, in these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

Note 7 - Shareholder rights plan

On May 29, 1991, the Company adopted a Rights Plan and distributed to its shareholders one Right for each outstanding share of common stock. Each Right entitles the holder to purchase one-tenth of an additional share of common stock from the Company and acquire a note payable from the Company to the holder or, under certain circumstances, purchase the stock of an acquiring company. Upon the occurrence of certain specified events related to a change in control of the Company, each holder of a Right (other than a potential acquiror) will have the right to acquire, upon exercise, shares of the Company's common stock at one-half of the then current market price. The Rights expire January 1, 2000, and are exercisable only if a person or group acquires 15% or more of the Company's common stock or commences a tender offer that would result in a person or group acquiring 15% or more of the Company's common stock. The Rights are redeemable in whole, but not in part, at a price of $.01 per Right, payable in cash or stock.

   SUPPLEMENTARY INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (unaudited)

Estimated quantities of proved oil and gas reserves

Changes in estimated proved oil and gas reserve quantities are summarized as follows:


                                        1996                     1995
                               -----------------------  -----------------------

                                  Oil          Gas         Oil          Gas
                                 (Bbls)       (Mcf)       (Bbls)       (Mcf)
                                 ------       -----       ------       -----
Proved developed and
undeveloped:
   Beginning of  year........  2,731,332    9,728,544   1,893,407    7,843,029
   Revisions of previous
    estimates................   (184,875)    (461,642)    325,046    1,050,209
   Purchases of reserves
    in-place.................     12,680      330,778     718,548    1,792,738
   Extensions, discoveries
    and other additions......     74,597      420,881      58,088      309,800
   Sales of reserves in-place    (16,033)    (329,176)    (37,458)     (29,547)
   Production................   (233,746)  (1,188,307)   (226,299)  (1,237,685)
                               ---------   ----------   ---------   ----------
   End of year...............  2,383,955    8,501,078   2,731,332    9,728,544
                               =========   ==========   =========   ==========
Proved developed producing:
    Beginning of year........  2,660,025    8,225,374   1,796,907    7,340,526
                               =========   ==========   =========   ==========
    End of year..............  2,331,766    7,035,113   2,660,025    8,225,374
                               =========   ==========   =========   ==========

The Company's share of net proved oil and gas reserves of investees accounted for on the equity method (see Note 2 to the Consolidated Financial Statements) at December 31, 1996, was 469,513 barrels of oil and 1,705,334 Mcf of gas, and at December 31, 1995 was 471,520 barrels of oil and 1,702,544 Mcf of gas.

The estimates of oil and gas reserves were prepared by Company employees and do not include proved undeveloped reserves attributable to either royalty interests (information is not available) or outside operated working interests (quantities are not considered significant to total Company proved reserves). Furthermore, these estimates do not include reserves whose estimates or recoverability are less precise, commonly referred to as "probable" or "possible" reserves. The Company has no reserves outside the continental United States.

   SUPPLEMENTARY INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (unaudited)

Standardized measure of discounted future net cash flows

In accordance with the requirements of Statement of Financial Accounting Standards No. 69 ("SFAS No. 69") presented below are projections of future net oil and gas cash flows (sales less production taxes, operating expenses, certain development costs and estimated income taxes) and related present values of proved oil and gas reserves. As required by SFAS No. 69, these projections are based on end of period prices and costs, held constant for all future periods. Present values of the future net oil and gas cash flows were calculated using a 10% discount factor as required. While this information was developed with reasonable care and disclosed in good faith, it is emphasized that some of the data are necessarily imprecise and represent only approximate amounts because of the subjective judgments involved in developing such information. Accordingly, this information may not represent the present financial condition of the Company or its expected future results. This information does not include any amounts applicable to "probable" or "possible" reserves which may become proved in the future.

Although these disclosures have been prepared in accordance with SFAS No. 69, this information does not purport to present the fair market value of the Company's oil and gas properties or a fair estimate of the present value of future cash flows expected to be obtained from their production. The reserve estimates, while carefully made, may be significantly revised based on future events. In addition, estimates of the timing of production, actual prices realized and related production costs and taxes may also vary significantly from those used in these calculations.


                                                      1996            1995
                                                      ----            ----
Future net cash flows:
  Oil and gas sales.............................  $ 76,848,015    $ 57,760,817
  Lease operating expenses......................   (23,616,239)    (21,524,072)
  Production taxes..............................    (6,001,287)     (4,442,559)
  Development costs.............................      (474,842)       (658,743)
  Income taxes..................................   (11,844,727)     (7,474,743)
                                                  ------------    ------------
                                                    34,910,920      23,660,868

  Less discount to present value at 10% rate....   (14,795,394)     (9,862,875)
                                                  ------------    ------------
Standardized measure of discounted future net
 cash flows.....................................  $ 20,115,526    $ 13,797,993
                                                  ============    ============

The Company's share of the standardized measure of discounted future net cash flows of investees accounted for on the equity method at December 31, 1996 and 1995 is $4,051,474 and $2,430,545, respectively.

   SUPPLEMENTARY INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (unaudited)

The following information summarizes the principal changes in the standardized measure of discounted future net cash flows.


                                                     1996          1995
                                                     ----          ----
Beginning of year..............................  $13,797,993   $11,274,485
Sales of oil and gas, net of production costs..   (4,003,514)   (3,357,534)
Net changes in prices and production costs.....   10,433,937    (1,741,062)
Extensions and discoveries.....................      990,404       443,540
Purchases of reserves-in-place.................      401,531     4,517,511
Sales of reserves-in-place.....................     (427,591)     (205,132)
Revisions of previous quantity estimates.......   (1,931,536)    2,157,239
Net change in income taxes.....................   (2,062,842)     (192,477)
Other (net)....................................    1,537,345      (226,026)
Accretion of discount..........................    1,379,799     1,127,449
                                                 -----------   -----------
End of year....................................  $20,115,526   $13,797,993
                                                 ===========   ===========

Costs incurred

Costs incurred in oil and gas producing activities include:


                                                      1996         1995
                                                      ----         ----
Proved property acquisition costs..............     $216,594    $3,188,531
Unproved property acquisition costs............       52,445       133,389
Exploration costs..............................      336,889       128,679
Development costs..............................       91,973       240,554
                                                    --------    ----------
                                                    $697,901    $3,691,153
                                                    ========    ==========

The Company's share of costs incurred in oil and gas producing activities of investees accounted for on the equity method in 1996 and 1995 was $183,770 and $639,364, respectively.

                       THE HOME-STAKE ROYALTY CORPORATION
                            CONDENSED BALANCE SHEETS
                                  (Unaudited)

                                     ASSETS

                                                      June 30,     December 31,
                                                        1997           1996
                                                    -------------  -------------
Current assets:
  Cash and cash equivalents.......................    $   727,181    $   626,864
  Accounts receivable.............................        707,408      1,469,877
  Receivable from affiliate.......................         17,679         66,213
  Prepaid expenses................................        168,272        255,957
                                                      -----------    -----------
Total current assets..............................      1,620,540      2,418,911

Investments (Note 2)..............................      3,699,162      3,592,495

Property and equipment, at cost:..................     24,141,927     25,235,245
    Less accumulated depreciation, depletion and
     amortization.................................     15,716,548     16,437,277
                                                      -----------    -----------
   Net property and equipment.....................      8,425,379      8,797,968

Other assets......................................         24,119         24,119
                                                      -----------    -----------
                                                      $13,769,200    $14,833,493
                                                      ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities......      $   602,247    $ 1,514,282
  Dividends declared............................           62,827         62,827
  Income taxes payable..........................          137,738         75,198
  Bonus Payable.................................           24,200         20,253
  Current note payable (Note 3).................               --        964,260
                                                      -----------    -----------
Total current liabilities.......................          827,012      2,636,820

Long-term note payable (Note 3).................               --        401,775

Deferred income taxes...........................          955,006        773,200

Contingencies (Note 4)

Stockholders' equity:
  Preferred stock, $1 par value -
    200,000 shares authorized; none issued
  Common stock, $40 par value -
    100,000 shares authorized and issued........        4,000,000      4,000,000
  Additional paid-in capital....................        6,000,000      6,000,000
  Retained earnings.............................        5,351,346      4,385,862
                                                      -----------    -----------
                                                       15,351,346     14,385,862

  Less treasury stock, at cost - 30,192 shares..        3,364,164      3,364,164
                                                      -----------    -----------
Total stockholders' equity......................       11,987,182     11,021,698
                                                      -----------    -----------
                                                      $13,769,200    $14,833,493
                                                      ===========    ===========

                            See accompanying notes.

                       THE HOME-STAKE ROYALTY CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                             AND RETAINED EARNINGS
                    Six months ended June 30, 1997 and 1996
                                  (Unaudited)


                                                      1997            1996
                                                      ----            ----

Revenues:
  Oil sales...................................     $ 2,294,048     $ 2,298,046
  Gas sales...................................       1,525,891       1,193,469
  Lease bonuses and rentals...................          49,378          11,352
  Interest and dividends......................          19,617          31,249
  Gain on sales of assets.....................          99,708           2,768
  Income from equity affiliates...............         271,139         134,713
  Other.......................................          91,827          96,114
                                                   -----------     -----------
                                                     4,351,608       3,767,711

Costs and expenses:
  Lease operating expenses....................         778,957       1,037,094
  Production taxes............................         306,053         305,624
  Depreciation, depletion and amortization....         676,166         702,786
  Dry hole costs..............................         370,747          46,420
  Condemned and abandoned properties..........          46,515          (5,081)
  General and administrative expense..........         539,933         468,630
  Interest expense............................          36,086         135,697
  Property, franchise and other taxes.........          87,197          65,459
                                                   -----------     -----------
                                                     2,841,654       2,756,629
                                                   -----------     -----------

Income before provision for income taxes......       1,509,954       1,011,082

Provision for income taxes:
  Current.....................................         237,010         153,300
  Deferred....................................         181,806          93,512
                                                   -----------     -----------
                                                       418,816         246,812

Net income....................................       1,091,138         764,270

Retained earnings at beginning of period......       4,385,862       2,855,837

Cash dividends ($1.80 per share - 1997, $2.70
 per share - 1996)............................        (125,654)       (188,482)
                                                   -----------     -----------

Retained earnings at end of period............     $ 5,351,346     $ 3,431,625
                                                   ===========     ===========

Weighted average number of common shares
 outstanding..................................          69,808          69,808
                                                   ===========     ===========

Net income per common share...................     $     15.63     $     10.95
                                                   ===========     ===========

                            See accompanying notes.

                       THE HOME-STAKE ROYALTY CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                    Six months ended June 30, 1997 and 1996
                                  (Unaudited)


                                                        1997          1996
                                                        ----          ----

Operating activities:
  Oil and gas sales, net of production taxes......  $ 3,634,659    $3,113,619
  Lease bonuses and rentals.......................       49,378        11,352
  Interest and dividends..........................       19,617        31,249
  Other...........................................       91,827        96,114
                                                    -----------    ----------
                                                      3,795,481     3,252,334

  Cash paid to suppliers and employees............    1,354,813     1,654,398
  Interest paid...................................       36,086       135,697
  Property, franchise and other taxes.............       87,197        65,459
  Income taxes paid...............................      174,470         5,734
                                                    -----------    ----------
                                                      1,652,566     1,861,288
                                                    -----------    ----------
   Net cash provided by operating activities......    2,142,915     1,391,046


Investing activities:
  Proceeds from sales of property and equipment...      329,391        16,808
  Acquisition of property and equipment...........     (908,835)     (148,517)
  Dividends from equity affiliates................       30,337        42,614
                                                    -----------    ----------
    Net cash used in investing activities.........     (549,107)      (89,095)


Financing activities:
  Note payments...................................   (1,366,035)     (482,130)
  Cash dividends paid.............................     (127,456)     (191,309)
                                                    -----------    ----------
    Net cash used in financing activities.........   (1,493,491)     (673,439)
                                                    -----------    ----------

Net increase in cash..............................      100,317       628,512

Cash and cash equivalents at beginning of period..      626,864       564,875
                                                    -----------    ----------

Cash and cash equivalents at end of period........  $   727,181    $1,193,387
                                                    ===========    ==========



                            See accompanying notes.

                       THE HOME-STAKE ROYALTY CORPORATION
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1 - General

The unaudited financial information provided in these interim condensed financial statements includes all normal recurring adjustments which are, in the opinion of management, necessary to fairly present the financial position, result of operations and cash flows of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. The Company believes that the disclosures herein are adequate to make the information presented not misleading; however, these financial statements should be read in conjunction with the audited financial statements and related notes thereto included herein.

The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year.

Note 2 - Summarized financial information of equity investees

Summarized income statement information for the six months ended June 30, 1997 and 1996, for The Home-Stake Oil & Gas Company ("HSOG") and Alden Pipeline Company is presented below:


                                           1997         1996
                                           ----         ----
Income Statement data:
          Revenues....................   $4,027,653   $3,600,334
          Income before income taxes..    1,256,381      749,024
          Net income /(1)/............      941,663      499,636

          /(1)/ Includes $165,989 and $120,010 in 1997 and 1996, respectively, attributable to the equity earnings of the Company recorded by HSOG.

During the first quarter of 1997, the Company sold its interest in the N.E. Alden Field, including Alden Pipeline Company. This sale was effective January 1, 1997. Accordingly, 1997 information presented above does not include amounts attributable to the operations of Alden Pipeline Company; amounts included for 1996 operations are not material to the totals shown.

Note 3 - Note payable

On May 31, 1997, the Company paid-off its bank note payable which was due May 1, 1998. The Company has a line of credit in the amount of $700,000 available until May 1, 1998, which provides for monthly payments of interest on the outstanding borrowings at bank prime. There is no balance under this line, however the Company has issued a letter of credit in the amount of $60,000 which is guaranteed by this line.

The note payable and line of credit described above are collateralized by certain of the Company's producing properties.

Note 4 - Contingencies

The Company is involved in various other legal actions arising in the normal course of business. In the opinion of management, the Company's liabilities, if any, in these matters will not have a material effect on the Company's financial position or the results of operations.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders
The Home-Stake Royalty Corporation

We have audited the accompanying consolidated balance sheets of The Home-Stake Royalty Corporation as of December 31, 1996 and 1995, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Home-Stake Royalty Corporation at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
March 21, 1997

                       THE HOME-STAKE ROYALTY CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995


                                     ASSETS

                                                          1996          1995
                                                          ----          ----
Current assets:
  Cash and cash equivalents.........................   $   626,864   $   564,875
  Accounts receivable...............................     1,469,877     1,024,200
  Receivable from affiliate.........................        66,213       195,320
  Prepaid expenses..................................       255,957       144,726
                                                       -----------   -----------
        Total current assets........................     2,418,911     1,929,121

Investments (Note 2)................................     3,592,495     3,223,735

Property and equipment, at cost:
  Producing oil and gas leases (working interests)..    21,063,614    23,972,671
  Producing oil and gas royalties...................     2,842,116     2,872,257
  Nonproducing oil and gas properties...............       837,271       818,622
  Office equipment and other........................       492,244       484,089
                                                       -----------   -----------
                                                        25,235,245    28,147,639
  Less accumulated depreciation, depletion and
   amortization.....................................    16,437,277    18,356,014
                                                       -----------   -----------
           Net property and equipment...............     8,797,968     9,791,625

Other assets........................................        24,119        21,288
                                                       -----------   -----------
                                                       $14,833,493   $14,965,769
                                                       ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities..........   $ 1,514,282  $ 1,461,650
  Dividends declared................................        62,827       94,241
  Income taxes payable..............................        75,198        5,745
  Bonus payable.....................................        20,253       49,412
  Current notes payable (Note 3)....................       964,260      964,260
                                                       -----------  -----------
        Total current liabilities...................     2,636,820    2,575,308
Long-term notes payable (Note 3)....................       401,775    2,410,650
Deferred income taxes (Note 4)......................       773,200      488,138
Commitments and Contingencies (Note 6)
Stockholders' equity (Note 7):
  Preferred stock, $1 par value -
    200,000 shares authorized; none issued
  Common stock, $40 par value -
    100,000 shares authorized and issued............     4,000,000    4,000,000
  Additional paid-in capital........................     6,000,000    6,000,000
  Retained earnings.................................     4,385,862    2,855,837
                                                       -----------  -----------
                                                        14,385,862   12,855,837
  Less treasury stock, at cost - 30,192 shares......     3,364,164    3,364,164
                                                       -----------  -----------
        Total stockholders' equity..................    11,021,698    9,491,673
                                                       -----------  -----------
                                                       $14,833,493  $14,965,769
                                                       ===========  ===========

                            See accompanying notes.

                      THE HOME-STAKE ROYALTY CORPORATION
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    Years ended December 31, 1996 and 1995



                                                         1996          1995
                                                         ----          ----
Revenues:
    Oil sales......................................   $4,827,826    $3,710,018
    Gas sales......................................    2,536,078     1,857,979
    Lease bonuses and rentals......................       23,294        24,122
    Interest.......................................       65,446        52,958
    Gain on sales of assets........................      168,664        67,036
    Income from equity affiliates..................      389,972       119,601
    Other..........................................      202,184       176,854
                                                      ----------    ----------
                                                       8,213,464     6,008,568
Costs and expenses:
    Lease operating expenses.......................    2,444,121     1,592,664
    Production taxes...............................      631,600       481,998
    Depreciation, depletion and amortization.......    1,351,335     1,425,935
    Dry hole costs.................................      131,975       176,661
    Condemned and abandoned properties.............       55,668        82,443
    General and administrative expense.............      781,480     1,057,046
    Interest expense...............................      249,692       315,914
    Property, franchise and other taxes............      110,736       107,203
                                                      ----------    ----------
                                                       5,756,607     5,239,864
                                                      ----------    ----------
Income before provision for income taxes...........    2,456,857       768,704

Provision for income taxes (Note 4):
    Current........................................      327,634        73,046
    Deferred.......................................      285,062        74,823
                                                      ----------    ----------
                                                         612,696       147,869
                                                      ----------    ----------
Net income.........................................    1,844,161       620,835

Retained earnings at beginning of year.............    2,855,837     2,632,908

Cash dividends ($4.50 per share - 1996, $5.70 per
 share - 1995).....................................     (314,136)     (397,906)
                                                      ----------    ----------

Retained earnings at end of year...................   $4,385,862    $2,855,837
                                                      ==========    ==========

Weighted average number of shares outstanding......       69,808        69,808
                                                      ==========    ==========

Net income per share of common stock...............       $26.42         $8.89
                                                      ==========    ==========

                            See accompanying notes.

                      THE HOME-STAKE ROYALTY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Years ended December 31, 1996 and 1995

                                                        1996           1995
                                                        ----           ----
Operating activities:
  Oil and gas sales, net of production taxes......   $ 6,600,732   $ 4,992,099
  Lease bonuses and rentals.......................        23,294        24,122
  Interest........................................        65,446        52,958
  Other...........................................       202,184       176,854
                                                     -----------   -----------
                                                       6,891,656     5,246,033

  Cash paid to suppliers and employees............     3,595,153     2,276,663
  Interest paid...................................       249,692       323,540
  Property, franchise and other taxes.............       110,736       107,203
  Income taxes paid...............................       224,756        50,480
                                                     -----------   -----------
                                                       4,180,337     2,757,886
                                                     -----------   -----------
    Net cash provided by operating activities.....     2,711,319     2,488,147

Investing activities:
  Proceeds from sales of property and equipment...       362,260       153,696
  Acquisition of property and equipment...........      (523,073)   (3,386,054)
  Acquisition of investments......................      (202,558)           --
  Dividends from equity affiliate.................        71,022        99,432
                                                     -----------   -----------
    Net cash used in investing activities.........      (292,349)   (3,132,926)

Financing activities:
  Proceeds from notes payable.....................            --     2,435,680
  Note payments...................................    (2,008,875)   (1,110,460)
  Cash dividends paid.............................      (348,106)     (404,785)
                                                     -----------   -----------
    Net cash provided by (used in) financing
     activities...............................        (2,356,981)      920,435
                                                     -----------   -----------
Net increase in cash..............................        61,989       275,656
Cash and cash equivalents at beginning of year....       564,875       289,219
                                                     -----------   -----------
Cash and cash equivalents at end of year..........   $   626,864   $   564,875
                                                     ===========   ===========

Reconciliation of net income to net cash provided
 by operating activities:
Net income........................................   $ 1,844,161   $   620,835
Reconciling adjustments:
  Depreciation, depletion and amortization........     1,351,335     1,425,935
  Gain on sales of assets.........................      (168,664)      (67,036)
  Income from equity affiliates...................      (389,972)     (119,601)
  Dry hole costs and condemned and abandoned
    properties....................................       187,643       259,104
  Deferred income taxes...........................       285,062        74,823
  Changes in other assets and liabilities:
    Accounts receivable...........................      (316,570)      308,091
    Prepaid expenses and other assets.............      (114,062)      (29,552)
    Accounts payable..............................        (7,908)       (3,832)
    Other liabilities.............................        40,294        19,380
                                                     -----------   -----------
Net cash provided by operating activities.........   $ 2,711,319   $ 2,488,147
                                                     ===========   ===========

                            See accompanying notes.

                      THE HOME-STAKE ROYALTY CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Description of business

The Home-Stake Royalty Corporation is an "independent oil and gas producer" actively engaged in the acquisition, exploration, development and production of oil and gas properties. Oil and gas exploration and production activities are subject to numerous risks inherent in the business. These include the volatility of oil and gas prices, environmental concerns and governmental regulations, general business risks and hazards involving the acquisition and operation of oil and gas properties, the ability to continue to find new reserves to replace those being depleted and the highly competitive nature of the business. Its principal geographic operating areas lie within the states of Oklahoma, Montana and Texas.

Note 1 - Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Alden Gas Gathering Company. The equity method is used when the Company has a 20% to 50% interest in other companies. Under the equity method, original investments are recorded at cost and adjusted by the Company's share of undistributed earnings and losses of these companies. Dividends and distributions are credited against the investment when received.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

One of the most significant estimates made by the Company involves its oil and gas reserves. The Company amortizes its costs of producing properties on the unit-of-production method over the estimated remaining reserves of the Company. Since estimates of remaining oil and gas reserves are highly subjective and subject to constantly changing conditions, most of which are beyond the control of the Company, it is reasonably possible that the Company's estimates will change over time, affecting the rates of amortization. In addition, in assessing whether any impairment to the carrying values of producing properties has occurred, these same estimates of oil and gas reserves are used. Consequently impairment adjustments to the carrying values are reasonably possible.

Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents and notes payable reported in the balance sheets approximate fair value.

Cash and cash equivalents

The Company includes certificates of deposit and money market funds in cash and cash equivalents since such amounts are readily convertible into known amounts of cash.

Credit risks

The Company sells its oil and gas production, which is located primarily in Montana, Oklahoma and Texas, directly or indirectly to numerous oil refiners and pipeline companies without collateral. In addition, the Company has numerous working interest owners to whom it grants credit on wells in which it serves as operator. Substantially all of these owners are industry partners or individuals who invest in oil and gas drilling ventures. The Company believes its credits risks are limited due to nature of its business and partner base and has not incurred any significant losses in connection therewith.

Environmental costs

Environmental liabilities, which historically have not been material, are recognized when it is probable that a loss has been incurred and the amount of that loss is reasonably estimable. Environmental liabilities, when accrued, are based upon estimates of expected future costs without discounting. At December 31, 1996 there are no such costs accrued. The Company's policy is in compliance with Statement of Position 96-1, Environmental Remediation Liabilities, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants and issuance of this statement had no impact on the Company's financial position or results of operations.

Property and equipment

The Company follows the successful efforts method of accounting for its oil and gas operations. Costs of productive oil or gas wells, as well as costs of acquiring producing and nonproducing oil and gas properties, are capitalized. Exploratory costs, annual delay rentals and exploratory dry holes are expensed.

Depreciation, depletion and amortization of producing properties are provided on the unit-of-production method based on estimates of proved reserves. Depreciation of other property and equipment is provided on straight-line or accelerated methods over estimated useful lives.

In 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121). Adoption of SFAS No. 121, which generally limits the carrying value of producing properties to their discounted estimated future net cash flows, had no retroactive impact on net income in 1995 since the Company has followed a similar policy since 1986. Adjustments under this policy are included in depreciation, depletion and amortization and totaled $91,107 and $139,031 in 1996 and 1995, respectively.

Nonproducing oil and gas properties include both perpetual mineral rights and term leasehold interests. The perpetual mineral rights are written-off when unsuccessful exploration information is obtained. The Company does not maintain an extensive inventory of nonproducing leasehold interests, rather such interests are acquired in connection with specific drilling objectives. Such nonproducing leasehold interests are written-off or reserved as warranted by drilling results.

Renewals and betterments are capitalized; maintenance and repairs are charged to expense. Replacement of individual items of lease equipment are capitalized. When leases or other assets are sold or retired, the cost and related accumulated depreciation, depletion and amortization are eliminated from the accounts and the resulting gain or loss is recognized in income. The Company's historical experience has been that the salvage value of equipment on property abandonments is sufficient to cover the costs of dismantlement and site restoration. Therefore, the Company does not accrue such costs and salvage value is not considered in calculating property amortization.

Oil and gas sales

The Company sells most of its crude oil and natural gas concurrent with production and does not store significant volumes for future sales. Revenue is recognized on the "sales method" when oil and gas are sold.

Income taxes

Certain income and expense items are recorded in one year in the financial statements and are reported in a different year in the income tax return. Such items generally include tax credit carryforwards, intangible drilling and development costs, depreciation and depletion. The tax effects associated with these differences are recorded in these financial statements and described as "deferred income taxes".

Note 2 - Related party transactions and investments

The Company is under common management with The Home-Stake Oil & Gas Company ("HSOG"), with which it frequently participates jointly in the acquisition of mineral and leasehold interests and in exploration and development activities. Each company generally owns an equal interest in the oil and gas properties in which they jointly participate, however such interests may vary. Only the Company, however, serves as operator on properties that are not operated by outside parties.

In 1995, the Boards of Directors of the Company and HSOG voted to change the participation arrangement between the Companies such that effective January 1, 1996, the Company participated with a 60% interest in joint ventures (drilling, acquisitions and/or other investments) between the Company and HSOG, with HSOG participating in such ventures with a 40% interest. Joint general and administrative expenses continue to be shared on a 50-50 basis. The Boards felt this change was in the best interests of each company, based on a review of their respective financial conditions. This participation arrangement is reviewed by the Boards on an annual basis and future changes will be made as circumstances, in the judgement of the Boards, require.

In accordance with oil and gas industry practice, the oil and gas ventures in which both companies participate are considered to be joint, but separate. For those properties operated by outside parties, each Company is generally billed separately for their share of operating and drilling costs and separately reimburse the operator for such costs. For properties operated by the Company, HSOG is billed for such costs monthly by the Company.

Payroll costs for personnel are paid by the Company and HSOG reimburses the Company for its one-half share of such costs. For substantially all other general and administrative costs, each Company separately pays for its one-half share.

For the two years ended December 31, the Company paid or billed HSOG the following amounts:


                                                   1996       1995
                                                   ----       ----
 Paid:
   Oil and gas sales, net of production taxes..   $451,941   $231,235
 Billed:
   Property and equipment......................     82,838    337,076
   Lease operating expenses....................    818,886    693,033
   Payroll costs...............................    494,243    455,331

     All revenues and expenses described above are paid by the respective company in cash on a monthly basis.

     In November 1996, the Company acquired an additional 1,928 shares of HSOG at a cost of $195,178. At December 31, 1996, the Company owns 33.9% of the outstanding common stock of HSOG and accounts for its investment in HSOG using the equity method. In November 1996, HSOG acquired an additional 1,493 shares of the Company. At December 31, 1996, HSOG owns 19.3% of the
     outstanding common stock of the Company.   In addition, the Company owns a
     41% interest in Alden Pipeline Company, a general partnership carried on the equity method. These investments do not have quoted market values. In March 1997, the Company sold its interest in Alden Pipeline Company and the related producing properties at a gain of approximately $100,000.

     At July 1, 1991, when the Company adopted equity accounting for its investment in HSOG, the amount of investment included costs of $1,527,439 in excess of the underlying equity in net assets which is being amortized into income over ten years.

     At December 31,  investments consisted of the following:

                                            1996        1995
                                            ----        ----
     The Home-Stake Oil & Gas Company..  $3,538,454  $3,167,260
     Alden Pipeline Company............      54,041      56,475
                                         ----------  ----------
                                         $3,592,495  $3,223,735
                                         ==========  ==========

     The Company received dividends totaling $71,023 and $99,432 for these investments in 1996 and 1995, respectively.

     Summarized combined financial information for HSOG and Alden Pipeline Company, for which amounts are not material, is presented below:


                                        Years ended December 31,
                                            1996         1995
                                            ----         ----
     Income statement data:
        Revenues......................   $7,759,424   $5,796,704
        Income before income taxes....    1,858,854      430,902
        Net income /(1)/..............    1,417,738      399,040

                                                December 31,
                                             1996          1995
                                             ----          ----
     Balance sheet data:
        Current assets................   $ 1,576,125  $  863,180
        Property and equipment (net)..     8,735,493   9,892,774
        Other assets..................     2,756,922   2,428,051
        Current liabilities...........     2,299,840   2,115,646
        Noncurrent liabilities........     3,131,206   4,635,590
        Equity........................     7,637,494   6,432,769

   /(1)/ Includes $273,108 and $109,788 in 1996 and 1995, respectively, attributable to the equity earnings of the Company recorded by HSOG.

     Note 3 - Notes payable

     Notes payable at December 31, consist of the following balances:


                                                                  1996         1995
                                                                  ----         ----
     Prime rate bank note due May 1, 1998, requiring
      monthly principal payments of $80,355,
       plus interest........................................   $1,366,035   $3,374,910
     Less current portion...................................      964,260      964,260
                                                               ----------   ----------
                                                               $  401,775   $2,410,650
                                                               ==========   ==========

     Interest is at bank prime (8.25% at December 31, 1996) and the note is collateralized by certain of the Company's producing properties having a book value at December 31, 1996 of $5,254,816. In addition, the Company has a bank line of credit in the amount of $700,000 available until May 1, 1997 which provides for monthly payments of interest on the outstanding borrowings at bank prime. In connection with this line of credit, the Company has issued a letter of credit in the amount of $60,000, which is guaranteed by this line, and pays a commitment fee of one-half of one percent (1/2%) per annum on the unused portion of the line.

     In connection with the Company's bank loans, there are certain loan covenants which require, among other things, that the Company maintain certain financial ratios and minimum net worth requirements. In addition, the Company's annual cash dividends are limited to the lesser of $425,000 or net income.

     Note 4 - Income taxes

     Deferred income taxes represent the net tax effects associated with temporary differences in the net book values of certain assets and liabilities for financial reporting and income tax purposes. Significant components of the Company's deferred income tax liabilities and assets at December 31, are as follows:

                                                         1996       1995
                                                         ----       ----
     Deferred tax liabilities:
       Intangible drilling costs.....................   $588,931   $696,748
       Excess of tax over book depreciation..........    192,065    145,894
       Leasehold costs...............................    202,542     74,503
                                                        --------   --------
                                                         983,538    917,145
     Deferred tax assets:
       Alternative minimum tax credit carryforwards..    173,242    383,818
       Deferred compensation accrual.................     14,667     19,556
       Other (net)...................................     22,429     25,633
                                                        --------   --------
                                                         210,338    429,007
                                                        --------   --------
     Net deferred tax liability......................   $773,200   $488,138
                                                        ========   ========

     The reconciliation of the income tax provision to the "expected" provision computed at the statutory federal income tax rate is as follows:

                                                          1996        1995
                                                          ----        ----
     Computed "expected" provision...................  $ 835,331   $ 261,359
     Excess statutory depletion......................   (101,828)   (126,323)
     Amortization of investment in HSOG..............     51,934      51,934
     Income from equity affiliates...................   (135,927)    (44,727)
     Other...........................................    (36,814)      5,626
                                                       ---------   ---------
     Provision for income taxes......................  $ 612,696   $ 147,869
                                                       =========   =========

     At December 31, 1996, the Company had nonexpiring alternative minimum tax credit carryforwards of approximately $185,800 available to reduce future federal income taxes, the benefits of which have been recognized in these financial statements.

     Note 5 - Benefit plans

     Effective January 1, 1994 the Company and HSOG adopted The Home-Stake Companies Profit Sharing 401(k) Plan. The plan covers substantially all the Company's employees that have completed one year of service and provides for a mandatory Company contribution equal to 3% of the employee's compensation and an additional matching Company contribution of up to 3%. Company contributions to the Plan were $22,288 and $23,048 in 1996 and 1995, respectively.

     Note 6 - Commitments and contingencies

     The Company has a non-cancelable operating lease covering its office space through December 30, 2000. This lease provides for annual rental payments of $55,908, subject to an annual expense adjustment.

     On June 13, 1996, the Company and HSOG filed suit in the United States District Court for the Eastern District of Oklahoma against Mobil Oil Corporation and Mobil Exploration & Production U.S., Inc. (collectively "Mobil"). This suit was styled The Home-Stake Royalty Corporation and The
                                     ------------------------------------------
     Home-Stake Oil & Gas Company v Mobil Oil Corporation and Mobil Exploration
     --------------------------------------------------------------------------
     & Production U.S., Inc. (Case No. CIV-96-271-S).  This action concerned
     -----------------------
     Mobil's operation of a waterflood unit in which the Company and HSOG each own a 9% working interest. The Company and HSOG sought actual damages, punitive damages and equitable relief in this matter. Mobil counterclaimed for the Company's and HSOG's shares of environmental costs which they had not paid. In late December 1996, this case was settled, with the Company and HSOG each receiving $365,000 from Mobil which was credited to the carrying value of the Company's investment in the property. In connection with Mobil's counterclaim, the Company and HSOG agreed to pay the unpaid environmental costs. In January 1997, the Company and HSOG filed claims with their pollution insurance carrier for the reimbursement of $187,800 ($93,900 each company), representing the Company's share of surface owner settlement costs paid. The Company has not received a response to this claim and has not accrued any amounts attributable to the expected insurance reimbursement. In addition, the operator is still working to reach settlements with remaining surface owners. It is currently estimated that the Company's share of such additional costs may total as much as $50,000. However, any amounts paid by the Company should be covered under the Company's pollution insurance policy.

     In addition, the Company is involved in various other legal actions arising in the normal course of business. In the opinion of management and legal counsel, the Company's liabilities, if any, in these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

     Note 7 - Shareholder rights plan

     On May 29, 1991, the Company adopted a Rights Plan and distributed to its shareholders one Right for each outstanding share of common stock. Each Right entitles the holder to purchase one-tenth of an additional share of common stock from the Company and acquire a note payable from the Company to the holder or, under certain circumstances, purchase the stock of an acquiring company. Upon the occurrence of certain specified events related to a change in control of the Company, each holder of a Right (other than a potential acquiror) will have the right to acquire, upon exercise, shares of the Company's common stock at one-half of the then current market price. The Rights expire January 1, 2000, and are exercisable only if a person or group acquires 15% or more of the Company's common stock or commences a tender offer that would result in a person or group acquiring 15% or more of the Company's common stock. The Rights are redeemable in whole, but not in part, at a price of $.01 per Right, payable in cash or stock.

    SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (unaudited)

Estimated quantities of proved oil and gas reserves

Changes in estimated proved oil and gas reserve quantities are summarized as follows:

                                                                         1996                     1995
                                                                  ------------------       ------------------
                                                                   Oil          Gas         Oil          Gas
                                                                  (Bbls)       (Mcf)       (Bbls)       (Mcf)
                                                                  ------       -----       ------       -----
Proved developed and undeveloped:

   Beginning of year.......................................     2,757,425    9,956,399   1,934,411    8,339,949

   Revisions of previous estimates.........................      (184,463)    (525,793)    311,570      836,354

   Purchases of reserves in-place..........................        15,891      479,378     718,549    1,792,883

   Extensions, discoveries and other additions.............        99,368      516,241      60,347      332,272

   Sales of reserves in-place..............................       (15,985)    (332,266)    (37,726)     (30,734)

   Production..............................................      (239,525)  (1,258,030)   (229,726)  (1,314,325)
                                                                ---------   ----------   ---------   ----------
   End of year.............................................     2,432,711    8,835,929   2,757,425    9,956,399
                                                                =========   ==========   =========   ==========
Proved developed producing:

  Beginning of year........................................     2,686,118    8,453,229   1,837,911    7,837,446
                                                                =========   ==========   =========   ==========
  End of year..............................................     2,380,522    7,369,964   2,686,118    8,453,229
                                                                =========   ==========   =========   ==========

The Company's share of net proved oil and gas reserves of investees accounted for on the equity method (see Note 2 to the Consolidated Financial Statements) at December 31, 1996, was 808,161 barrels of oil and 2,881,865 Mcf of gas, and at December 31, 1995 was 865,832 barrels of oil and 3,083,948 Mcf of gas.

The estimates of oil and gas reserves were prepared by Company employees and do not include proved undeveloped reserves attributable to either royalty interests (information is not available) or outside operated working interests (quantities are not considered significant to total Company proved reserves). Furthermore, these estimates do not include reserves whose estimates or recoverability are less precise, commonly referred to as "probable" or "possible" reserves. The Company has no reserves outside the continental United States.

Standardized measure of discounted future net cash flows

In accordance with the requirements of Statement of Financial Accounting Standards No. 69 ("SFAS No. 69") presented below are projections of future net oil and gas cash flows (sales less production taxes, operating expenses, certain development costs and estimated income taxes) and related present values of proved oil and gas reserves. As required by SFAS No. 69, these projections are based on end of period prices and costs, held constant for all future periods. Present values of the future net oil and gas cash flows were calculated using a 10% discount factor as required. While this information was developed with reasonable care and disclosed in good faith, it is emphasized that some of the data are necessarily imprecise and represent only approximate amounts because of the subjective judgments involved in developing such information. Accordingly, this information may not represent the present financial condition of the Company or its expected future results. This information does not include any amounts applicable to "probable" or "possible" reserves which may become proved in the future.

   SUPPLEMENTARY INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (unaudited)

Although these disclosures have been prepared in accordance with SFAS No. 69, this information does not purport to present the fair market value of the Company's oil and gas properties or a fair estimate of the present value of future cash flows expected to be obtained from their production. The reserve estimates, while carefully made, may be significantly revised based on future events. In addition, estimates of the timing of production, actual prices realized and related production costs and taxes may also vary significantly from those used in these calculations.

                                                       1996           1995
                                                   -------------  -------------
Future net cash flows:

  Oil and gas sales..............................  $ 78,855,048   $ 58,721,117

  Lease operating expenses.......................   (23,802,053)   (21,566,821)

  Production taxes...............................    (6,147,291)    (4,502,273)

  Development costs..............................      (474,842)      (658,575)

  Income taxes...................................   (12,305,138)    (7,716,682)
                                                   ------------   ------------
                                                     36,125,724     24,276,766

      Less discount to present value at 10% rate.   (15,133,629)   (10,063,051)
                                                   ------------   ------------
Standardized measure of discounted future net
 cash flows......................................  $ 20,992,095   $ 14,213,715
                                                   ============   ============

The Company's share of the standardized measure of discounted future net cash flows of investees accounted for on the equity method at December 31, 1996 and 1995 is $6,819,163 and $4,373,964, respectively.

The following information summarizes the principal changes in the standardized measure of discounted future net cash flows.


                                                         1996          1995
                                                     ------------  ------------
Beginning of year..................................  $14,213,715   $11,806,618

Sales of oil and gas, net of production costs......   (4,288,183)   (3,493,335)

Net changes in prices and production costs.........   10,716,647    (1,824,540)

Extensions and discoveries.........................    1,303,483       474,414

Purchases of reserves-in-place.....................      573,138     4,592,387

Sales of reserves-in-place.........................     (438,724)     (210,156)

Revisions of previous quantity estimates...........   (2,022,227)    2,020,087

Net change in income taxes.........................   (2,169,336)     (138,730)

Other (net)........................................    1,682,210      (193,692)

Accretion of discount..............................    1,421,372     1,180,662
                                                     -----------   -----------

End of year........................................  $20,992,095   $14,213,715
                                                     ===========   ===========

   SUPPLEMENTARY INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (unaudited)

Costs incurred

Costs incurred in oil and gas producing activities include:


                                                         1996          1995
                                                         ----          ----
Proved property acquisition costs..................  $   327,008   $ 3,188,569

Unproved property acquisition costs................      137,518       181,377

Exploration costs..................................      400,468       131,301

Development costs..................................       87,181       237,725
                                                     -----------   -----------

                                                     $   952,175   $ 3,738,972
                                                     ===========   ===========

The Company's share of costs incurred in oil and gas producing activities of investees accounted for on the equity method in 1996 and 1996 was $236,588 and $1,170,096, respectively.

                                                                      APPENDIX A

AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement"), dated as of the 14th day of August, 1997, is by and between THE HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation ("HSOG"), and THE HOME-STAKE ROYALTY CORPORATION, an Oklahoma corporation ("HSRC").

     WHEREAS, the Boards of Directors of HSRC and HSOG have approved the merger of HSRC with and into HSOG (the "Merger") in accordance with the Oklahoma General Corporation Act (the "Act") and the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1.   Constituent Corporations and Surviving Corporation.  HSRC and HSOG
          --------------------------------------------------
shall be the constituent corporations to the Merger (the "Constituent Corporations"). At the Effective Time (as hereinafter defined) and pursuant to the provisions of Section 1081 of the Act, HSRC shall be merged with and into HSOG. HSOG shall be the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the separate existence and corporate organization of HSRC, except insofar as it may be continued by statute, shall cease and HSOG shall continue as the Surviving Corporation which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, properties and assets of the Constituent Corporations and shall be subject to and liable for all the debts, liabilities and duties of each of the Constituent Corporations. The corporate name of HSOG and its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.

     2.   Effective Time.  The date and time when the Merger shall become
          --------------
effective (the "Effective Time") shall be 5:00 o'clock p.m., Central Standard Time, on December 31, 1997.

     3.   Certificate of Incorporation; Bylaws.  At the Effective Time, the
          ------------------------------------
Certificate of Incorporation of HSOG shall be amended as set forth in the Certificate of Merger attached hereto as Exhibit A and made a part hereof (the "Certificate of Merger") and such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of HSOG shall be the Bylaws of the Surviving Corporation.

     4.   Conversion of Shares.  Each share of common stock, par value $40.00
          --------------------
per share, of HSRC which shall be outstanding immediately prior to the Effective Time ("HSRC Common Stock") shall, at the Effective Time, be converted into 48.66 shares of common stock, par value $0.01 per share, of HSOG ("New HSOG Common Stock"). Each share of common stock, par value $20.00 per share, of HSOG which shall be outstanding immediately prior to the Effective Time ("Old HSOG Common Stock") shall, at the Effective Time, be converted into 30 shares of New HSOG Common Stock. Notwithstanding the foregoing, no fractional share of New HSOG Common Stock shall be issued, but in lieu thereof, each person otherwise entitled to such a fractional share shall receive a single share of New HSOG Common Stock. After the Effective Time, each outstanding certificate which theretofore represented shares of HSRC Common Stock or Old HSOG Common Stock shall thereafter represent, and, upon surrender thereof, be exchanged by the Surviving Corporation for a certificate representing the number of whole shares of New HSOG Common Stock into which the shares of HSRC Common Stock or Old HSOG Common Stock have been converted. Each share of Old HSOG Common Stock that shall at the Effective Time be held by HSRC or in the treasury of HSOG shall by virtue of the Merger and without further action be deemed cancelled. Each share of HSRC Common Stock that shall at the Effective Time be held by HSOG or in the treasury of HSRC shall by virtue of the Merger and without further action be deemed cancelled.

     5.   Directors and Officers.  The directors of the Surviving Corporation
          ----------------------
from and after the Effective Time shall be:  Class I (1998 term expiration)--L.
W. Allegood and Larry F. Grindstaff; Class II (1999 term expiration)--Chris K. Corcoran, Ronald O. Gutman and I. Wistar Morris, III; and Class III (2000 term expiration)--Joseph J. McCain, Jr. and Robert C. Simpson. The officers of the Surviving Corporation from and after the Effective Time shall be the officers of HSOG. Such directors and officers shall hold their positions as such in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     6.   Stated Capital.  The amount of the stated capital of the Surviving
          --------------
Corporation shall be the aggregate par value of the shares of New HSOG Common Stock issued and outstanding immediately after the Effective Time and giving effect to the conversion of shares of HSRC Common Stock and Old HSOG Common Stock pursuant to Section 4 hereof.

     7.   Representations and Warranties of HSOG.  HSOG represents and warrants
          --------------------------------------
to HSRC that:

          (a) HSOG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. HSOG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on HSOG.

          (b) The execution, delivery and performance by HSOG of this Agreement and the consummation by HSOG of the transactions contemplated hereby are within the corporate powers of HSOG and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of Old HSOG Common Stock entitled to vote thereon is the only vote of any class or series of HSOG capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of HSOG, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     8.   Representations and Warranties of HSRC.  HSRC represents and warrants
          --------------------------------------
to HSOG that:

          (a) HSRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. HSRC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on HSRC.

          (b) The execution, delivery and performance by HSRC of this Agreement and the consummation by HSRC of the transactions contemplated hereby are within the corporate powers of HSRC and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of HSRC Common Stock entitled to vote thereon is the only vote of any class or series of HSRC capital stock necessary to approve this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of HSRC, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

     9.   Conditions to the Merger.  The obligations of HSOG and HSRC to
          ------------------------
consummate the Merger are subject to the approval and adoption of this Agreement by the holders of 66 2/3 percent of the outstanding shares of each of Old HSOG Common Stock and HSRC Common Stock in accordance with the Act and the satisfaction (or waiver by both parties) of the following additional conditions:

          (a) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger.

          (b) All actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been obtained, but excluding any consent, approval, clearance or confirmation the failure to obtain which could not reasonably be expected to have a material adverse effect on the Surviving Corporation after the Effective Time.

          (c) HSOG and HSRC shall have obtained an opinion of Conner & Winters, A Professional Corporation, to the effect that (1) the Merger will qualify as a "reorganization" under Section 368(a) of the Code and the regulations thereunder, (2) each of HSOG and HSRC will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, (3) no gain or loss will be recognized by HSOG or HSRC as a result of the Merger, and (4) no gain or loss will be recognized by a stockholder of HSRC as a result of the Merger with respect to the shares of HSRC Common Stock converted solely into shares of New HSOG Common Stock.

          (d) HSOG and HSRC shall have received from Principal Financial Securities, Inc. a written opinion addressed to the Boards of Directors or Special Committees of the Boards of Directors of HSOG and HSRC, for inclusion in HSOG's and HSRC's proxy statements in connection with the Merger, that the Merger is fair, from a financial point of view, to the stockholders of HSOG and HSRC, and such opinion shall not have been withdrawn.

The obligation of HSOG to consummate the Merger is further subject to the condition (unless waived by HSOG) that holders of not more than twelve percent of either Old HSOG Common Stock or HSRC Common Stock shall have exercised their right to appraisal pursuant to Section 1091 of the Act.

     10.  Filing of Certificate of Merger.  The Certificate of Merger shall be
          -------------------------------
filed with the Secretary of State of the State of Oklahoma on December 31, 1997; provided, however, that prior to such filing, each of the conditions to the
--------  -------
Merger set forth in Section 9 hereof must have been satisfied or, to the extent permitted by said Section 9, waived.

     11.  Amendment and Termination.  Notwithstanding approval and adoption of
          -------------------------
this Agreement by the shareholders of either or both of the Constituent Corporations and at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Oklahoma, this Agreement may be (i) amended by the Boards of Directors of the Constituent Corporations to the extent permitted by the Act or (ii) terminated and abandoned by the Board of Directors of either of the Constituent Corporations. Further, this Agreement shall terminate at the Effective Time in the event each of the conditions to the Merger set forth in Section 9 hereof are not satisfied or, to the extent permitted by said Section 9, waived, prior to the Effective Time. In the event of any termination of this Agreement in accordance with this Section 11, no party hereto shall have further duty, obligation or liability under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                    THE HOME-STAKE OIL & GAS

ATTEST:                                      COMPANY

/s/ Chris K. Corcoran                        By:/s/ Robert C. Simpson
--------------------------------                --------------------------------
Chris K. Corcoran                               Robert C. Simpson
Secretary                                       President

[SEAL]


                                             THE HOME-STAKE ROYALTY
ATTEST:                                       CORPORATION


/s/ Chris K. Corcoran                        By:/s/ Robert C. Simpson
--------------------------------                --------------------------------
Chris K. Corcoran                               Robert C. Simpson
Secretary                                       President

[SEAL]

                                                                    APPENDIX B

                                August 14, 1997



Special Committee of the
  Board of Directors
Attn.: Mr. Ronald O. Gutman, Chairman
The Home-Stake Royalty Corporation
15 East 5th Street, Suite 2800
Tulsa, OK 74103

Dear Special Committee:

   Principal Financial Securities, Inc. ("PFS") understands that The Home-Stake Royalty Corporation ("HSRC" or the "Company"), will enter into a transaction ("Transaction") pursuant to an Agreement of Merger, dated August 14, 1997 (the "Merger Agreement"), whereby all issued and outstanding shares of the Company's Common Stock (including all options and warrants to purchase Common Stock) shall be cancelled and extinguished and each share shall be converted into the right to receive 48.66 shares of The Home-Stake Oil & Gas Company ("HSOG", and together with HSRC, the "Companies") common stock (the "Proposed Consideration") after taking into account a 30-for-1 split of HSOG common stock. You have asked us to advise you as to the fairness to the holders of the Company's Common Stock other than directors, officers, employees or holders of 15 percent (15%) or more of the Common Stock of the Company (the "Disinterested Shareholders") of the Proposed Consideration.

   In arriving at our opinion we have:

   1.  Reviewed the Merger Agreement;

   2. Reviewed HSOG's and HSRC's Forms 10-KSB for the fiscal year ended December 31, 1996 and financial results for the six month period ending June 30, 1997;

   3. Reviewed certain internally prepared reserve information provided by the Companies relating to the producing properties of the Companies and audited by Lee Keeling and Associates, Inc.;

   4. Reviewed certain other assets of the Companies including non-producing mineral interests and a valuation of such assets by an outside certified petroleum geologist;

   5. Reviewed the Companies' projected financial and operating results including capitalization ratios, earnings, cash flow, book value and production;

The Home-Stake Royalty Corporation
August 14, 1997
Page 2



   6. Reviewed the financial terms, to the extent publicly available, of certain comparable reserve acquisition transactions;

   7. Discussed with management of the Companies the operations of and business prospects for the Companies; and

   8.  Performed other analyses as are customary in our industry.

   As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. In the ordinary course of business, Principal Financial Securities, Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Companies.

   In connection with our review, we have not independently verified any of the information concerning the Companies and have relied on its being complete and accurate in all material respects. We have assumed that the pro forma financial and reserve information reviewed by us has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Companies' management as to the future performance reflected therein. In addition, we have not made an independent evaluation or appraisal of the assets of the Companies, nor have we been furnished with any such independent evaluations or appraisals (other than an appraisal report of non-producing minerals prepared by an outside certified petroleum geologist on behalf of the Companies).

   Our opinion is necessarily based solely upon the information set forth herein as reviewed by us and circumstances existing as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used both in preparing this opinion and in the documents reviewed by us.

   We are not opining, and were not requested by you to opine, as to the fairness of any aspect of the Transaction other than the Proposed Consideration to the disinterested stockholders of the Company. We have assumed that the Merger Agreement and all other aspects of the proposed Transaction will be, in all respects, in compliance with all laws and regulations that are applicable to HSRC, or the proposed Transaction (and we have relied as to all legal matters relating thereto on counsel to HSRC). We are not expressing any opinion as to what the value of HSOG or HSRC Common Stock will be at the time of the Merger or the prices at which the HSOG Common Stock will trade during the period following announcement of the Merger or subsequent to the consummation of the Merger. Further, our opinion does not address HSRC's or HSOG's underlying business decisions effect on the Merger.

   This letter shall be for the use of the Special Committee of the Board of Directors of the Company in considering the Transaction. The Company may not publish or refer to this letter

The Home-Stake Royalty Corporation
August 14, 1997
Page 3



(either in its entirety or through excerpt or summaries) or disclose the existence of our engagement hereunder or describe or characterize the advice provided by us without the prior approval of PFS, which approval shall not be unreasonably withheld. It is expressly understood that this letter may be included in certain regulatory filings, including any proxy statement to be mailed to the stockholders of the Company in connection with the Transaction, or as otherwise required by law, rule or regulation of any governmental authority and that such approval hereby is provided subject to PFS's prior review of disclosures relating to PFS's engagement and the letter.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, on the date hereof, the Proposed Consideration is fair to the Disinterested Shareholders of the Company.


Very truly yours,



/s/ PRINCIPAL FINANCIAL SECURITIES, INC.

                                August 14, 1997



Special Committee of the
  Board of Directors
Attn.: Mr. Robert C. Simpson, Chairman
The Home-Stake Oil & Gas Company
15 East 5th Street, Suite 2800
Tulsa, OK 74103

Dear Special Committee:

   Principal Financial Securities, Inc. ("PFS") understands that The Home-Stake Oil & Gas Company ("HSOG" or the "Company"), will enter into a transaction ("Transaction") pursuant to an Agreement of Merger, dated August 14, 1997 (the "Merger Agreement"), whereby all issued and outstanding shares of common stock (including all options and warrants to purchase common stock) of The Home-Stake Royalty Corporation ("HSRC", and together with HSOG, "the Companies") shall be cancelled and extinguished and each share shall be converted into the right to receive 48.66 shares of HSOG Common Stock (the "Proposed Consideration") after taking into account a 30-for-1 split of HSOG Common Stock. You have asked us to advise you as to the fairness to the holders of the Company's Common Stock other than directors, officers, employees or holders of 15 percent (15%) or more of the Common Stock of the Company (the "Disinterested Shareholders") of the Proposed Consideration.

   In arriving at our opinion we have:

   1.  Reviewed the Merger Agreement;

   2. Reviewed HSRC's and HSOG's Forms 10-KSB for the fiscal year ended December 31, 1996 and financial results for the six month period ending June 30, 1997;

   3. Reviewed certain internally prepared reserve information provided by the Companies relating to the producing properties of the Companies and audited by Lee Keeling and Associates, Inc.;

   4. Reviewed certain other assets of the Companies including non-producing mineral interests and a valuation of such assets by an outside certified petroleum geologist;

   5. Reviewed the Companies' projected financial and operating results including capitalization ratios, earnings, cash flow, book value and production;

The Home-Stake Oil & Gas Company
August 14, 1997
Page 2




   6. Reviewed the financial terms, to the extent publicly available, of certain comparable reserve acquisition transactions;

   7. Discussed with management of the Companies the operations of and business prospects for the Companies; and

   8.  Performed other analyses as are customary in our industry.

   As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. In the ordinary course of business, Principal Financial Securities, Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Companies.

   In connection with our review, we have not independently verified any of the information concerning the Companies and have relied on its being complete and accurate in all material respects. We have assumed that the pro forma financial and reserve information reviewed by us has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Companies' management as to the future performance reflected therein. In addition, we have not made an independent evaluation or appraisal of the assets of the Companies, nor have we been furnished with any such independent evaluations or appraisals (other than an appraisal report of non-producing minerals prepared by an outside certified petroleum geologist on behalf of the Companies).

   Our opinion is necessarily based solely upon the information set forth herein as reviewed by us and circumstances existing as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used both in preparing this opinion and in the documents reviewed by us.

   We are not opining, and were not requested by you to opine, as to the fairness of any aspect of the Transaction other than the Proposed Consideration to the disinterested stockholders of the Company. We have assumed that the Merger Agreement and all other aspects of the proposed Transaction will be, in all respects, in compliance with all laws and regulations that are applicable to HSOG, or the proposed Transaction (and we have relied as to all legal matters relating thereto on counsel to HSOG). We are not expressing any opinion as to what the value of HSOG or HSRC Common Stock will be at the time of the Merger or the prices at which the HSOG Common Stock will trade during the period following announcement of the Merger or subsequent to the consummation of the Merger. Further, our opinion does not address HSRC's or HSOG's underlying business decisions effect on the Merger.

   This letter shall be for the use of the Special Committee of the Board of Directors of the Company in considering the Transaction. The Company may not publish or refer to this letter

The Home-Stake Oil & Gas Company
August 14, 1997
Page 3




(either in its entirety or through excerpt or summaries) or disclose the existence of our engagement hereunder or describe or characterize the advice provided by us without the prior approval of PFS, which approval shall not be unreasonably withheld. It is expressly understood that this letter may be included in certain regulatory filings, including any proxy statement to be mailed to the stockholders of the Company in connection with the Transaction, or as otherwise required by law, rule or regulation of any governmental authority and that such approval hereby is provided subject to PFS's prior review of disclosures relating to PFS's engagement and the letter.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, on the date hereof, the Proposed Consideration is fair to the Disinterested Shareholders of the Company.


Very truly yours,



/s/ PRINCIPAL FINANCIAL SECURITIES, INC.

                                                                      APPENDIX C


(S) 1091.  Appraisal rights

                               APPRAISAL RIGHTS

     A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of his shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

     B. 1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Sections 1081, 1082, 1086, 1087, or 1091.1 of this title or Section 12 of this act./1/


          2. a. No appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

                  (1)  listed on a national securities exchange; or

                  (2)  held of record by more than two thousand shareholders.

              b. In addition, no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

          3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086 or 1087 of this title to accept for such stock anything except:

              a. shares of stock of the corporation surviving or resulting from such merger or consolidation; or

              b. shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than two thousand shareholders; or

              c. cash in lieu of fractional shares of the corporations described in subparagraphs a and b of this paragraph; or

              d. any combination of the shares of stock and cash in lieu of the fractional shares described in subparagraphs a, b and c of this paragraph.

          4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

     C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

     D.   Appraisal rights shall be perfected as follows:

          1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to such appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

          2. If the merger or consolidation was approved pursuant to the provisions of Section 1073 or 1083 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the shareholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the shareholder at the address of the shareholder as it appears on the records of the corporation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the shares of the shareholder. Such demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the shares of the shareholder.

     E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders. Provided, however, at any time within sixty (60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty
(120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

     F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after such service, shall file in the office of the court clerk of the district court in which the petition was filed a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.
If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

     G. At the hearing on such petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the court may dismiss the proceedings as to such shareholder.

     H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if such is required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

     I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be so made to each such shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

     J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     K. From and after the effective date of the merger or consolidation, no shareholder who has demanded the appraisal rights of the shareholder as provided for in subsection D of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if such shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of such shareholder to an appraisal shall cease. Provided, however, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

     L. The shares of the surviving or resulting corporation into which the shares of such objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation

/1/  Section 1090.2 of this title.

                                                                      APPENDIX D


                             CERTIFICATE OF MERGER

                                    MERGING
                       THE HOME-STAKE ROYALTY CORPORATION
                                 WITH AND INTO
                        THE HOME-STAKE OIL & GAS COMPANY


TO THE SECRETARY OF STATE
OF THE STATE OF OKLAHOMA:


     The Home-Stake Oil & Gas Company, an Oklahoma corporation, hereby certifies:

     1. The name and state of incorporation of each of the constituent corporations are:

         Name of Corporation                   State of Incorporation
         -------------------                   ----------------------
         The Home-Stake Royalty Corporation           Oklahoma
         The Home-Stake Oil & Gas Company             Oklahoma

     2. That certain Agreement of Merger, dated August 14, 1997, by and between the constituent corporations (referred to herein as the "Agreement of Merger"), is an agreement of merger as contemplated by Section 1081 of the Oklahoma General Corporation Act, and it has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1081 of the Oklahoma General Corporation Act.

     3. The name of the surviving corporation is: The Home-Stake Oil & Gas Company.

     4. The executed Agreement of Merger is on file at the principal place of business of The Home-Stake Oil & Gas Company at the following address:

                          15 East 5th Street, Suite 2800
                          Tulsa, Oklahoma  74103

     5. A copy of the Agreement of Merger will be furnished by The Home-Stake Oil & Gas Company, on request and without cost, to any shareholder of any constituent corporation.

     6. This Certificate of Merger shall become effective at 5:00 o'clock p.m., Central Standard Time, on December 31, 1997.

     7. The certificate of incorporation of the surviving corporation, as heretofore amended and restated (the "Certificate of Incorporation"), shall be amended as follows:

          Article Five of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                                 ARTICLE FIVE
                                 ------------

          The aggregate number of shares of all classes which the Corporation has authority to issue is 14,000,000, of which 12,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 2,000,000 shares shall be Preferred Stock, with a par value of $1.00 per share.

          The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of stock are as follows:

                                Preferred Stock
                                ---------------

               The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in a Certificate of Designations filed as required by law from time to time prior to the issuance of any shares of such series.

               The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a Certificate of Designations to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

               (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 2,000,000);

               (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

               (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

               (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

               (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

          The shares of Preferred Stock of any one series shall be identical with each other in all respects as to the dates from and after which dividends thereon shall cumulate, if cumulative.

                                  Common Stock
                                  ------------

               Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article Five, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges herein, including, but not limited to, the following rights and privileges:

               (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

               (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

               (c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

               Each share of the Corporation's Common Stock, par value $20 per share ("Old Common Stock"), issued and outstanding or held in the treasury of the Corporation immediately prior to 5:00 o'clock p.m., Central Daylight Savings Time, on December 31, 1997 (the "Effective Time"), shall, at the Effective Time, be changed into and reclassified as 30 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, and at the Effective Time, each holder of record of Old Common Stock shall, without further action, be and become the holder of 30 shares of Common Stock for each share of Old Common Stock held of record immediately prior thereto. From and after the Effective Time, each outstanding certificate which theretofore represented shares of Old Common Stock shall thereafter represent, and, upon surrender thereof, be exchanged by the Corporation for a certificate representing, 30 shares of Common Stock for each share of Old Common Stock held of record immediately prior to the Effective Time.

          Article Six of the Certificate of Incorporation is hereby amended to read in its entirety as follows:


                                  ARTICLE SIX
                                  -----------

          The amount of stated capital which the Corporation shall have is $2,120,000.

     IN WITNESS WHEREOF, The Home-Stake Oil & Gas Company has caused this Certificate of Merger to be executed by its President and attested by its Secretary this _____ day of December, 1997.

                                        THE HOME-STAKE OIL & GAS COMPANY
ATTEST:

                                        By:
---------------------------------          ------------------------------------
Chris K. Corcoran                               Robert C. Simpson
Secretary                                       President

[SEAL]



STATE OF OKLAHOMA   )
                    ) ss.
COUNTY OF TULSA     )

     This instrument was acknowledged before me this _____ day of December, 1997, by Robert C. Simpson, as President of The Home-Stake Oil & Gas Company.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

--------------------------
[SEAL]

                                                                      APPENDIX E



            PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                      OF THE HOME-STAKE OIL & GAS COMPANY

                            Proposed Amendment No. 1
                            ------------------------

         Existing Provisions                      Proposed Amendment
         -------------------                      ------------------

ARTICLE THREE:
-------------

"The term for which this Corporation    ARTICLE THREE will be amended to
is to exist is fifty (50) years,        read:  "The Corporation shall have
from the 12th day of March, 1957 to     perpetual existence."
the 12th day of March, 2007."

                           Proposed Amendment No. 2
                           ------------------------

ARTICLE FOUR:
------------

"The purposes for which this            ARTICLE FOUR will be deleted and
 Corporation is formed are:             replaced with the following:  "The
                                        purpose of the Corporation is to
Buy, sell, barter, or exchange, oil     engage in any lawful act or activity
and gas lands or leases; to prospect    for which corporations may be
for, produce, refine, buy, sell, or     organized under the Oklahoma General
exchange, oil or gas; to build,         Corporation Act."
equip, maintain and operate, oil or
gas pipe lines; to build, equip,
maintain and operate, oil
refineries; to refine crude oil and
market the products thereof; to
build, equip and maintain storage
tanks, buildings, machinery, and any
other things necessary or proper for
the conduct or operation of an oil
and gas mining, and producing
business; to buy, sell, own, and use
any and all lands which may be
necessary or useful for the purposes
of conducting an oil and gas mining
and producing and refining business;
including the right to produce and
sell gas under franchise to
incorporated cities and towns; to do
any and all things necessary,
needful or incident to the oil and
gas mining, and operating business;

To mine for, produce, sell, buy or
exchange, coal and other minerals,
of any character, including the
right to build any buildings, and
equip, maintain and operate, any and
all things necessary or useful in
the mining, or production of any
minerals.  To do and perform any and
all things needful or useful in the
conduct of the business of
operating, producing and selling any
and all minerals."

                           Proposed Amendment No. 3
                           ------------------------

ARTICLE EIGHT:
-------------

"The Board of Directors of the          ARTICLE EIGHT will be deleted and
Corporation shall consist of seven      replaced with the following:  "The
(7) Directors, each Director shall      business of the Corporation shall

     Existing Provisions                         Proposed Amendment
     -------------------                         ------------------

hold office for a term of three         be managed under the direction of a
years from the date of election."       Board of Directors. The number of
                                        directors constituting the entire Board
                                        of Directors shall be not less than
                                        three (3) directors, nor more than
                                        fifteen (15) directors, the exact number within such limits to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, provided however, that the number of directors shall not be reduced so as to shorten the term of any director at that time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be seven
                                        (7) until otherwise fixed by a majority
                                        of the entire Board of Directors."

                           Proposed Amendment No. 4
                           ------------------------

ARTICLE NINE:
------------

"Any merger, consolidation, sale of a   ARTICLE NINE will be deleted.
substantial portion of the
Corporation's assets, dissolution of
the Corporation or any other
reorganization or business
combination of the Corporation, or
any amendment of Article Eight of
this Restated Certificate of
Incorporation, shall not be
effective until approved by the
affirmative vote or written consent
of the holders of at least sixty-six
and two-thirds percent (66 2/3%) of
the Corporation's stock entitled to
vote thereon.  Any subsequent
amendment of the Restated
Certificate of Incorporation to
modify the foregoing voting
requirement shall itself require the
affirmative vote or written consent
of the holders of at least sixty-six
and two-thirds percent (66 2/3%) of
the Corporation's stock entitled to
vote thereon before such amendment
shall be effective."

                           Proposed Amendment No. 5
                           ------------------------

Not applicable.                         A new Article, ARTICLE NINE, will be
                                        added as follows:  "To the fullest
                                        extent permitted by the Oklahoma
                                        General Corporation Act as the same
                                        exists on the date hereof or may
                                        hereafter be amended, a director of
                                        the Corporation shall not be liable
                                        to the Corporation or its shareholders
                                        for monetary damages for breach of
                                        fiduciary duty as a director.  No
                                        amendment to or repeal of this
                                        Article shall apply to or have any
                                        effect on the liability or alleged
                                        liability of any director of the
                                        Corporation for or with respect to
                                        any acts or omissions of such
                                        director occurring prior to such
                                        amendment or repeal."

     Existing Provisions                         Proposed Amendment
     -------------------                         ------------------

                           Proposed Amendment No. 6
                           ------------------------

Not applicable.                         A new Article, ARTICLE TWELVE, will
                                        be added as follows:  "In furtherance
                                        and not in limitation of the powers
                                        conferred by statute, the Board of
                                        Directors of the Corporation is
                                        expressly authorized to adopt, amend
                                        or repeal the Bylaws of the
                                        Corporation."

                           Proposed Amendment No. 7
                           ------------------------

Not applicable.                         A new Article, ARTICLE THIRTEEN, will be
                                        added as follows: "The Corporation may,
                                        as determined by the Board of Directors
                                        of the Corporation, indemnify and
                                        advance expenses to a director, officer, employee or agent to the maximum extent permitted by and in accordance with
                                        Section 1031 of the Oklahoma General
                                        Corporation Act as the same exists on
                                        the date hereof or may hereafter be
                                        amended."

                           Proposed Amendment No. 8
                           ------------------------

Not applicable.                         A new Article, ARTICLE FOURTEEN, will
                                        be added as follows:  "All rights,
                                        privileges, immunities, restrictions,
                                        penalties, duties, obligations and
                                        liabilities of the Corporation and of
                                        the shareholders of the Corporation
                                        shall be governed solely by the
                                        Oklahoma General Corporation Act as
                                        the same exists on the date hereof or
                                        may hereafter be amended."

                                                                      APPENDIX F
                        THE HOME-STAKE OIL & GAS COMPANY
                           1997 INCENTIVE STOCK PLAN


1.   Preamble.
     --------

     The Home-Stake Oil & Gas Company, an Oklahoma corporation ("HSOG"), hereby establishes The Home-Stake Oil & Gas Company 1997 Incentive Stock Plan (the "Plan") as a means whereby HSOG may, through awards of stock options and restricted stock:

           (a) provide Officers, Directors and key employees who have substantial responsibilities for the direction and management of HSOG and its Subsidiaries, as well as consultants to HSOG, with additional incentive to promote the success of the businesses of HSOG and its Subsidiaries;

           (b)   enable such employees to acquire equity interests in HSOG; and

           (c) enable HSOG to attract and retain the services of key employees upon whose judgment and effort the successful conduct of its operations is largely dependent.

     Except as specifically provided herein, the provisions of the Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock or stock option plan of HSOG or any Subsidiary, and all such options, stock appreciation rights or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.   Definitions.
     -----------

     2.01  "Administrator" shall mean that person designated by the Board from
            -------------
     time to time to administrator the Awards made under the Plan, which designation shall be communicated to the Participants in writing.

     2.02  "Award" shall mean a grant of an Option or the award of Restricted
            -----
     Stock under the Plan.

     2.03  "Award Agreement"  shall mean an agreement between HSOG and a
            ----- ---------
     Participant which evidences the grant of an Option and/or the award of Restricted Stock to a Participant and sets forth the terms and conditions of such Option and/or Restricted Stock.

     2.04  "Board" or "Board of Directors" means the board of directors of HSOG.
            -----      ----- -- ---------


     2.05  "Change in Control" means the occurrence of any one of the following
            ------ -- -------
     events:

           (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(7) of the Exchange Act, except the Participant, his affiliates and associates, HSOG, or any corporation, partnership, trust or other entity controlled by HSOG (a "Subsidiary"), or any employee benefit plan of HSOG or of any Subsidiary (each such individual, entity or group shall hereinafter be referred to as a "Person"))becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of HSOG (the "Outstanding Company Common Stock" or (ii) the combined voting power of the then outstanding voting securities of HSOG entitled to vote generally in the election of directors (the Company Voting Securities), in either case; or

           (b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by HSOG's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of HSOG (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

           (c) Consummation by HSOG of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Company Common Stock and Company voting securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

           (d) (i) Consummation of a complete liquidation or dissolution of HSOG or (ii) sale or other disposition of all or substantially all of the assets of HSOG other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.06  "Code" means the Internal Revenue Code of 1986, as it exists now and
            ----
     as it may be amended from time to time.

     2.07  "Common Stock" means the common stock of HSOG, $.01 par value per
            ------ -----
     share.

     2.08  "Company" means The Home-Stake Oil & Gas Company, an Oklahoma
            -------
     corporation, and any successor thereto.

     2.09  "Director(s)" means a member or members of the Board.
            --------

     2.10  "Disability" means being unable to engage in any substantial gainful
            ----------
     activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.11  "Exchange Act" means the Securities Exchange Act of 1934, as it
            -------- ---
     exists now or from time to time may hereafter be amended.

     2.12  "Fair Market Value" means for the relevant day:
            ---- ------ -----

           (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

           (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Market System of the National Association of Securities Dealers Automated Quotation

     System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

           (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board in its discretion based upon the best available date.

     2.13  "Incentive Stock Option" or "ISO" means an Option that complies with
            --------- ----- ------      ---
     the terms and conditions set forth in Section 422 of the Code and is designated as an ISO at the time of its grant.

     2.14  "Officer" means a corporate officer of HSOG or any Subsidiary or
            -------
     affiliate of HSOG.

     2.15  "Option" means the right of a Participant to purchase a specified
            ------
     number of shares of Common Stock, subject to the terms and conditions of the Plan.

     2.16  "Option Date" means the date upon which an Option is granted, or
            ------ ----
     Restricted Stock is awarded, to a Participant under the Plan.

     2.17  "Option Price" means the price per share at which an Option may be
            ------ -----
     exercised.

     2.18  "Participant" means an individual, or to the extent permitted as
            -----------
     contemplated at Section 5 hereof, the account of an individual, to whom an Option or Restricted Stock has been granted under the Plan.

     2.19  "Plan" means The Home-Stake Oil & Gas Company 1997 Incentive Stock
            ----
     Plan herein and as from time to time amended.

     2.20  "Restricted Stock" means Common Stock awarded to a Participant
            ---------- -----
     pursuant to the Plan and subject to the restrictions contained or authorized in Section 7 hereof.

     2.21  "Securities Act" means the Securities Act of 1933, as it exists now
            ---------- ---
     or from time to time may hereinafter be amended.

     2.22  "Stock Split" means the 30-for-1 split of the issued and outstanding
            ----- -----
     shares of Common Stock to be effected pursuant to amendments to HSOG's Certificate of Incorporation in connection with the proposed merger of The Home-Stake Royalty Corporation into HSOG, which amendments also provide for an increase in the number of HSOG's authorized shares of Common Stock.
     Such merger has been approved by the Board of Directors on the same date as this Plan, and such Stock Split and increase in authorized shares will become effective upon the effective date of such merger.

     2.23  "Subsidiary" means any corporation or other entity of which the
            ----------
     majority voting power or equity interest is owned directly or indirectly by HSOG.

     2.24  "Termination of Employment" means:
            ----------- -- ----------

           (a) with respect to an employee, when the employee's employment relationship with HSOG and all of its Subsidiaries is terminated, regardless of any severance arrangements. A transfer from HSOG to a Subsidiary or affiliate of HSOG or a Subsidiary, or vice versa is not a
                                                         ---- -----
     termination of employment for purposes of the Plan;

           (b) with respect to a consultant, when the consultant's consulting relationship with HSOG is terminated either due to the termination of any consulting agreement, or otherwise, regardless of the fact that no employment relationship exists; or

           (c) with respect to an Officer or Director, when such individual is no longer serving as an Officer or Director of HSOG, as a consultant to or employee of HSOG and any of its Subsidiaries.

     2.25  Rules of Construction.
           ----- -- ------------

           (a)   Governing Law.  The construction and operation of the Plan are
                 --------- ---
     governed by the laws of the State of Oklahoma.

           (b)   Undefined Terms.  Unless the context requires another meaning,
                 --------- -----
     any term not specifically defined in the Plan has the meaning given to it by the Code.

           (c)   Headings.  All headings in the Plan are for reference only and
                 --------
     are not to be utilized in construing the Plan.

           (d)   Gender.  Unless clearly appropriate, all nouns of either gender
                 ------
     refer indifferently to persons of either gender.

           (e)   Singular and Plural.  Unless clearly inappropriate, singular
                 -------- --- ------
     terms refer also to the plural and vice versa.
                                        ---- -----

           (f)   Severability.  If any provision of the Plan is determined to be
                 ------------
     illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.   Stock Subject to the Plan.
     ----- ------- -- --- ----


Four Hundred Fifty-One Thousand Seven Hundred and Thirty-Six (451,736) shares of HSOG's Common Stock (or such greater or lesser number of shares that equals ten percent (10%) of the issued and outstanding shares of Common Stock after giving effect to the Stock Split and the merger of The Home-Stake Royalty Corporation with the Company) have been reserved for issuance under this Plan. Such shares of Common Stock may be newly issued shares or shares from the Company's Treasury. Such number of shares available under this Plan shall be increased automatically without further action by the Board of Directors or shareholders of the Company to that number which, when added to the number of shares subject to Options granted under this Plan and any other stock plan(s) of the Company equals ten percent (10%) of the issued and outstanding shares of Common Stock at such time(s) after the effective date of the Stock Split as the Company issues additional shares of Common Stock (excluding for purposes of determining the number of shares available under this Plan and the time(s) of such automatic increases all shares of Common Stock issued pursuant to this Plan and any other stock plan(s) of the Company and all shares of Common Stock in the Company's Treasury). Options may be: (a) Incentive Stock Options, (b) other forms of statutory stock options, or (c) nonstatutory (non-qualified) options.

4.   Administration.
     --------------

     The Plan shall be administered by the Board. In addition to any other powers set forth in the Plan, the Board has the exclusive authority:

        (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

        (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

        (c) subject to the express provisions of the Plan, to determine the individuals who will receive Awards of Options and/or Restricted Stock, the times when they will receive them, the number of shares to be subject to each Award and the Option Price, payment terms, payment method, and expiration date applicable to each Award;

        (d) to contest on behalf of HSOG or Participants, at the expense of HSOG, any ruling or decision on any matter relating to the Plan or to any Awards of Options and/or Restricted Stock;

        (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards of Options and/or Restricted Stock as it may deem necessary or advisable;

        (f) to determine the form in which tax withholding under Section 14 of the Plan will be made; and

        (g) to amend the Plan or any Option or Restricted Stock granted or awarded hereunder as may be necessary in order for any business combination involving HSOG to qualify for pooling-of-interest treatment under APB No. 16.

5.   Eligible Participants.
     -------- ------------

     Subject to the provisions of the Plan, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are Officers, Directors, key employees and consultants of HSOG or any Subsidiary who shall be in a position, in the opinion of the Board, to make contributions to the growth, management, protection, and success of HSOG and its Subsidiaries.
Of those persons described in the preceding sentence, the Board may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Board may give consideration to the functions and responsibilities of the person, to the person's contributions to HSOG and its Subsidiaries, the value of the individual's service to HSOG and its Subsidiaries and such other factors deemed relevant by the Board. In the event and to the extent authorized by the United States Departments of Treasury and Labor, The Home-Stake Companies 401(k) Plan account of an employee of HSOG or a Subsidiary may also be a Participant, the Board may grant Options to such account and, to the extent such account is a Participant, the Options in such an account shall be subject to all of the terms and provisions of the Plan as if the Options had been granted to the individual for whom the account is maintained.

6.   Terms and Conditions of Options.
     ----- --- ---------- -- -------

     The Board may, in its discretion, grant Options to any Participant under the Plan. Each Option shall be evidenced by a written agreement between HSOG and the Participant. Unless the Board at the time of grant specifically designates Options granted under the Plan as Incentive Stock Options, all Options granted under the Plan shall be non-statutory options. Each Option agreement, in such form as is approved by the Board, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan as the Board may deem appropriate:

        (a) Option Period.  Each Option granted under the Plan shall be for such
            ------ ------
     period as is established by the Board, except that each ISO shall expire no later than ten years after the Option Date. Where Options are exercisable in installments, the right to purchase any shares shall be cumulative, so that when the right to purchase any shares has matured, such shares may be purchased thereafter until the expiration of the Option. The Board shall have the power to accelerate the exercisability of installments for any Option granted under the Plan.

        (b) Option Price.  At the time when the Option is granted, the Board
            ------ -----
     will fix the Option Price; provided, however, that except as provided herein at Section 6(c)(i), the Option Price shall be no less than the Fair Market Value on the Option Date.

        (c) Other Option Provisions.  The form of Option authorized by the Plan
            ------ ------ ---------
     may contain such other provisions as the Board may from time to time determine, including:

            (i) "Discounted Options" which may be granted to any Participant. A "Discounted Option" is an Option having an Option Price per share
            (i) less than the Fair Market Value at the Option Date provided such Option Price shall not be less than 50% of the Fair Market Value at the Option Date, or (ii) in the case of Directors, equal to the Fair Market Value at the Option Date, less the amount of salary or Director's fees elected (at least six months before the commencement of the calendar or fiscal year with respect to which such fees will be earned) by a Director to be received in the form of Options (the "deferred amount") divided by the number of shares subject to the Option. Discounted Options shall not be forfeitable under any provision of the Plan and shall be exercisable until the third anniversary of the Participant's Termination of Employment;

            (ii) "Reload Options" which may be granted only to Directors and employees of HSOG or a Subsidiary. A "Reload Option" is an Option automatically granted to a Participant pursuant to the terms of an Award Agreement upon the delivery (actual, constructive or by attestation) of shares of Common Stock to pay any required withholding tax in respect of the exercise of an Option (the "delivered shares"). Such Reload Option entitles the Participant to purchase (at an option price equal to the Fair Market Value at the time of such delivery) a number of shares of Common Stock equal to the number of delivered shares. Reload Options shall be subject to all of the terms of the Plan and the Award Agreement in respect to which they are granted, including the Option Period for the Option exercised by delivery of the delivered shares, and shall not be exercisable before the earlier of one year after their grant or the day before the expiration of such Option Period. In the discretion of the Board, Reload Options granted on the exercise of ISO's may be ISO's or non-qualified options.

            (d) Incentive Stock Options. ISO's may only be granted to employees
                --------- ----- -------
     of HSOG or of a Subsidiary. No more than Four Hundred Fifty-One Thousand Seven Hundred and Thirty-Six (451,736) shares of HSOG's Common Stock (as adjusted to reflect the Stock Split) may be issued upon the exercise of ISO's granted under this Plan and no ISO may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of HSOG. The aggregate Fair Market Value (determined as of the Option Date of the ISO) of the Common Stock with respect to which ISO's are first exercisable by a Company or Subsidiary employee during any calendar year under all Option plans of HSOG shall not exceed $100,000. An ISO granted to an employee who, at the time the ISO is granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of HSOG or a Subsidiary thereof shall have an exercise price equal to not less than 110 percent (110%) of the Fair Market Value on the Option Date. Notwithstanding any other provision of this Plan, an ISO shall not be transferable or assignable otherwise than by will or the laws of descent and distribution. Any Participant who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the Option Date of the Option under which the shares were acquired or (ii) within one year after the acquisition of such shares shall notify HSOG of such disposition and of the amount realized. Failure by a Participant to so notify HSOG of such a disposition of shares shall entitle HSOG to treat the shares of Common Stock issued to such Participant as void ab initio or to recover from the Participant the greater of the value of the shares disposed of as of the date of disposition or the value of the shares disposed of as of the date HSOG learns of such disposition from either (ii) any amounts due to such Participant from HSOG or a Subsidiary, or (ii) otherwise. HSOG may, at its discretion, place a legend noting the possible consequences of a Participant's failure to provide such disposition notice on shares of Common Stock delivered upon the exercise of an ISO.

          (e) No person shall have any rights of a shareholder with respect to any shares to be delivered upon the exercise of an Option until such time as such Option is validly exercised.

7.   Terms and Conditions of Restricted Stock Awards.
     -----------------------------------------------

     The Board, in its discretion, may grant Restricted Stock to any Participant under the Plan, the purchase price of which shall be established by the Board, which purchase price may be financed by HSOG on terms established by the Board. Each grant of Restricted Stock shall be evidenced by an Award Agreement between HSOG and the Participant. All shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate:

          (a)    Restrictions on Transfer.  Shares of Restricted Stock awarded
                 ------------------------
     to Participants shall contain such restrictions on transfer as the Board may determine in its sole discretion. Except as permitted under Section 12 of the Plan, shares of Restricted Stock awarded to Participants may not be sold or transferred before such restrictions on transfer lapse, and may only be pledged to HSOG or any Subsidiary to satisfy any obligations that the Participant may have to HSOG or the Subsidiary with respect to the acquisition of such shares of Restricted Stock. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, the certificates for any shares of Restricted Stock the restrictions on which have lapsed will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Board for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the 30-day period after such restrictions shall lapse.

          (b)    Certificates Deposited With Company.  Each certificate issued
                 -----------------------------------
     in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with HSOG. Each such certificate shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in The Home-Stake Oil & Gas Company 1997 Incentive Stock Plan and an agreement entered into between the registered owner and The Home-Stake Oil & Gas Company. Copies of such Plan and agreement are on file at the principal office of The Home-Stake Oil & Gas Company."

          (c)    Shareholder Rights.  Subject to the foregoing restrictions,
                 ------------------
     each Participant shall have all the rights of a shareholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

          (d)    Dividends.  On each Common Stock dividend payment date, each
                 ---------
     Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

8.   Manner of Exercise of Options; Deferral of Receipt of Shares.
     ------------------------------------------------------------

          (a) To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) or his assignee (as contemplated at Section 12 hereof) must give written notice to the Administrator, stating the number of shares with respect to which he intends to exercise the Option. HSOG will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock held by the Participant, his executor, administrator, or assignee, and having an aggregate Fair Market Value, as determined as of the close of business on the day on which such Option is exercised, equal to the Option Price, (iii) if permitted by the Board, a promissory note in the amount of the Option Price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Board may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (iv) if authorized by the Board in the Award Agreement for the Option being exercised, by delivery of irrevocable instructions to a broker to promptly deliver to HSOG the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (v) if authorized by the Board in the Award Agreement for the Option being exercised, by the withholding by HSOG, pursuant to a written election delivered by the Participant, his executor, administrator, or assignee, to the Administrator on or prior to the date of exercise, from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market Value as of the close of business on the day on which such Option is exercised equal to such Option Price, (vi) by constructive delivery ("attestation") of shares of Common Stock held by the Participant, his executor, administrator, or assignee, and having an aggregate Fair Market Value, as determined as of the close of business on the day of exercise, equal to the Option Price effected through providing HSOG with a notarized statement on or before the day of exercise attesting to the number of shares owned by the Participant, his executor, administrator, or assignee, that will serve as the Option Price payment shares, or (vii) as authorized by the Board in the Award Agreement for the Option being exercised, by a combination of such methods. The Option Price may also be paid in shares of Common Stock which were received by the Participant, his executor, administrator, or assignee, upon the exercise of one or more Options or as an award of Restricted Stock under the Plan; provided, however, that in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of said Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted were at the time of their submission plus any additional restrictions that may be imposed by the Board.

          (b) A Participant (but not his executor, administrator or assignee) may elect to defer the receipt of a portion of the shares of Common Stock (the "Deferred Shares") deliverable upon the exercise of a non-qualified Option provided such Participant (i) delivers to the Board a written election (a "Deferral Election") to defer the receipt of shares of Common Stock, in such form and with such terms as the Board determines, no later than six months before the date of exercise of an Option as to which the receipt of a portion of the shares of Common Stock is to be deferred, (ii) pays the Option Price payable upon such exercise by delivery, or by attestation, to HSOG of shares of Common Stock as provided at Section 8(a) hereof, and (iii) is employed by HSOG or a Subsidiary at the time of exercise of such Option. Only the number of shares otherwise deliverable upon exercise of a non-qualified Option in excess of the number of shares of Common Stock delivered in payment of the Option Price upon any exercise of such Option shall be Deferred Shares. Any such Deferral Election shall be revocable only upon the delivery of a superseding Deferral Election for the shares subject to a Deferral Election. Upon the exercise of an Option subject to a Deferral Election, that number of shares of Common Stock which, but for such Deferral Election, would be deliverable upon such exercise shall be issued to HSOG for the benefit of the Participant and credited to a bookkeeping account (a "Unit Account") in the name of the Participant. Each Participant's Unit Account will be credited with all non-cash property either distributed in respect of any Deferred Shares, credited to such account or into which any Deferred Shares credited to such Unit Account are converted. All cash distributed in respect of a Participant's Deferred Shares or into which a Participant's Deferred Shares are converted shall be delivered to such Participant as soon as is reasonably practical after such distribution or conversion. No Participant shall be entitled to vote the Deferred Shares and instead such shares shall be voted by the Secretary of HSOG on behalf of such Participant on all matters on which the holders of Common Stock are entitled to vote in the same manner as a majority of the shares of Common Stock are voted.

9.   Vesting.
     -------

     A Participant may not exercise an Option until it has become vested. The portion of an Option Award that is vested depends upon the vesting restrictions, if any, established by the Board for such Option at the time of its grant and the period that has elapsed since the Option Date.

10.  Change in Control.
     -----------------

     Notwithstanding the provisions of Sections 6 and 7 or anything contained in a Participant's agreement to the contrary, upon a Change in Control, all Options and/or Restricted Stock shall be subject to the following:

          (a) The restrictions and limitations applicable to any Options shall lapse, and such Options shall become free of all restrictions and become fully vested to the full extent of the original grant.

          (b) HSOG shall have the right to acquire from Participants their vested Options for which the value, as established in the Change in Control, of the Common Stock issuable upon exercise thereof is greater than the Option Price by payment of the amount by which the price per share of Common Stock, as established in the Change in Control, exceeds the Option Price; and

          (c) All Restricted Stock shall become free of all restrictions and be fully vested and transferable.

11.  Adjustments to Reflect Changes in Capital Structure.
     ---------------------------------------------------

     If there is any change in the corporate structure or shares of HSOG, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or Restricted Stock, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 11, a change in the corporate structure or shares of HSOG includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of HSOG or another corporation.

12.  Non-Transferability of Options and Restricted Stock; Limited Exception to
     -------------------------------------------------------------------------
     Transfer Restrictions.
     ---------------------

          (a) Unless otherwise expressly provided in this Section 12, by applicable law or by any Award Agreement, as the same may be amended, evidencing the grant or award of Restricted Stock or Options: Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the person to whom such Awards were granted or awarded (a "Recipient"); and amounts payable or shares issuable pursuant to Awards shall be delivered only to or for the account of a Recipient.

          (b) Except as precluded by any applicable law, the Board may permit Awards to be transferred to and exercised by and paid to certain persons or entities related to the Recipient, including, but not limited to members of the Recipient's immediate family (parents, grandparents, children, grandchildren, spouse, siblings), charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Recipient's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration other than nominal consideration.

          (c) The exercise and transfer restrictions in this Section 12 shall not apply to:

                 (i)    transfers to HSOG;

                 (ii) the designation of a beneficiary to receive benefits in the event of the Recipient's death or, if the Recipient has died, transfers to or exercise by the Recipient's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

                 (iii)  transfers pursuant to a domestic relations order;

                 (iv) if the Recipient has suffered a disability, permitted transfers or exercises on behalf of the Recipient by his or her legal representative; or

                 (v) the authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Board.

          (d)    In the event of a transfer of an Award pursuant to Subsection
     (b) or (c) of this Section 12, the Recipient will remain liable for any taxes (including withholding and social security taxes) due upon or as a consequence of the exercise of or lapse of any restrictions in respect of an Award and neither HSOG nor the Board shall have any obligation to provide notice to a transferee of any event or information that has, will or could in any way affect an Award or its exercise.

13.  Rights as Shareholder.
     ---------------------

     No person shall have any rights of a shareholder as to shares of Common Stock subject to an Award under the Plan until, after proper exercise of the Award or other action required, such shares shall have been recorded on HSOG's official shareholder records as having been issued or transferred. Upon exercise of the Award or any portion thereof, HSOG will have thirty (30) days in which to issue the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in HSOG's official shareholder records, except as provided herein or in an Agreement.

14.  Withholding Tax.
     ---------------

     Upon the exercise of an Option, or the lapse of restrictions on Restricted Stock, requiring tax withholding, the Participant will be required to pay to HSOG for remittance to the appropriate taxing authorities an amount necessary to satisfy the employee's portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option or the lapse of such restrictions. A Participant may elect to have any tax withholding obligation incurred upon the exercise of or lapse of restrictions in respect of an Award satisfied by payment of cash by the Participant, by the withholding of cash otherwise due the Participant, or, except in the case of ISO's, by the withholding of shares of Common Stock issuable upon such occurrence and having an aggregate Fair Market Value on the day prior to the day of exercise or lapse sufficient to satisfy the applicable tax withholding requirement; provided, however, that if the Participant elects to have shares of Common Stock withheld from the shares deliverable upon such exercise or lapse, a Participant's election must be delivered to the Administrator in writing on or prior to the date of exercise of the Options or lapse of restrictions with respect to Restricted Stock.

15.  Termination of Employment.
     -------------------------

     In the event of a Participant's Termination of Employment, the following rules shall apply:

           (a) Resignation in order to assume employment, approved by HSOG's Chief Executive Officer, with a governmental, charitable or educational institution, or business entity affiliated with HSOG:

           When a Participant resigns to assume employment, approved by HSOG's Chief Executive Officer, with a governmental, charitable or educational institution, or business entity in which HSOG has an equity interest, the Board may (i) authorize the continuation of Options granted or Restricted Stock awarded prior to termination as if the Participant were still employed by HSOG and (ii) permit the exercise of such Options or lapse of restrictions in respect of Restricted Stock during periods after such Termination of Employment, but not beyond the original expiration date of the Option. Such actions will not be authorized to the extent they would cause outstanding ISOs to be considered to have been modified for purposes of Section 424(h) of the Code. Unless the Board determines otherwise, termination of such approved employment, except to rejoin HSOG or accept other employment which would qualify under this paragraph (a), or divestiture by HSOG of its equity interest in such business entity, shall be treated as a termination of employment pursuant to paragraph (b), (c) or
     (d) of this Section 15.

           (b) Termination of Employment for any reason other than death, disability or resignation for approved employment pursuant to paragraph (a) above:

           Any Option or Restricted Stock shall expire forthwith; provided, however, that with the approval of the Board evidenced by a writing signed by an executive officer of HSOG other than the Participant, unvested Options may be accelerated to vest immediately, any Options exercisable at the time of such termination may be exercised up to a date after such termination that is determined by the Board, but not exceeding five years from the date of such termination and not beyond the date the Option otherwise would have expired in accordance with the Award Agreement evidencing such Option and/or the restrictions on Restricted Stock may be eliminated so that such Restricted Stock is free of such restrictions at the time of Termination of Employment and not forfeited upon such Termination of Employment.

           (c)   Death of a Participant:

           A Participant's estate or beneficiaries shall have a period up to the later of one year after the Participant's death or the expiration date specified in the Award Agreement within which to exercise the Option; provided, however, in the case of ISO's, the Participant's estate or beneficiaries may exercise an Option only until the expiration date specified in the Award Agreement. Any Option may be immediately exercised in full by the Participant's estate or beneficiaries. In the event the Participant's estate is closed with exercisable Options then unexercised, the rights under this paragraph shall pass by will or the laws of descent and distribution. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before such Participant's death.

           (d)   Disability of a Participant:

           In the event of a Participant's Disability during employment, the Participant, or his or her guardian or legal representative shall have a period up to the expiration date specified in the Award Agreement within which to exercise the Option. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before the Termination of Employment of such Participant.

16.  Cancellation of Option Grants and Restricted Stock.
     --------------------------------------------------

           (a)   After Termination of Employment.  If there is a Termination of
                 -------------------------------
     Employment with respect to a Participant for any reason other than death, and, pursuant to paragraph (a), (b) or (d) of

     Section 15, one or more Options have not yet expired or the restrictions pertaining to Restricted Stock have not lapsed, the Board, in its sole discretion, which may be delegated to the Chief Executive Officer of HSOG or to the Chairman of the Board, may cancel any such Options at any time prior to the exercise thereof or declare forfeited any such Restricted Stock before the related restrictions lapse unless the following conditions are met:

                 (i) The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of HSOG, is or becomes competitive with HSOG, or which is or becomes otherwise prejudicial to or in conflict with the interests of HSOG. The judgment of the Chief Executive Officer shall be based on the Participant's positions and responsibilities while employed by HSOG, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between HSOG and the other organization or business, the effect on HSOG's customers, suppliers and competitors of the Participant's assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as such stock or securities are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

                 (ii) The Participant shall not, without prior written authorization from HSOG, disclose to anyone outside HSOG, or use in other than HSOG's business, any confidential information or material relating to the business of HSOG, acquired by the Participant either prior to or after such Participant's Termination of Employment.

           (b)   Before Termination of Employment.  The Board, in its sole
                 --------------------------------
     discretion, which may be delegated to the Chief Executive Officer of HSOG or to the Chairman of the Board, may cancel any Options held by a person or reduce the number thereof at any time prior to the exercise thereof or declare forfeited a part or all of any shares of Restricted Stock awarded to a Participant under the following circumstances:

                 (i) The Participant's conduct either in connection with his or her employment by HSOG or otherwise is deemed inimical to the interests of HSOG.

                 (ii) The Participant's employment responsibilities with HSOG are reduced or altered and the Board determines that the Participant would not have been granted the Options or awarded the shares of Restricted Stock, or such number of Options or shares of Restricted Stock, had the Participant's employment responsibilities been at the reduced or altered level at the time of the grant or award of such Options or shares of Restricted Stock.

17.  No Right To Employment.
     ----------------------

     Participation in the Plan will not give any Participant a right to be retained as an employee of HSOG or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18.  Amendment of the Plan.
     ---------------------

     Except as provided in this Section 18, the Board of Directors may amend, modify, suspend or discontinue this Plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law. Except for any adjustments pursuant to Section 11, the Board of Directors may not (a) increase the maximum number of shares that may be issued under the Plan, except with the approval of the shareholders of HSOG, (b) decrease the exercise price with respect to any Option previously granted, or (c) delegate the administration of this Plan to any committee.The Board may from time to time amend or revise the terms of the Plan in whole or in part and may without limitation, adopt any amendment deemed necessary.

19.  Notice.
     ------

     Any written notice to HSOG required by any of the provisions of the Plan shall be addressed to the Administrator, if so required under the Plan, and otherwise to the Chairman of the Board or to the Chief Executive Officer of HSOG, and shall become effective when it is received by the office of such Administrator, Chairman or the Chief Executive Officer.

20.  Company Benefit and Compensation Plans.
     --------------------------------------

     Nothing contained in the Plan shall prevent any Participant prior to death, or the Participant's dependents or beneficiaries after the Participant's death, from receiving, in addition to any Options or Restricted Stock provided for under the Plan, any salary, incentive or performance plan Awards, payments under a Company retirement plan or other benefits that may be otherwise payable or distributable to such Participant, or to the Participant's dependents or beneficiaries under any other plan or policy of HSOG or otherwise. To the extent permitted by law, grants of Options or awards of Restricted Stock under the Plan may be made in combination with, or as alternatives to, grants, awards or payments under other Company plans.

21.  Representations and Warranties.
     ------------------------------

     No person shall at any time have a right to be selected as a Participant in the Plan, nor having been selected as a Participant for one Award to be selected as a Participant for any other Award, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto. A Participant shall have no rights to or interest in any Option or Restricted Stock except as set forth herein.

22.  Unfunded Plan.
     -------------

     Insofar as it provides for grants of Options and awards of Restricted Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are or may become entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. HSOG shall not be required to segregate any assets that may at any time be represented by Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall HSOG nor the Board be deemed to be a trustee of any Common Stock issuable or deliverable under the Plan. Any liability of HSOG to a Participant with respect to a grant of Options or award of Restricted Stock under the Plan shall be based solely upon any contractual obligations that may be created by the Plan or an Award Agreement; no such obligation of HSOG shall be deemed to be secured by any pledge or other encumbrance on any property of HSOG. Neither HSOG nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

23.  Shareholder Approval.
     --------------------

     Continuance of the Plan, and the validity of any Options granted or Restricted Stock awarded under the Plan, shall be subject to approval by the shareholders of HSOG of the Plan within 12 months after the date the Plan is adopted by the Board.

24.  Conditions Upon Issuance of Shares.
     ----------------------------------

     An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and restrictions on Restricted Stock awarded shall not lapse until such time as the Plan has been approved by the shareholders of HSOG and unless the Award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for HSOG with respect to such compliance. As a condition to the exercise of an Option, HSOG may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for HSOG, such a representation is required by any of the aforementioned relevant provisions of law.

25.  Effective Date and Termination of Plan.
     --------------------------------------

     25.1  Effective Date.  The Plan is effective as of the of the date of its
           --------------
adoption by the Board of Directors, subject to its approval by the shareholders of HSOG, pursuant to Section 23.

     25.2  Termination of the Plan.  The Board may terminate the Plan at any
           -----------------------
time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options or Restricted Stock awarded before termination.


                                   * * * * *


     The undersigned, being the duly elected Secretary of The Home-Stake Oil & Gas Company, does hereby certify that the foregoing The Home-Stake Oil & Gas Company 1997 Incentive Stock Plan was approved by the Board of Directors as of
August 14, 1997 and by the shareholders of HSOG on                    , 1997.
                                                   -------------------



                                         ---------------------------------------
                                                          Secretary

                                                                      APPENDIX G

(S) 1.159.  Procedure by dissenting shareholder

     In case any shareholder of any domestic corporation lawfully elects to exercise his right to dissent, the following procedure shall be followed:

     (1) Such shareholder shall, at the meeting at which such proposed corporate action is to be voted upon or at any time prior to such meeting, submit to the president or secretary of the corporation, or to the officer in charge of the registered office, a written objection to such corporate action setting out that his right to dissent shall be exercised if such action be approved by the shareholders' vote and giving his address to which notice thereof shall be delivered or mailed in the event of such approval;

     (2) If such corporate action be approved by such vote, such shareholder shall, within twenty (20) days from the receipt of notice of such approval, present or mail to the president or secretary, or to the officer in charge of the registered office, a written demand that the corporation pay him the fair value of his shares. Such demand shall state the number and class of shares upon which he is demanding payment, and the estimated fair value of such shares, and shall contain a request that, in case the corporation shall not consent to pay such estimated fair value, the corporation shall give notice of the amount it claims to be the fair value thereof. The fair value of such shares shall be the market value thereof as of the day before the vote was taken authorizing such corporate action, excluding any appreciation or depreciation in consequence of such proposed action. If such shares be listed upon a recognized stock exchange and any of such shares shall have been sold upon such exchange upon the day aforesaid, the fair value thereof shall be presumed to be the highest price at which such shares were thus sold upon such day in the absence of any evidence of fraud or collusion;

     (3) Such shareholder shall, within such twenty-day period, submit to the corporation or to one of the aforementioned officers thereof his certificate or certificates of shares upon which he is demanding payment;

     (4) Such certificates of shares shall be stamped or endorsed with a statement or legend that such shares are dissenting shares, and a record thereof shall be made upon the share ledgers of the corporation. Upon all subsequent transfers of such shares upon the books of the corporation, prior to the time the price equal to such fair value has been paid to such dissenting shareholders, the new certificates issued representing such shares shall bear a like statement or legend together with the name and address of the original dissenting holder thereof. Such stamp or endorsement shall not in any way constitute a waiver by the corporation of any right arising from the failure of such shareholder to comply with the terms of this act;

     (5) The corporation shall, within ten (10) days after receipt of the demand provided for in paragraph (2) hereof, given written notice to such dissenting shareholder at the address specified for such notice in such demand, or, in the absence of such address in such demand, such notice shall be given to such shareholder personally or mailed to the address at which notice of shareholder's meetings are required to be mailed. Such notice shall either set out that the corporation accepts the amount claimed in such demand and agrees to pay such amount within fifteen (15) days upon the surrender of the share certificates duly endorsed or contain an estimate by the corporation of the fair value of such shares together with an offer to pay the amount of such estimate within fifteen (15) days from the receipt of notice from such shareholder that he agrees to accept such amount upon the surrender of the share certificates duly endorsed;

     (6) In case such corporation thus rejects the amount claimed in such demand as the fair value of such shares and tenders its estimate and offer, such shareholder shall, within ten (10) days from the receipt of such estimate and offer, give written notice to such corporation either setting out that he accepts the valuation estimated by the corporation or stating that he rejects such estimate and offer. If such shareholder rejects such estimate and offer and the fair value of such shares be not agreed upon in writing within fifteen (15) days from the giving or mailing of such notice of rejection, either party may proceed in a civil action to have such fair value determined;

     (7) If the fair value be established by agreement between the parties, such amount agreed upon in writing shall be paid by such corporation within fifteen (15) days after such agreement, and in case of default in payment thereof an action may be brought for the full amount agreed upon with interest from the end of such fifteen-day period in the same manner as an action brought upon any contract and the period of limitations shall be the same as in the case of an action upon a written contract; provided, however, that the statutes of limitations shall be tolled during the time such payment is suspended by the provisions of Sections 145 and 161g of this act;

     (8) If such shareholder fails to substantially carry out the procedure prescribed by this section, he shall, as of the date of such default, be deemed to have waived his right to dissent to such corporate action, and if such corporation fail to substantially comply with such procedure, it shall be deemed to have rejected the offer by the shareholder who may then proceed with a civil action as herein provided.

     (9) Any agreement between such corporation and dissenting shareholders fixing the fair value of shares upon which payment is being demanded shall be filed with the secretary of the corporation.

(S) 1.160.  Action to fix value of dissenting shares

     a. Any dissenting shareholder of a domestic corporation or any such corporation in whose behalf a cause of action to have the fair value of dissenting shares determined has accrued may, within thirty (30) days after the accrual thereof but not thereafter, file a petition in the district court of the county in which the registered office of such corporation is located to have the fair value of such dissenting shares determined. If such petition be not filed within such period, then such shareholder shall be deemed to have waived his right to dissent.

     b. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated. Dissenting shareholders may intervene in any pending action for the appraisal of any dissenting shares.

     c. On the trial of the action, the court shall determine whether the dissenting shareholder is entitled to relief, and, if the court shall so find, the court shall determine the fair value of said shares.

     d. Any such judgment shall be payable only after the endorsement and delivery to the corporation of the certificates of the shares described in the judgment, or, in the event such certificates have been lost or destroyed, upon delivery of a bond as provided in Section 105 of this act.

     e. Any party shall have the right of appeal from such judgment, and the costs of such action shall be assessed or apportioned as the court may consider equitable

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20 -- Indemnification of Directors and Officers

The HSOG Bylaws provide that the registrant shall indemnify its officers and directors as permitted by the Oklahoma General Corporation Act. Pursuant to
Section 1031 of the Oklahoma General Corporation Act, the registrant generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers.

The preceding discussion of the registrant's bylaws and Section 1031 of the Oklahoma General Corporation Act is not intended to be exhaustive and is qualified in its entirety by the HSOG Bylaws and Section 1031 of the Oklahoma General Corporation Act.


Item 21 -- Exhibits and Financial Statement Schedules

(a) The following exhibits are included as a part of this Registration
    Statement:

  *2.1  Agreement of Merger, dated as of August 14, 1997, between The
        Home-Stake Oil & Gas Company ("HSOG") and The Home-Stake Royalty Corporation ("HSRC") (attached as Appendix A to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

   3.1 Restated Certificate of Incorporation of HSOG (incorporated by reference to Exhibit 3.1 to HSOG's Registration Statement on Form 10, Commission File No. 0-19766 (the "Form 10 Registration Statement").

   3.2 Amended Certificate of Incorporation of HSOG dated May 14, 1992 (incorporated by reference to Exhibit 3.2 to HSOG's Annual Report on Form 10-KSB for the year ended December 31, 1992).

   3.3 Amended Certificate of Incorporation of HSOG dated June 27, 1994 (incorporated by reference to Exhibit 3.3 to HSOG's Registration Statement on Form S-4, Registration No. 33-91244).

   3.4 Bylaws of HSOG, as amended through May 2, 1994 (incorporated by reference to Exhibit 3.3 to HSOG's Annual Report on Form 10-KSB for the year ended December 31, 1994).

   4.1 Rights Agreement and Indenture dated as of May 29, 1991, between the Company and The Fourth National Bank of Tulsa (incorporated by reference to Exhibit 4.1 to the Form 10 Registration Statement).

   4.2 First Amendment to Rights Agreement of The Home-Stake Oil & Gas Company dated April 15, 1992 (incorporated by reference to Exhibit 4.2 to HSOG's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992).

   4.3 Second Amendment to Rights Agreement of The Home-Stake Oil & Gas Company dated February 10, 1995 (incorporated by reference to Exhibit
        4.3 to HSOG's Annual Report on Form 10-KSB for the year ended December 31, 1994).

 **5.1 Opinion of Conner & Winters, A Professional Corporation, as to the legality of the securities to be registered.

 **8.1 Opinion of Conner & Winters, A Professional Corporation, as to federal income tax consequences.

  10.1 The Home-Stake Companies Key Employee Incentive Bonus Plan (incorporated by reference to Exhibit 10.2 to the Form 10 Registration Statement).

  10.2 Employment Agreement by and among Robert C. Simpson, the Company and The Home-Stake Royalty Corporation (incorporated by reference to
        Exhibit 10.4 to the Form 10 Registration Statement).

  10.3 Amendment to Employment Agreement by and among Robert C. Simpson, The Home-Stake Royalty Corporation and the Company dated February 8, 1993 (incorporated by reference to Exhibit 10.6 to HSOG's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992).

  10.4 Form of Indemnity Agreement between The Home-Stake Oil & Gas Company and each director dated May 14, 1996 (incorporated by reference to Exhibit 10.1 to HSOG's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996).

  10.5 Third Amended and Restated Loan Agreement dated March 29, 1995 between the Company and Bank IV Oklahoma, N.A. (incorporated by reference to
        Exhibit 10.9 to HSOG's Annual Report on Form 10-KSB for the year ended December 31, 1994).

  10.6 First Amendment and modification to Loan Agreement, dated May 1, 1996, to the Third Amended and Restated Loan Agreement dated March 29, 1995, between HSOG and Bank IV Oklahoma, N.A. (incorporated by reference to
        Exhibit 10.2 to HSOG's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996).

  10.7 Second Amendment and Modification Agreement to Loan Agreement, dated May 1, 1997, to the Third Amended and Restated Loan Agreement between HSOG and Boatmen's National Bank of Oklahoma (formerly known as Bank IV Oklahoma, N.A.) (incorporated by reference to Exhibit 10.1 to HSOG's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997).

  10.8 The Home-Stake Oil & Gas Company Change in Control Severance Pay Plan (incorporated by reference to Exhibit 10.8 to HSOG's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

 *23.1  Consent of Ernst & Young LLP.

**23.2 Consent of Conner & Winters, A Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

**23.3 Consent of Conner & Winters, A Professional Corporation (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

 *23.4  Consent of Principal Financial Securities, Inc.

 *23.5  Consent of Harry V. Tucei.

 *23.6  Consent of Lee Keeling and Associates, Inc.

 *24.1 The power of attorney of officers and directors of HSOG is set forth on the signature page of this Registration Statement.

 *99.1 Opinion of Principal Financial Securities, Inc. as to the fairness of the consideration to be paid in the Merger (attached as Appendix B to the Joint Proxy Statement and Prospectus forming a part of this Registration Statement).

 *99.2  Form of proxy card of The Home-Stake Oil & Gas Company.

 *99.3  Form of proxy card of The Home-Stake Royalty Corporation.

__________________

   *  Filed herewith.
  **  To be filed by amendment.

Item 22 -- Undertakings

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 20 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to such request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tulsa, Oklahoma, on August 19, 1997.

                                      THE HOME-STAKE OIL & GAS COMPANY


                                    By:   /s/ Robert C. Simpson
                                        ----------------------------------------
                                         Robert C. Simpson
                                         Chairman of the Board, Chief Executive
                                          Officer and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert C. Simpson and Chris K. Corcoran, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                         TITLE                      DATE

  /s/ Robert C. Simpson      Chairman of the Board, Chief        August 19, 1997
---------------------------  Executive Officer, President and
Robert C. Simpson            Director (principal executive
                             officer)

  /s/ Chris K. Corcoran      Executive Vice President, Chief     August 19, 1997
---------------------------  Financial Officer, Secretary and
Chris K. Corcoran            Director (principal financial
                             officer and principal accounting
                             officer)

  /s/ L.W. Allegood          Director                            August 19, 1997
---------------------------
L.W. Allegood


  /s/ Larry F. Grindstaff    Director                            August 19, 1997
---------------------------
Larry F. Grindstaff


  /s/ Ronald O. Gutman       Director                            August 19, 1997
---------------------------
Ronald O. Gutman


  /s/ Joseph J. McCain, Jr.  Director                            August 19, 1997
---------------------------
Joseph J. McCain, Jr.


  /s/ I. Wistar Morris, III  Director                            August 19, 1997
---------------------------
I. Wistar Morris, III